Exhibit 10.23
REVOLVING CREDIT AGREEMENT DATED AS OF DECEMBER 18,
2006 AMONG ATLAS ENERGY OPERATING COMPANY, LLC, AS
BORROWER; AER PIPELINE CONSTRUCTION, INC., AIC, LLC,
ATLAS AMERICA, LLC, ATLAS ENERGY OHIO, LLC, ATLAS ENERGY
RESOURCES, LLC, ATLAS NOBLE, LLC, ATLAS RESOURCES, LLC,
REI-NY, LLC, RESOURCE ENERGY, LLC, RESOURCE WELL
SERVICES, LLC, AND VIKING RESOURCES LLC AS GUARANTORS;
WACHOVIA BANK, NATIONAL ASSOCIATION AS ADMINISTRATIVE
AGENT AND ISSUING BANK; BANK OF AMERICA, N.A. AND
COMPASS BANK AS CO-SYNDICATION AGENTS; BANK OF
OKLAHOMA, N.A., U.S. BANK, NATIONAL ASSOCIATION AND BNP
PARIBAS AS CO-DOCUMENTATION AGENTS AND THE LENDERS
SIGNATORY HERETO $250,000,000 SENIOR SECURED REVOLVING
CREDIT FACILITY WACHOVIA CAPITAL MARKETS, LLC AS LEAD
ARRANGER

EXECUTION COPY
REVOLVING CREDIT AGREEMENT
Dated as of December 18, 2006
Among
ATLAS ENERGY OPERATING COMPANY, LLC,
as Borrower
AER PIPELINE CONSTRUCTION, INC.
AIC, LLC,
ATLAS AMERICA, LLC,
ATLAS ENERGY OHIO, LLC,
ATLAS ENERGY RESOURCES, LLC,
ATLAS NOBLE, LLC,
ATLAS RESOURCES, LLC,
REI-NY, LLC,
RESOURCE ENERGY, LLC,
RESOURCE WELL SERVICES, LLC,
and
VIKING RESOURCES LLC
as Guarantors
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Administrative Agent and Issuing Bank
BANK OF AMERICA, N.A.
and
COMPASS BANK
as Co-Syndication Agents
BANK OF OKLAHOMA, N.A.,
U.S. BANK, NATIONAL ASSOCIATION
and
BNP PARIBAS
as Co-Documentation Agents
and
THE LENDERS SIGNATORY HERETO
$250,000,000 Senior Secured Revolving Credit Facility
WACHOVIA CAPITAL MARKETS, LLC
as Lead Arranger

 i

EXHIBITS

Exhibit A	Form of Note
Exhibit B	Form of Borrowing, Continuation and Conversion Request
Exhibit C	Form of Compliance Certificate
Exhibit D	Security Instruments
Exhibit E	Form of Assignment Agreement
Exhibit F	Form of Letter in Lieu
Exhibit G	Form of Guaranty
Exhibit H	Form of Security Agreement
Exhibit I	Form of Hedging Compliance Report
SCHEDULES

Schedule 7.03	Litigation
Schedule 7.10	Ownership Report
Schedule 7.14	Partnership Interests
Schedule 7.15	Subsidiary Interests
Schedule 7.20	Insurance
Schedule 7.21	Hedging Agreements
Schedule 7.23	Material Agreements
Schedule 7.24	Gas Imbalance Status for Obligors and Subsidiaries
Schedule 9.01	Debt

REVOLVING CREDIT AGREEMENT
THIS REVOLVING CREDIT AGREEMENT dated as of December 18, 2006, among ATLAS ENERGY OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”); AER PIPELINE CONSTRUCTION, INC., a Delaware corporation (“AER Construction”); AIC, LLC, a Delaware limited liability company (“AIC”); ATLAS AMERICA, LLC, a Pennsylvania limited liability company (“Atlas PA”); ATLAS ENERGY RESOURCES, LLC, a Delaware limited liability company (“AER”); ATLAS ENERGY OHIO, LLC, an Ohio limited liability company (“Atlas Ohio”); ATLAS NOBLE, LLC, a Delaware limited liability company (“Atlas Noble”); ATLAS RESOURCES, LLC, a Pennsylvania limited liability company (“Atlas Resources”); REI-NY, LLC, a Delaware limited liability company (“REI”); RESOURCE ENERGY, LLC, a Delaware limited liability company (“Resource Energy”); RESOURCE WELL SERVICES, LLC, a Delaware limited liability company (“RWS”); and VIKING RESOURCES LLC, a Pennsylvania limited liability company (“Viking”) (AER Construction, AIC, Atlas PA, AER, Atlas Ohio, Atlas Noble, Atlas Resources, REI, Resource Energy, RWS, and Viking collectively, the “Guarantors”; the Borrower and the Guarantors collectively, the “Obligors”); each of the lenders that is a signatory hereto or which becomes a signatory hereto as provided in Section 12.06 (individually, together with its successors and assigns, a “Lender” and, collectively, the “Lenders”); WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity the “Administrative Agent”), BANK OF AMERICA, N.A., AND COMPASS BANK, as co-syndication agents, BANK OF OKLAHOMA, N.A., U.S. BANK, NATIONAL ASSOCIATION, and BNP PARIBAS, as co-documentation agents, and WACHOVIA BANK, NATIONAL ASSOCIATION, as issuing bank (in such capacity, together with its successors in such capacity, the “Issuing Bank”).
The Borrower has requested that the Lenders provide a revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the premises, the mutual covenants and agreements herein contained and of the loans, extensions of credit and commitments hereinafter referred to, the parties hereto agree as follows:
ARTICLE I
Definitions and Accounting Matters
Section 1.01 Terms Defined Above. As used in this Agreement, the terms “Administrative Agent,” “AER,” “AER Construction,” “AIC,” “Atlas Noble,” “Atlas Ohio,” “Atlas PA,” “Atlas Resources,” “Borrower,” “Guarantors,” “Issuing Bank,” “Lender,” “Lenders,” “Obligors,” “REI,” “Resource Energy,” “RWS,” and “Viking” shall have the meanings indicated above.
Section 1.02 Certain Defined Terms. As used herein, the following terms shall have the following meanings (all terms defined in this Article I or in other provisions of this Agreement in the singular to have equivalent meanings when used in the plural and vice versa):
AAI means Atlas America, Inc., a Delaware corporation
AAI Credit Agreement means the Amended and Restated Credit Agreement dated as of April 27, 2006, among AAI, as borrower, the lenders party thereto, and Wachovia Bank, National Association, as administrative agent, as amended prior to the date hereof.
Additional Costs shall have the meaning assigned such term in Section 5.01(a).

Adjusted LIBOR shall mean, with respect to any LIBOR Loan, a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by the Administrative Agent to be equal to the quotient of (i) LIBOR for such Loan for the Interest Period for such Loan divided by (ii) 1 minus the Reserve Requirement for such Loan for such Interest Period.
AEM shall mean Atlas Energy Management, Inc., a Delaware corporation.
Affected Loans shall have the meaning assigned such term in Section 5.04.
Affiliate of any Person shall mean (i) any Person directly or indirectly controlled by, controlling or under common control with such first Person, (ii) any director or officer of such first Person or of any Person referred to in clause (i) above and (iii) if any Person in clause (i) above is an individual, any member of the immediate family (including parents, spouse and children) of such individual and any trust whose principal beneficiary is such individual or one or more members of such immediate family and any Person who is controlled by any such member or trust. For purposes of this definition, any Person which owns directly or indirectly 10% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 10% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to “control” (including, with its correlative meanings, “controlled by” and “under common control with”) such corporation or other Person.
Agreement shall mean this Credit Agreement, as the same may from time to time be further amended or supplemented.
Aggregate Maximum Revolving Credit Amounts at any time shall equal the sum of the Maximum Revolving Credit Amounts of the Lenders (initially, $250,000,000), as the same may be reduced pursuant to Section 2.03(d).
Aggregate Revolving Credit Commitments at any time shall equal the amount calculated in accordance with Section 2.03.
Aggregate Revolving Credit Commitments Utilization shall mean at any time, an amount equal to the quotient of (i) the aggregate principal amount of Loans outstanding plus LC Exposure, divided by (ii) the Aggregate Revolving Credit Commitments.
Applicable Commitment Fee Rate shall mean the per annum percentage set forth at the appropriate intersection in the table shown below, based on the Aggregate Revolving Credit Commitments Utilization as in effect from time to time:

Applicable
Commitment
Aggregate Revolving Credit Commitments Utilization	Fee Rate
Less than or equal to 25%	0.25%
Greater than 25%	0.375%
Each change in the Applicable Commitment Fee Rate resulting from a change in the Aggregate Revolving Credit Commitments Utilization shall take effect on the day such change in the Aggregate Revolving Credit Commitments Utilization occurs.

Applicable Lending Office shall mean, for each Lender and for each Type of Loan, the lending office of such Lender (or an Affiliate of such Lender) designated for such Type of Loan on the signature pages hereof or such other offices of such Lender (or of an Affiliate of such Lender) as such Lender may from time to time specify to the Administrative Agent and the Borrower as the office by which its Loans of such Type are to be made and maintained.
Applicable Margin shall mean the applicable per annum percentage set forth at the appropriate intersection in the table shown below, based on the Borrowing Base Utilization as in effect from time to time:

	Applicable Margin
		Base Rate
Borrowing Base Utilization	LIBOR Loans	Loans
Less than or equal to 25%	1.00%	0.00%
Greater than 25%,
but less than or equal to 50%	1.25%	0.25%
Greater than 50%,
but less than or equal to 75%	1.50%	0.50%
Greater than 75%	1.75%	0.75%
Each change in the Applicable Margin resulting from a change in the Borrowing Base Utilization shall take effect on the day such change in the Borrowing Base Utilization occurs.
Assignment shall have the meaning assigned such term in Section 12.06(b).
Atlas America E&P Operations shall have the meaning assigned such term in the Registration Statement.
Base Rate shall mean, with respect to any Base Rate Loan, for any day, a rate per annum equal to the higher of (i) the Federal Funds Rate for any such day plus 1 / 2 of 1% or (ii) the Prime Rate for such day. Each change in any interest rate provided for herein based upon the Base Rate resulting from a change in the Base Rate shall take effect at the time of such change in the Base Rate.
Base Rate Loans shall mean Loans that bear interest at rates based upon the Base Rate.
Borrowing Base shall mean at any time an amount equal to the amount determined in accordance with Section 2.08.
Borrowing Base Deficiency shall mean, and occur at any time when, the amount by which the aggregate outstanding principal amount of the Loans plus the LC Exposure exceeds the Borrowing Base, whether as the result of a redetermination, a scheduled reduction, or otherwise.
Borrowing Base Period shall mean (i) the period from the Closing Date until March 14, 2007, and (ii) each six-month period commencing March 15 and September 15 thereafter.
Borrowing Base Utilization shall mean at any time, an amount equal to the quotient of (i) the aggregate principal amount of Loans outstanding plus LC Exposure, divided by (ii) the Borrowing Base.

Business Day shall mean any day other than a day on which commercial banks are authorized or required to close in Texas or North Carolina and, where such term is used in the definition of "Quarterly Date” or if such day relates to a borrowing or continuation of, a payment or prepayment of principal of or interest on, or a conversion of or into, or the Interest Period for, a LIBOR Loan or a notice by the Borrower with respect to any such borrowing or continuation, payment, prepayment, conversion or Interest Period, any day which is also a day on which dealings in Dollar deposits are carried out in the London interbank market.
Change of Control means the occurrence of any of the following events: (a) after the Closing Date, any Person or two or more Persons acting as a group shall acquire beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act, and including holding proxies to vote for the election of directors other than proxies held by AER’s management or their designees to be voted in favor of persons nominated by AER’s Board of Directors) of 35% or more of the outstanding voting units of AER, measured by voting power (including both common units and any preferred units entitling the holders thereof to vote with the holders of common units in elections for directors of AER), (b) the Borrower shall fail beneficially to own, directly or indirectly, 85% of the outstanding shares of voting capital stock of any Wholly Owned Subsidiary now or hereafter existing that is a Guarantor, (c) AER shall fail beneficially to own, directly or indirectly, 100% of the membership interests of Borrower, or (d) AAI and/or one or more of its directly or indirectly wholly-owned subsidiaries ceases to own at least 51% of the equity of AEM.
Closing Date shall mean the date upon which the conditions precedent for initial funding set forth in Section 6.01 are satisfied.
Code shall mean the Internal Revenue Code of 1986, as amended from time to time and any successor statute.
Commitment shall mean for any Lender, its Revolving Credit Commitment.
Consolidated Interest Coverage Ratio shall mean the ratio of (i) EBITDA for such Person and its Consolidated Subsidiaries on a consolidated basis for the fiscal quarter ending on such date to (ii) cash interest payments made for such Person and its Consolidated Subsidiaries on a consolidated basis for such fiscal quarter.
Consolidated Net Income shall mean with respect to such Person and its Consolidated Subsidiaries, for any period, the aggregate of the net income (or loss) of such Person and its Consolidated Subsidiaries after allowances for taxes for such period, determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net income (to the extent otherwise included therein) the following: (i) the net income of any other entity in which such Person or any Consolidated Subsidiary has an interest (which interest does not cause the net income of such other entity to be consolidated with the net income of such Person and its Consolidated Subsidiaries in accordance with GAAP), except to the extent of the amount of dividends or distributions actually paid in such period by such other entity to such Person or to a Consolidated Subsidiary, as the case may be; (ii) the net income (but not loss) of any Consolidated Subsidiary to the extent that the declaration or payment of dividends or similar distributions or transfers or loans by that Consolidated Subsidiary is not at the time permitted by operation of the terms of its charter or any agreement, instrument or Governmental Requirement applicable to such Consolidated Subsidiary, or is otherwise restricted or prohibited in each case determined in accordance with GAAP; (iii) the net income (or loss) of any entity acquired in a pooling-of-interests transaction for any period prior to the date of such transaction; (iv) any gains or losses attributable to discontinued operations, in an aggregate amount not to exceed $5,000,000 or to Property sales not in the ordinary course of business, and (v) the cumulative effect of a change in accounting principles and any gains or losses attributable to writeups or write downs of assets.

Consolidated Subsidiaries shall mean each Subsidiary of a Person (whether now existing or hereafter created or acquired) the financial statements of which shall be (or should have been) consolidated with the financial statements of such Person in accordance with GAAP; provided, however, that the Consolidated Subsidiaries of Borrower shall not include the Unrestricted Entities, except with respect to the financial statements delivered from time to time by Borrower pursuant to Sections 8.01 (a) and (b).
Debt shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) all obligations under operating leases which require such Person or its Affiliate to make payments over the term of such lease, including payments at termination, based on the purchase price or appraisal value of the Property subject to such lease plus a marginal interest rate, and used primarily as a financing vehicle for, or to monetize, such Property; (vi) all Debt (as described in the other clauses of this definition) and other obligations of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person; (vii) all Debt (as described in the other clauses of this definition) and other obligations of others guaranteed by such Person or in which such Person otherwise assures a creditor against loss of the debtor or obligations of others; (viii) all obligations or undertakings of such Person to maintain or cause to be maintained the financial position or covenants of others or to purchase the Debt or Property of others; (ix) obligations to deliver goods or services including Hydrocarbons in consideration of advance payments; (x) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (xi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (xii) any Debt of a Subsidiary for which such Person is liable either by agreement or because of a Governmental Requirement; (xiii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (xiv) all obligations of such Person under Hedging Agreements.
Default shall mean an Event of Default or an event which with notice or lapse of applicable grace period or both would become an Event of Default.
          Dollars and $ shall mean lawful money of the United States of America.
EBITDA shall mean, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: interest, income taxes, depreciation, depletion and amortization.
          Engineering Reports shall have the meaning assigned such term in Section 2.08.
Environmental Laws shall mean any and all Governmental Requirements pertaining to health or the environment in effect in any and all jurisdictions in which any Obligor or any Subsidiary is conducting or at any time has conducted business, or where any Property of any Obligor or any Subsidiary is located, including without limitation, the Oil Pollution Act of 1990 (“OPA”), the Clean Air Act, as amended, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980 (“CERCLA”), as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976 (“RCRA”), as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term “oil” shall have the meaning specified in OPA, the terms “hazardous substance” and “release” or “threatened release” have the meanings specified in CERCLA, and the terms “solid waste” and “disposal” or “disposed” have the meanings specified in RCRA; provided, however, that (i) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (ii) to the extent the laws of the state in which any Property of any Obligor or any Subsidiary is located establish a meaning for “oil,” “hazardous substance,” “release,” “solid waste” or “disposal” which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

ERISA shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time and any successor statute.
ERISA Affiliate shall mean each trade or business (whether or not incorporated) which together with the Borrower or any Subsidiary would be deemed to be a “single employer” within the meaning of section 4001(b)(1) of ERISA or subsections (b), (c), (m) or (o) of section 414 of the Code.
ERISA Event shall mean (i) a “Reportable Event” described in Section 4043 of ERISA and the regulations issued thereunder, (ii) the withdrawal of the Borrower, any Subsidiary or any ERISA Affiliate from a Plan during a plan year in which it was a “substantial employer” as defined in Section 4001(a)(2) of ERISA, (iii) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (iv) the institution of proceedings to terminate a Plan by the PBGC or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.
Event of Default shall have the meaning assigned such term in Section 10.01.
Excepted Liens shall mean: (i) Liens for taxes, assessments or other governmental charges or levies not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained; (ii) Liens in connection with worker’s compensation, unemployment insurance or other social security, old age pension or public liability obligations not yet due or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; (iii) operators’ Liens in favor of Persons other than Obligors, Subsidiaries and their Affiliates, vendors’, carriers’, warehousemen’s, repairmen’s, mechanics’, workmen’s, materialmen’s, construction or other like Liens arising by operation of law in the ordinary course of business or incident to the exploration, development, operation and maintenance of Oil and Gas Properties or statutory landlord’s liens, each of which is in respect of obligations that have not been outstanding more than 90 days or which are being contested in good faith by appropriate proceedings and for which adequate reserves have been maintained in accordance with GAAP; (iv) any Liens reserved in leases by lessors or farmout agreements by farmors for royalties and for compliance with the terms of the farmout agreements or leases in the case of leasehold estates, to the extent that any such Lien referred to in this clause does not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (v) encumbrances (other than to secure the payment of borrowed money or the deferred purchase price of Property or services), easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in any rights of way or other Property of any Obligor or any Subsidiary for the purpose of roads, pipelines, transmission lines, transportation lines, distribution lines for the transportation of gas, oil, or timber, and other like purposes, or for the joint or common use of real estate, rights of way, facilities and equipment, and defects, irregularities, zoning restrictions and deficiencies in title of any rights of way or other Property which in the aggregate do not materially impair the use of such rights of way or other Property for the purposes of which such rights of way and other Property are held by any Obligor or any Subsidiary or materially impair the value of such Property subject thereto; (vi) deposits of cash or securities to secure the performance of bids, trade contracts, leases, statutory obligations and other obligations of a like nature incurred in the ordinary course of business; and (vii) Liens permitted by the Security Instruments.

Federal Funds Rate shall mean, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with a member of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such- day, provided that (i) if the date for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.
Fee Letter shall mean that certain letter agreement from Wachovia Bank, National Association and Wachovia Capital Markets, LLC to the Borrower dated October 26, 2006, concerning certain fees in connection with this Agreement and any agreements or instruments executed in connection therewith, as the same may be amended or replaced from time to time.
Financial Statements shall mean: (i) from the Closing Date until financial statements and reports have been delivered pursuant to Section 8.1(a) or Section 8.1(b), as applicable, the audited balance sheet of AER at July 14, 2006, and the unaudited consolidated statements of income, stockholders’ equity and cash flow of Atlas America E&P Operations for the nine months ended September 30, 2006; or (ii) thereafter, the most-recently available financial statements and reports described in Section 8.1(a) and Section 8.1(b).
Funded Debt shall mean, for any Person the sum of the following (without duplication): (i) all obligations of such Person for borrowed money or evidenced by bonds, debentures, notes or other similar instruments (including principal, interest, fees and charges); (ii) all obligations of such Person (whether contingent or otherwise) in respect of bankers’ acceptances, letters of credit, surety or other bonds and similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of Property or services (other than for borrowed money); (iv) all obligations under leases which shall have been, or should have been, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable (whether contingent or otherwise); (v) obligations to pay for goods or services whether or not such goods or services are actually received or utilized by such Person; (vi) any capital stock of such Person in which such Person has a mandatory obligation to redeem such stock; (vii) the undischarged balance of any production payment created by such Person or for the creation of which such Person directly or indirectly received payment; and (viii) all obligations of such Person under Hedging Agreements.
GAAP shall mean generally accepted accounting principles in the United States of America in effect from time to time.
Governmental Authority shall include the country, the state, county, city and political subdivisions in which any Person or such Person’s Property is located or which exercises valid jurisdiction over any such Person or such Person’s Property, and any court, agency, department, commission, board, bureau or instrumentality of any of them including monetary authorities which exercises valid jurisdiction over any such Person or such Person’s Property. Unless otherwise specified, all references to Governmental Authority herein shall mean a Governmental Authority having jurisdiction over, where applicable, any Obligor, their Subsidiaries or any of their Property or the Administrative Agent, any Lender or any Applicable Lending Office.

Governmental Requirement shall mean any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement (whether or not having the force of law), including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.
Guarantor shall mean each of the parties named as “Guarantors” in the opening paragraph of this Agreement and each of the parties that from time to time become a party to a Guaranty Agreement pursuant to the terms of this Agreement.
Guaranty Agreement shall mean, collectively, (i) an agreement executed by a Guarantor substantially in the form of Exhibit G (or such other agreement in form and substance satisfactory to the Administrative Agent) guarantying, unconditionally, payment of the Indebtedness, together with (ii) any amendment, modification, supplement, restatement, ratification, or reaffirmation of any Guaranty Agreement made in accordance with the Loan Documents.
Hedging Agreements shall mean any commodity, interest rate or currency swap, cap, floor, collar, forward agreement or other exchange or protection agreements or any option with respect to any such transaction.
Highest Lawful Rate means, as of a particular date, the highest non-usurious rate of interest, if any, permitted from day to day by applicable law. To the extent Texas law is applicable, the Lenders hereby notify and disclose to the Borrower that, for purposes of Texas Finance Code §303.001, as it may from time to time be amended, the “applicable ceiling” shall be the “weekly ceiling” from time to time in effect as limited by Texas Finance Code §303.009; provided, however, that to the extent permitted by applicable law, the Lender reserves the right to change the “applicable ceiling” from time to time by further notice and disclosure to the Borrower.
Hydrocarbon Interests shall mean all rights, titles, interests and estates now or hereafter acquired in and to oil and gas leases, oil, gas and mineral leases, or other liquid or gaseous hydrocarbon leases, mineral fee interests, overriding royalty and royalty interests, net profit interests and production payment interests, including any reserved or residual interests of whatever nature.
Hydrocarbons shall mean oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.
Indebtedness shall mean any and all amounts owing or to be owing by the Borrower or any Obligor to the Administrative Agent, the Issuing Bank and/or the Lenders or any Affiliates of Lenders in connection with the Loan Documents, any Letter of Credit Agreements, any Hedging Agreements now or hereafter arising between the Borrower or any Obligor and the Administrative Agent, the Issuing Bank, any Lender or its Affiliate and permitted by the terms of this Agreement, and all renewals, extensions and/or rearrangements of any of the foregoing.
          Indemnified Parties shall have the meaning assigned such term in Section 12.03(a)(ii).
Indemnity Matters shall mean any and all actions, suits, proceedings (including any investigations, litigation or inquiries), claims, demands and causes of action made or threatened against a Person and, in connection therewith, all losses, liabilities, damages (including, without limitation, consequential damages) or reasonable costs and expenses of any kind or nature whatsoever incurred by such Person whether caused by the sole or concurrent negligence of such Person seeking indemnification.

Initial Borrowing Base shall have the meaning assigned such term in Section 2.08(a).
Initial Funding shall mean the funding of the initial Loans or issuance of the initial Letters of Credit upon satisfaction of the conditions set forth in Sections 6.01 and 6.02.
Initial Public Offering shall mean the initial offering or issuance of equity interests by AER pursuant to the Registration Statement.
Initial Reserve Report shall mean collectively the reports prepared by Borrower, copies of which have been delivered to the Administrative Agent, dated as of September 30, 2006, based on the reports dated as of March 31, 2006, prepared by Wright & Company, Inc. in connection with the AAI Credit Agreement.
Intercompany Debt shall mean Funded Debt that is owed by an Obligor to another Obligor.
Intercompany Notes shall mean the promissory notes executed to evidence the Intercompany Debt.
Interest Period shall mean, with respect to any LIBOR Loan, the period commencing on the date such LIBOR Loan is made and ending on the numerically corresponding day in the first, second, third, or sixth calendar month thereafter, as the Borrower may select as provided in Section 2.02, except that each Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last Business Day of the appropriate subsequent calendar month. Notwithstanding the foregoing: (i) no Interest Period may end after the Revolving Credit Termination Date; (ii) no Interest Period for any LIBOR Loan may end after the due date of any installment, if any, provided for in Section 3.01 to the extent that such LIBOR Loan would need to be prepaid prior to the end of such Interest Period in order for such installment to be paid when due; (iii) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such next succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business Day); and (iv) no Interest Period shall have a duration of less than one month and, if the Interest Period for any LIBOR Loans would otherwise be for a shorter period, such Loans shall not be available hereunder.
Issuing Bank shall have the meaning assigned to such term in the introductory paragraph to this Agreement, or any other Lender agreed to between the Borrower and the Administrative Agent to issue Letters of Credit.
          LC Commitment at any time shall mean $50,000,000.
LC Exposure at any time shall mean the difference between (i) the aggregate face amount of all undrawn and uncancelled Letters of Credit plus (ii) the aggregate of all amounts drawn under all Letters of Credit and not yet reimbursed.
Letter of Credit Agreements shall mean the written agreements with the Issuing Bank, as issuing lender for any Letter of Credit, executed in connection with the issuance by the Issuing Bank of the Letters of Credit, such agreements to be on the Issuing Bank’s customary form for letters of credit of comparable amount and purpose as from time to time in effect or as otherwise agreed to by the Borrower and the Issuing Bank.

Letters of Credit shall mean the stand-by letters of credit issued pursuant to Section 2.01(b) and all reimbursement obligations pertaining to any such letters of credit, and “Letter of Credit” shall mean any one of the Letters of Credit and the reimbursement obligations pertaining thereto.
LIBOR shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) of interest determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period commencing on the first day of such Interest Period appearing on Dow Jones Market Service Page 3750 as of 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period. In the event that such rate does not appear on Dow Jones Market Service Page 3750, “LIBOR” shall be determined by the Administrative Agent to be the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) at which deposits in Dollars are offered by leading reference banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.
LIBOR Loans shall mean Loans the interest rates on which are determined on the basis of rates referred to in the definition of “Adjusted LIBOR”.
Lien shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and whether such obligation or claim is fixed or contingent, and including but not limited to (i) the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes or (ii) production payments and the like payable out of Oil and Gas Properties. The term “Lien” shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this Agreement, each Obligor or any Subsidiary shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, or leases under a financing lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person in a transaction intended to create a financing.
Loan Documents shall mean this Agreement, the Notes, all Letters of Credit, all Letter of Credit Agreements, the Fee Letter, the Security Instruments, and the Guaranty Agreements.
Loans shall mean the loans as provided for by Section 2.01(a) or any Continuations or Conversions thereof.
Majority Lenders shall mean, at any time while no Loans are outstanding, Lenders having at least sixty-six and two-thirds percent (66 2/3%) of the Aggregate Revolving Credit Commitments and, at any time while Loans are outstanding, Lenders holding at least sixty-six and two-thirds percent (66 2/3%) of the outstanding aggregate principal amount of the Loans (without regard to any sale by a Lender of a participation in any Loan under Section 12.06(c)).
Management Agreement shall mean the Management Agreement dated of even date herewith between AER and AEM.
Material Adverse Effect shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations or affairs of the Borrower and the Guarantors taken as a whole, or (ii) the ability of the Borrower or any Guarantor to carry out its business as at the Closing Date (excluding the dissolution or liquidation of any Guarantor pursuant to a merger to the extent permitted under Section 9.09) or meet its obligations under the Loan Documents on a timely basis, or (iii) the Administrative Agent’s and the Lenders’ interests in the collateral securing the Indebtedness, or the Administrative Agents’ or the Lenders’ ability to enforce their rights and remedies under this Agreement or any other Loan Document, at law or in equity.

          Material Agreements shall have the meaning assigned to such term in Section 7.23.
Maximum Revolving Credit Amount shall mean, as to each Lender, the dollar amount of such Lender’s Percentage Share of the Aggregate Maximum Revolving Credit Amount (as the same may be reduced pursuant to Section 2.03(d) pro rata to each Lender based on its Percentage Share), as modified from time to time to reflect any assignments permitted by Section 12.06(b).
Mortgage shall mean any one of the mortgages listed on Exhibit D hereto, and Mortgages means all of them.
Mortgaged Property shall mean the Property owned by the Obligors and which is subject to the Liens existing and to exist under the terms of the Security Instruments.
          Multiemployer Plan shall mean a Plan defined as such in Section 3(37) or 4001(a)(3) of ERISA.
Notes shall mean the Notes provided for by Section 2.06, together with any and all renewals, extensions for any period, increases, rearrangements, substitutions or modifications thereof.
Oil and Gas Properties shall mean Hydrocarbon Interests; the Properties now or hereafter pooled or unitized with Hydrocarbon Interests; all presently existing or future unitization, pooling agreements and declarations of pooled units and the units created thereby (including without limitation all units created under orders, regulations and rules of any Governmental Authority) which may affect all or any portion of the Hydrocarbon Interests; all operating agreements, contracts and other agreements which relate to any of the Hydrocarbon Interests or the production, sale, purchase, exchange or processing of Hydrocarbons from or attributable to such Hydrocarbon Interests; all Hydrocarbons in and under and which may be produced and saved or attributable to the Hydrocarbon Interests, including all oil in tanks, the lands covered thereby and all rents, issues, profits, proceeds, products, revenues and other incomes from or attributable to the Hydrocarbon Interests; all tenements, hereditaments, appurtenances and Properties in any manner appertaining, belonging, affixed or incidental to the Hydrocarbon Interests; and all Properties, rights, titles, interests and estates described or referred to above, including any and all Property, real or personal, now owned or hereinafter acquired and situated upon, used, held for use or useful in connection with the operating, working or development of any of such Hydrocarbon Interests or Property (excluding drilling rigs, automotive equipment or other personal property which may be on such premises for the purpose of drilling a well or for other similar temporary uses) and including any and all oil wells, gas wells, injection wells or other wells, buildings, structures, fuel separators, liquid extraction plants, plant compressors, pumps, pumping units, field gathering systems, tanks and tank batteries, fixtures, valves, fittings, machinery and parts, engines, boilers, meters, apparatus, equipment, appliances, tools, implements, cables, wires, towers, casing, tubing and rods, surface leases, rights-of-way, easements and servitudes together with all additions, substitutions, replacements, accessions and attachments to any and all of the foregoing.
Oil and Gas Properties Collateral Value shall mean the collateral value of the Oil and Gas Properties as determined by the Lenders in accordance with the procedures set forth under Section 2.08.
Other Taxes shall have the meaning assigned such term in Section 4.06(b).

Ownership Report shall mean a report prepared by the Borrower on a well by well basis reflecting the working and net revenue interests for each Obligor, and the gross working interest and gross revenue interests for each Partnership and such other information reasonably requested by Lender in form attached hereto as Schedule 7.10.
Partnerships shall mean such partnerships listed on Schedule 7.14 and such other partnerships which are principally engaged in the acquisition and development of Oil and Gas Properties as may be wholly or partially owned directly or indirectly by any Obligor from time to time hereafter.
PBGC shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions.
Percentage Share shall mean the percentage of the Aggregate Revolving Credit Commitment to be provided by a Lender under this Agreement, as modified from time to time to reflect any assignments permitted by Section 12.06(b).
Permitted Merger shall mean such merger or consolidation as is permitted under Section 9.09.
Person shall mean any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government or any agency, instrumentality or political subdivision thereof, or any other form of entity.
Plan shall mean any employee pension benefit plan, as defined in Section 3(2) of ERISA, which (i) is currently or hereafter sponsored, maintained or contributed to by the Borrower, any Subsidiary or an ERISA Affiliate or (ii) was at any time during the preceding six calendar years sponsored, maintained or contributed to, by the Borrower, any Subsidiary or an ERISA Affiliate.
Post-Default Rate shall mean, in respect of any principal of any Loan or any other amount payable by the Borrower under this Agreement or any other Loan Document, a rate per annum equal to two percent (2%) per annum above the Base Rate as in effect from time to time plus the Applicable Margin (if any), but in no event to exceed the Highest Lawful Rate.
Prime Rate shall mean the rate of interest from time to time announced publicly by the Administrative Agent as its prime commercial lending rate. Such rate is set by the Administrative Agent as a general reference rate of interest, taking into account such factors as the Administrative Agent may deem appropriate, it being understood that many of the Administrative Agent’s commercial or other loans are priced in relation to such rate, that it is not necessarily the lowest or best rate actually charged to any customer and that the Administrative Agent may make various commercial or other loans at rates of interest having no relationship to such rate.
Principal Office shall mean the principal office of the Administrative Agent, presently located at 1001 Fannin, Suite 2255, Houston, Texas 77002-6709.
Property shall mean any interest in any kind of property or asset, whether real, personal or mixed, moveable or immoveable, tangible or intangible.
Quarterly Dates shall mean the first day of each January, April, July, and October in each year, the first of which shall be April 1, 2007; provided, however, that if any such day is not a Business Day, such Quarterly Date shall be the next succeeding Business Day.
RAI shall mean Resource America, Inc., a Delaware corporation.

Redetermination Date shall mean the date that the redetermined Borrowing Base becomes effective subject to the notice requirements specified in Section 2.08(b) both for scheduled redeterminations and unscheduled redeterminations.
Registration Statement means the Form S-1 Registration Statement filed by AER with the SEC as Registration No. 333-136094, as amended.
Regulation D shall mean Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be amended or supplemented from time to time.
Regulatory Change shall mean, with respect to any Lender, any change after the Closing Date in any Governmental Requirement (including Regulation D) or the adoption or making after such date of any interpretations, directives or requests applying to a class of lenders (including such Lender or its Applicable Lending Office) of or under any Governmental Requirement (whether or not having the force of law) by any Governmental Authority charged with the interpretation or administration thereof.
          Required Payment shall have the meaning assigned such term in Section 4.04.
Reserve Report shall mean a report, in form and substance satisfactory to the Administrative Agent, setting forth, as of each July 1 or January 1, immediately prior to the commencement of each Borrowing Base Period, as applicable (or such other date in the event of an unscheduled redetermination); (i) the oil and gas reserves attributable to all of the Obligors’ Oil and Gas Properties whether owned directly or indirectly by such Person and expressly including such reserves attributable to each Obligor’s net ownership in the Partnerships’ Oil and Gas Properties together with a projection of the rate of production and future net income, taxes, operating expenses and capital expenditures with respect thereto as of such date, based upon the pricing assumptions consistent with SEC reporting requirements at the time and (ii) such other information as the Administrative Agent may reasonably request.
Reserve Requirement shall mean, for any Interest Period for any LIBOR Loan, the average maximum rate at which reserves (including any marginal, supplemental or emergency reserves) are required to be maintained during such Interest Period under Regulation D by member banks of the Federal Reserve System in New York City with deposits exceeding one billion Dollars against "Eurocurrency liabilities” (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks by reason of any Regulatory Change against (i) any category of liabilities which includes deposits by reference to which LIBOR is to be determined as provided in the definition of “LIBOR” or (ii) any category of extensions of credit or other assets which include a LIBOR Loan.
Responsible Officer shall mean, as to any Person, the Chief Executive Officer, the President or any Vice President of such Person and, with respect to financial matters, the term "Responsible Officer” shall include the Chief Financial Officer of such Person. Unless otherwise specified, all references to a Responsible Officer herein shall mean a Responsible Officer of the Borrower.
Revolving Credit Commitment shall mean, for any Lender, its obligation to make Loans and participate in the issuance of Letters of Credit as provided in Section 2.01(b) up to the lesser of (i) such Lender’s Maximum Revolving Credit Amount and (ii) such Lender’s Percentage Share of the then effective Borrowing Base.
Revolving Credit Termination Date shall mean the earliest to occur of (i) the fifth anniversary date of the Closing Date, (ii) the date that the Commitments are terminated pursuant to Section 10.02, and (iii) the date that the Commitments are fully terminated pursuant to Section 2.03(d).

Scheduled Redetermination Date shall have the meaning assigned such term in Section 2.08(b).
SEC shall mean the Securities and Exchange Commission or any successor Governmental Authority.
Security Agreement shall mean, collectively, (i) an agreement executed by an Obligor substantially in the form of Exhibit H (or such other agreement in form and substance satisfactory to the Administrative Agent) pursuant to which such Obligor pledges and assigns the collateral named therein as security for repayment of the Indebtedness, together with (ii) any amendment, modification, supplement, restatement, ratification, or reaffirmation of any Security Agreement made in accordance with the Loan Documents.
Security Instruments shall mean the agreements or instruments described or referred to in Exhibit D, and any and all other agreements or instruments now or hereafter executed and delivered by the Obligors or any other Person (other than participation or similar agreements between any Lender and any other lender or creditor with respect to any Indebtedness pursuant to this Agreement) in connection with, or as security for the payment or performance of, the Notes, the Guarantees, the Hedge Agreements, this Agreement, or reimbursement obligations under the Letters of Credit, as such agreements may be amended, supplemented or restated from time to time.
Special Entity shall mean any joint venture, limited liability company or partnership, general or limited partnership or any other type of partnership or company other than a corporation in which the Borrower or one or more of its other Subsidiaries is a member, owner, partner or joint venturer and owns, directly or indirectly, at least a majority of the equity of such entity or controls such entity, but excluding any tax partnerships that are not classified as partnerships under state law. For purposes of this definition, any Person which owns directly or indirectly an equity investment in another Person which allows the first Person to manage or elect managers who manage the normal activities of such second Person will be deemed to “control” such second Person (e.g. a sole general partner controls a limited partnership).
Subsidiary shall mean (i) any corporation of which at least a majority of the outstanding shares of stock having by the terms thereof ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether or not at the time stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned or controlled by the Borrower or one or more of its Subsidiaries or by the Borrower and one or more of its Subsidiaries and (ii) any Special Entity.
          Taxes shall have the meaning assigned such term in Section 4.06(a).
Transfer shall mean any sale, assignment, farm-out, conveyance or other transfer of any Oil and Gas Property, or any interest in any Oil and Gas Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) or in any Partnership, except for (i) the sale of Hydrocarbons in the ordinary course of business on a current basis, or (ii) the sale or transfer of equipment in the ordinary course of business that is no longer necessary for the business of any Obligor or is contemporaneously replaced by equipment of at least comparable value and use.
Type shall mean, with respect to any Loan, a Base Rate Loan or a LIBOR Loan.
Unrestricted Entities shall mean Subsidiaries of the Borrower designated as Unrestricted Entities by the Borrower and approved by Majority Lenders. As of the Closing Date, the Unrestricted Entities are each of the Subsidiaries marked with an asterisk on Schedule 7.15 hereto.

Wholly Owned Subsidiary shall mean a Subsidiary for which all of the outstanding shares of stock or other equity of such entity is owned directly or indirectly by Borrower or one of Borrower’s Wholly Owned Subsidiaries.
Section 1.03 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all determinations with respect to accounting matters hereunder shall be made, and all financial statements and certificates and reports as to financial matters required to be furnished to the Administrative Agent or the Lenders hereunder shall be prepared, in accordance with GAAP, applied on a basis consistent with the audited financial statements of the Borrower referred to in Section 7.02 (except for changes concurred with by the Borrower’s independent public accountants).
ARTICLE II
Commitments
Section 2.01 Loans and Letters of Credit.
(a) Loans. Each Lender severally agrees, on the terms and conditions of this Agreement, to make loans to the Borrower during the period from and including (i) the Closing Date or (ii) such later date that such Lender becomes a party to this Agreement as provided in Section 12.06(b), to and up to, but excluding, the Revolving Credit Termination Date in an aggregate principal amount at any one time outstanding up to, but not exceeding, the amount of such Lender’s Revolving Credit Commitment as then in effect; provided, however, that the aggregate principal amount of all such Loans by all Lenders hereunder at any one time outstanding together with the LC Exposure shall not exceed the lesser of (i) the Borrowing Base and (ii) the Aggregate Maximum Revolving Credit Amounts. Subject to the terms of this Agreement, during the period from the Closing Date to and up to, but excluding, the Revolving Credit Termination Date, the Borrower may borrow, repay and reborrow the amount described in this Section 2.01(a).
(b) Letters of Credit. During the period from and including the Closing Date to, but excluding, five (5) Business Days prior to the Revolving Credit Termination Date, the Issuing Bank, as issuing bank for the Lenders, agrees to extend credit for the account of any Obligor at any time and from time to time by issuing, renewing, extending or reissuing Letters of Credit; provided however, the LC Exposure at any one time outstanding shall not exceed the lesser of (i) the LC Commitment or (ii) the Aggregate Revolving Credit Commitments, as then in effect, minus the aggregate principal amount of all Loans then outstanding. The Lenders shall participate in such Letters of Credit according to their respective Percentage Shares. Each of the Letters of Credit shall (i) be issued by the Issuing Bank, (ii) contain such terms and provisions as are reasonably required by the Issuing Bank, (iii) be for the account of such Obligor, and (iv) expire not later than the earlier of (A) twelve months from the date of issuance of such Letter of Credit and (B) five (5) Business Days before the Revolving Credit Termination Date.
(c) Limitation on Types of Loans. Subject to the other terms and provisions of this Agreement, at the option of the Borrower, the Loans may be Base Rate Loans or LIBOR Loans; provided that, without the prior written consent of the Majority Lenders, no more than eight LIBOR Loans may be outstanding at any time.
          Section 2.02 Borrowings, Continuations and Conversions, Letters of Credit.
(a) Borrowings. The Borrower shall give the Administrative Agent (which shall promptly notify the Lenders) advance notice as hereinafter provided of each borrowing hereunder, which shall specify (i) the aggregate amount of such borrowing, (ii) the Type and (iii) the date (which shall be a Business Day) of the Loans to be borrowed, and (iv) (in the case of LIBOR Loans) the duration of the Interest Period therefor.

(b) Minimum Amounts. If a borrowing consists in whole or in part of LIBOR Loans, such LIBOR Loans shall be in amounts of at least $500,000 or any whole multiple of $250,000 in excess thereof. If a borrowing consists in whole or in part of Base Rate Loans, such Base Rate Loans shall be in amounts of at least $500,000 or integral multiples of $250,000 in excess thereof.
(c) Notices. All borrowings, continuations and conversions shall require advance written notice to the Administrative Agent (which shall promptly notify the Lenders) in the form of Exhibit B (or telephonic notice promptly confirmed by such a written notice), which in each case shall be irrevocable, from the Borrower to be received by the Administrative Agent not later than 12:00 p.m. Charlotte, North Carolina time at least one Business Day prior to the date of each Base Rate Loan borrowing and three Business Days prior to the date of each LIBOR Loan borrowing, continuation or conversion. Without in any way limiting the Borrower’s obligation to confirm in writing any telephonic notice, the Administrative Agent may act without liability upon the basis of telephonic notice believed by the Administrative Agent in good faith to be from the Borrower prior to receipt of written confirmation. In each such case, the Borrower hereby waives the right to dispute the Administrative Agent’s record of the terms of such telephonic notice except in the case of gross negligence or willful misconduct by the Administrative Agent.
(d) Continuation Options. Subject to the provisions made in this Section 2.02(d), the Borrower may elect to continue all or any part of any LIBOR Loan beyond the expiration of the then current Interest Period relating thereto by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election, specifying the amount of such Loan to be continued and the Interest Period therefor. In the absence of such a timely and proper election, the Borrower shall be deemed to have elected to convert such LIBOR Loan to a Base Rate Loan pursuant to Section 2.02(e). All or any part of any LIBOR Loan may be continued as provided herein, provided that (i) any continuation of any such Loan shall be (as to each Loan as continued for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $250,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, each LIBOR Loan shall be converted to a Base Rate Loan on the last day of the Interest Period applicable thereto.
(e) Conversion Options. The Borrower may elect to convert all or any part of any LIBOR Loan on the last day of the then current Interest Period relating thereto to a Base Rate Loan by giving advance notice to the Administrative Agent (which shall promptly notify the Lenders) of such election. Subject to the provisions made in this Section 2.02(e), the Borrower may elect to convert all or any part of any Base Rate Loan at any time and from time to time to a LIBOR Loan by giving advance notice as provided in Section 2.02(c) to the Administrative Agent (which shall promptly notify the Lenders) of such election. All or any part of any outstanding Loan may be converted as provided herein, provided that (i) any conversion of any Base Rate Loan into a LIBOR Loan shall be (as to each such Loan into which there is a conversion for an applicable Interest Period) in amounts of at least $500,000 or any whole multiple of $250,000 in excess thereof and (ii) no Default shall have occurred and be continuing. If a Default shall have occurred and be continuing, no Base Rate Loan may be converted into a LIBOR Loan.
(f) Advances. Not later than 12:00 p.m. Charlotte, North Carolina time on the date specified for each the borrowing hereunder, each Lender shall make available the amount of the Loan to be made by it on such date to the Administrative Agent, to an account which the Administrative Agent shall specify, in immediately available funds, for the account of the Borrower. The amounts so received by the Administrative Agent shall, subject to the terms and conditions of this Agreement, be made available to the Borrower by depositing the same, in immediately available funds, in an account of the Borrower, designated by the Borrower and maintained at the Principal Office.

(g) Letters of Credit. The Borrower shall give the Issuing Bank (which shall promptly notify the Lenders of such request and their Percentage Share of such Letter of Credit) advance notice to be received by the Issuing Bank not later than 12:00 p.m. Charlotte, North Carolina time not less than three Business Days prior thereto of each request for the issuance, and at least ten Business Days prior to the date of the renewal or extension, of a Letter of Credit hereunder which request shall specify (i) the amount of such Letter of Credit, (ii) the date (which shall be a Business Day) such Letter of Credit is to be issued, renewed or extended, (iii) the duration thereof, (iv) the name and address of the beneficiary thereof, and (v) such other information as the Issuing Bank may reasonably request, all of which shall be reasonably satisfactory to the Issuing Bank. Subject to the terms and conditions of this Agreement, on the date specified for the issuance, renewal or extension of a Letter of Credit, the Administrative Agent shall issue, renew or extend such Letter of Credit to the beneficiary thereof.
In conjunction with the issuance of each Letter of Credit, the Borrower shall execute a Letter of Credit Agreement. In the event of any conflict between any provision of a Letter of Credit Agreement and this Agreement, the Borrower, the Issuing Bank, the Administrative Agent and the Lenders hereby agree that the provisions of this Agreement shall govern.
The Issuing Bank will send to the Borrower and each Lender, immediately upon issuance of any Letter of Credit, or an amendment thereto, a true and complete copy of such Letter of Credit, or such amendment thereto.
Section 2.03 Commitments; Changes of Commitments.
(a) Commitments. The initial amount of the Aggregate Revolving Credit Commitments shall be $155,000,000. The Aggregate Revolving Credit Commitments may be increased from time to time in accordance with subsection (b) of this section, or reduced from time to time in accordance with subsection (c) of this section.
(b) Increase in Revolving Credit Commitments.
(i) Provided there exists no Default or Event of Default and subject to the conditions set forth under clause (v) below, upon notice to the Administrative Agent (which shall promptly notify the Lenders), Borrower may from time to time request an increase in the Revolving Credit Commitments; provided, that (A) the Aggregate Revolving Credit Commitments shall not at any time exceed the lesser of (1) the Aggregate Maximum Revolving Credit Amounts after adjustments resulting from reductions thereof pursuant to Section 2.03(d) and (2) the then effective Borrowing Base, and (B) such increase of the Revolving Credit Commitments shall be in a minimum amount of $5,000,000, or integral multiples of $1,000,000 in excess thereof. At the time of sending such notice, Borrower (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(ii) Each Lender shall notify the Administrative Agent within such time period whether or not it agrees to increase its Revolving Credit Commitment and, if so, whether by an amount equal to, greater than, or less than its Percentage Share of such requested increase. Any Lender not responding within such time period shall be deemed to have declined to increase its Revolving Credit Commitment.

(iii) The Administrative Agent shall notify Borrower of the Lenders’ responses to the request made hereunder. To achieve the full amount of a requested increase and subject to the approval of the Administrative Agent and the Issuing Bank (which approvals shall not be unreasonably withheld), Borrower may also invite additional Persons to become Lenders pursuant to a joinder agreement in form and substance satisfactory to the Administrative Agent and its counsel.
(iv) If the Aggregate Revolving Credit Commitments are increased in accordance with this Section, the Administrative Agent and Borrower shall determine the effective date (such date, the “Increase Effective Date”) and the final allocation of such increase. The Administrative Agent shall promptly (i) notify Borrower of the final allocation of such increase in the Revolving Credit Commitment and the Increase Effective Date, and (ii) notify each Lender of its Revolving Credit Commitment as of the Increase Effective Date.
(v) As a condition precedent to such increase, Borrower shall deliver to the Administrative Agent a certificate of each Obligor dated as of the Increase Effective Date signed by a Responsible Officer of such Obligor (i) certifying and attaching the resolutions adopted by such Obligor approving or consenting to such increase, and (ii) in the case of Borrower, certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in Article VII and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.03(b), the representations and warranties contained in Section 7.02 shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 8.01, (B) no Default or Event of Default exists, and (C) no Material Adverse Effect shall have occurred. To the extent necessary to keep the outstanding Loans ratable with any revised Percentage Shares of the Lenders arising from any nonratable increase in the Revolving Credit Commitment under this Section, Borrower shall prepay Loans outstanding on the Increase Effective Date and/or Lenders shall make assignments pursuant to arrangements satisfactory to the Administrative Agent (provided, that in each case, Borrower shall pay any additional amounts required pursuant to Section 5.05).
(vi) This Section shall supersede any provisions in Sections 4.05 or 12.04 to the contrary.
(c) Reduction in Aggregate Revolving Credit Commitments. The Borrower shall have the right to reduce the amount of the Aggregate Revolving Credit Commitments at any time, or from time to time, upon not less than three (3) Business Days’ prior notice to the Administrative Agent (who shall promptly notify the Lenders) of each such reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $10,000,000 or any whole multiple of $10,000,000 in excess thereof; and no more than an amount by which the Aggregate Revolving Credit Commitments would be less than the aggregate outstanding principal amount of the Loans plus the LC Exposure, after giving effect to any concurrent prepayment pursuant to Section 2.07) and shall be irrevocable and effective only upon receipt by the Administrative Agent.
(d) Reduction in Aggregate Maximum Revolving Credit Amounts. The Borrower shall have the right to terminate or to reduce the amount of the Aggregate Maximum Revolving Credit Amounts at any time, or from time to time, upon not less than three (3) Business Days’ prior notice to the Administrative Agent (who shall promptly notify the Lenders) of each such termination or reduction, which notice shall specify the effective date thereof and the amount of any such reduction (which shall not be less than $10,000,000 or any whole multiple of $10,000,000 in excess thereof; and no more than an amount by which the Aggregate Maximum Revolving Credit Amounts would be less than the Aggregate Revolving Credit Commitments) and shall be irrevocable and effective only upon receipt by the Administrative Agent. The Aggregate Maximum Revolving Credit Amounts once terminated or reduced may not be reinstated.

      Section 2.04 Fees.
(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender a commitment fee on the daily average unused amount of the Aggregate Revolving Credit Commitments up to, but excluding, the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date at the Applicable Commitment Fee Rate. Accrued commitment fees shall be payable quarterly in arrears on each Quarterly Date and on the earlier of the date the Aggregate Revolving Credit Commitments are terminated or the Revolving Credit Termination Date. Borrower and Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused commitment fees and are intended as reasonable compensation to Lenders for committing to make funds available to Borrower as described herein and for no other purposes.
(b) Letter of Credit Fees.
(i) The Borrower agrees to pay the Administrative Agent, for the account of each Lender, commissions for issuing the Letters of Credit on the daily average outstanding of the maximum liability of the Issuing Bank existing from time to time under such Letter of Credit (calculated separately for each Letter of Credit) at the rate per annum equal to the Applicable Margin in effect from time to time for LIBOR Loans, provided that each Letter of Credit shall bear a minimum commission of $500 and further provided, during any period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured and waived, equal to the Post-Default Rate. Each Letter of Credit shall be deemed to be outstanding up to the full face amount of the Letter of Credit until the Issuing Bank has received the canceled Letter of Credit or a written cancellation of the Letter of Credit from the beneficiary of such Letter of Credit in form and substance acceptable to the Issuing Bank, or for any reductions in the amount of the Letter of Credit (other than from a drawing), written notification from the beneficiary of such Letter of Credit. Such commissions are payable in advance at issuance of the Letter of Credit for the first year thereof and thereafter, quarterly in arrears on each Quarterly Date and upon cancellation or expiration of each such Letter of Credit.
(ii) The Borrower agrees to pay the Administrative Agent, for the account of the Issuing Bank, commissions for issuing the Letters of Credit (calculated separately for each Letter of Credit) equal to 0.125% of the face amount of each Letter of Credit, payable upon issuance of such Letter of Credit.
(c) Fee Letter. The Borrower shall pay to Administrative Agent for its account such other fees as are set forth in the Fee Letter on the dates specified therein to the extent not paid prior to the Closing Date.
Section 2.05 Several Obligations. The failure of any Lender to make any Loan to be made by it or to provide funds for disbursements or reimbursements under Letters of Credit on the date specified therefor shall not relieve any other Lender of its obligation to make its Loan or provide funds on such date, but no Lender shall be responsible for the failure of any other Lender to make a Loan to be made by such other Lender or to provide funds to be provided by such other Lender.

Section 2.06 Notes. The Loans made by each Lender shall be evidenced by a single promissory note of the Borrower in substantially the form of Exhibit A dated (i) the Closing Date or (ii) the effective date of an Assignment pursuant to Section 12.06(b), payable to the order of such Lender in a principal amount equal to its Maximum Revolving Credit Amount as originally in effect and otherwise duly completed and such substitute Notes as required by Section 12.06(b). The date, amount, Type, interest rate and Interest Period of each Loan made by each Lender, and all payments made on account of the principal thereof, shall be recorded by such Lender on its books for its Note, and, prior to any transfer may be endorsed by such Lender on the schedule attached to such Note or any continuation thereof or on any separate record maintained by such Lender. Failure to make any such notation or to attach a schedule shall not affect any Lender’s or the Borrower’s rights or obligations in respect of such Loans or affect the validity of such transfer by any Lender of its Note.
     Section 2.07 Prepayments
(a) Voluntary Prepayments. The Borrower may prepay the Base Rate Loans upon not less than one (1) Business Day’s prior notice to the Administrative Agent (which shall promptly notify the Lenders), which notice shall specify the prepayment date (which shall be a Business Day) and the amount of the prepayment (which shall be at least $100,000 or the remaining aggregate principal balance outstanding on the Notes) and shall be irrevocable and effective only upon receipt by the Administrative Agent, provided that interest on the principal prepaid, accrued to the prepayment date, shall be paid on the prepayment date. The Borrower may prepay LIBOR Loans on the same conditions as for Base Rate Loans (except that prior notice to the Administrative Agent shall be not less than three (3) Business Days for LIBOR Loans) and in addition such prepayments of LIBOR Loans shall be subject to the terms of Section 5.05 and shall be in an amount equal to all of the LIBOR Loans for the Interest Period prepaid. In the event of a voluntary prepayment pursuant to this Section 2.07(a), Borrower shall be entitled to reborrow such amounts pursuant to Section 2.01.
(b) Mandatory Prepayments. If a Borrowing Base Deficiency results from the redetermination of the Borrowing Base pursuant to Section 2.08(b) or (d), then the Borrower shall, within thirty (30) days notify Administrative Agent of Borrower’s election to, (i) prepay the Loans in two equal installments equal to one half of the aggregate principal amount sufficient to eliminate such Borrowing Base Deficiency, together with interest on the principal amount paid accrued to the date of each such prepayment due ninety (90) days and one hundred and eighty (180) days from the date of such redetermination, (ii) pledge, or cause any Subsidiary to pledge, additional unencumbered collateral of sufficient value and character (as determined by the Administrative Agent and the Lenders in their sole discretion) that when added to the existing collateral shall cause the Borrowing Base to equal or exceed the aggregate outstanding Loans plus the LC Exposure, or (iii) any combination of (i) and (ii) satisfactory to the Administrative Agent and all Lenders. If, because of LC Exposure, a Borrowing Base Deficiency remains after prepaying all of the Loans, the Borrower shall pay to the Administrative Agent on behalf of the Lenders an amount equal to such remaining Borrowing Base Deficiency to be held as cash collateral as provided in Section 2.10(b).
(c) Generally. Prepayments permitted or required under this Section 2.07 shall be without premium or penalty, except as required under Section 5.05 for prepayment of LIBOR Loans. Any prepayments on the Loans may be reborrowed subject to the then effective Aggregate Revolving Credit Commitments.
     Section 2.08 Borrowing Base.
(a) The Borrowing Base shall be determined in accordance with Section 2.08(b) by the Administrative Agent with the concurrence of the Lenders and is subject to redetermination in accordance with Section 2.08(d). Upon any redetermination of the Borrowing Base, such redetermination shall remain in effect until the next Redetermination Date. So long as any of the Commitments are in effect or any LC Exposure or Loans are outstanding hereunder, this facility shall be governed by the then effective Borrowing Base. During the period from and after the Closing Date until the first redetermination or reduction pursuant to Section 2.08, the amount of the Borrowing Base shall be $155,000,000 (the “Initial Borrowing Base”) which amount is comprised of the Oil and Gas Properties Collateral Value.

(b) Upon receipt of the reports required by Section 8.07 and such other reports, data and supplemental information as may from time to time be reasonably requested by the Administrative Agent (the “Engineering Reports”), the Borrowing Base shall be redetermined for each Borrowing Base Period and each such redetermination shall be effective as of the date set forth in such notice of redetermination delivered by the Administrative Agent to Borrower (the “Scheduled Redetermination Date"). The Oil and Gas Properties Collateral Value shall be determined based upon the loan collateral value assigned to the Mortgaged Properties. The Borrowing Base shall be equal to the sum of the Oil and Gas Properties Collateral Value and such other credit factors (including without limitation the assets, liabilities, cash flow, business, properties, prospects, management and ownership of the Borrower and its Subsidiaries) which the Lenders deem significant. The Lenders’ determination of the Borrowing Base shall be in their sole discretion and shall not be subject to review or challenge. Upon each redetermination of the Borrowing Base, the Administrative Agent shall recommend to the Lenders a new Borrowing Base and the Lenders in accordance with their customary policies and procedures for extending credit to oil and gas reserve-based customers shall establish the redetermined Borrowing Base by unanimous agreement in the event of any increase in the Borrowing Base and by agreement of at least the Majority Lenders in the event of any redetermination to maintain or reduce the Borrowing Base. If a redetermined Borrowing Base is not approved by the Administrative Agent and the applicable Lenders within twenty (20) days of the submission to the Lenders by the Administrative Agent of its recommended Borrowing Base, the Administrative Agent shall notify each Lender that the recommended Borrowing Base has not been approved and request that each Lender submit to the Administrative Agent within ten (10) days thereafter its proposed Borrowing Base. Promptly following the 10 th day after such request, the Administrative Agent shall determine the Borrowing Base for such Redetermination by calculating the highest Borrowing Base then acceptable to the Administrative Agent and a number of Lenders sufficient to constitute Majority Lenders (or all Lenders in the case of an increase). If the Borrower does not furnish the Engineering Reports by the date required, the Lenders may nonetheless determine a new Borrowing Base. It is expressly understood that the Lenders shall have no obligation to determine the Borrowing Base at any particular amount, either in relation to the Maximum Revolving Credit Amount or otherwise.
(c) The Borrower shall have the right to reduce the amount of the Borrowing Base upon not less than thirty (30) days’ prior written notice to the Administrative Agent (who shall promptly notify the Lenders) of the reduction, which shall specify the effective date thereof and the amount of such reduction (which shall not be less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof, no more than an amount which would cause a Borrowing Base Deficiency) and shall be irrevocable and effective only upon receipt by the Administrative Agent. The Borrowing Base once reduced at Borrower’s election may not be reinstated by Borrower, nor shall Lenders be obligated to determine the Borrowing Base at any subsequent Scheduled Redetermination Date or other Special Borrowing Base Determination at any particular amount, either in relation to the Borrowing Base prior or subsequent to any such optional reduction by Borrower.
(d) In addition to “Scheduled Redeterminations” pursuant to Section 2.08(b), the Borrower and the Majority Lenders may each request one (1) additional redetermination of the Borrowing Base during each Borrowing Base Period. In the event the Borrower or Majority Lenders request a “Special Borrowing Base Determination” pursuant to this Section 2.08(d), the Borrower shall deliver written notice of such request to the Administrative Agent which shall include: (i) Engineering Report(s) prepared as of a date not more than thirty (30) calendar days prior to the date of such request, and (ii) such other information as Administrative Agent and the Lenders shall request prepared as of a date not more than thirty (30) calendar days prior to the date of such request. Likewise, in the event the Lenders exercise their option for a Special Borrowing Base Determination, the Administrative Agent shall give the Borrower notice of the redetermined Borrowing Base which shall state the effective date of the redetermination.

Section 2.09 Assumption of Risks. The Borrower assumes all risks of the acts or omissions of any beneficiary of any Letter of Credit or any transferee thereof with respect to its use of such Letter of Credit. Neither the Issuing Bank (except in the case of gross negligence or willful misconduct on the part of the Issuing Bank or any of its employees), its correspondents nor any Lender shall be responsible for the validity, sufficiency or genuineness of certificates or other documents or any endorsements thereon, even if such certificates or other documents should in fact prove to be invalid, insufficient, fraudulent or forged; for errors, omissions, interruptions or delays in transmissions or delivery of any messages by mail, telex, or otherwise, whether or not they be in code; for errors in translation or for errors in interpretation of technical terms; the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; the failure of any beneficiary or any transferee of any Letter of Credit to comply fully with conditions required in order to draw upon any Letter of Credit; or for any other consequences arising from causes beyond the Issuing Bank’s control or the control of the Issuing Bank’s correspondents. In addition, neither the Issuing Bank, the Administrative Agent nor any Lender shall be responsible for any error, neglect, or default of any of the Issuing Bank’s correspondents; and none of the above shall affect, impair or prevent the vesting of any of the Issuing Bank’s, the Administrative Agent’s or any Lender’s rights or powers hereunder or under the Letter of Credit Agreements, all of which rights shall be cumulative. The Issuing Bank and its correspondents may accept certificates or other documents that appear on their face to be in order, without responsibility for further investigation of any matter contained therein regardless of any notice or information to the contrary. In furtherance and not in limitation of the foregoing provisions, the Borrower agrees that any action, inaction or omission taken or not taken by the Issuing Bank or by any correspondent for the Issuing Bank in good faith in connection with any Letter of Credit, or any related drafts, certificates, documents or instruments, shall be binding on the Borrower and shall not put the Issuing Bank or its correspondents under any resulting liability to the Borrower.
     Section 2.10 Obligation to Reimburse and to Prepay.
(a) If a disbursement by the Issuing Bank is made under any Letter of Credit, the Borrower shall pay to the Administrative Agent within two (2) Business Days after notice of any such disbursement is received by the Borrower, the amount of each such disbursement made by the Issuing Bank under the Letter of Credit (if such payment is not sooner effected as may be required under this Section 2.10 or under other provisions of the Letter of Credit), together with interest on the amount disbursed from and including the date of disbursement until payment in full of such disbursed amount at a varying rate per annum equal to (i) the then applicable interest rate for Base Rate Loans through the second Business Day after notice of such disbursement is received by the Borrower and (ii) thereafter, the Post-Default Rate for Base Rate Loans (but in no event to exceed the Highest Lawful Rate) for the period from and including the third Business Day following the date of such disbursement to and including the date of repayment in full of such disbursed amount. The obligations of the Borrower under this Agreement with respect to each Letter of Credit shall be absolute, unconditional and irrevocable and shall be paid or performed strictly in accordance with the terms of this Agreement under all circumstances whatsoever, including, without limitation, but only to the fullest extent permitted by applicable law, the following circumstances: (i) any lack of validity or enforceability of this Agreement, any Letter of Credit or any of the Security Instruments; (ii) any amendment or waiver of (including any default), or any consent to departure from this Agreement (except to the extent permitted by any amendment or waiver), any Letter of Credit or any of the Security Instruments; (iii) the existence of any claim, set-off, defense or other rights which the Borrower may have at any time against the beneficiary of any Letter of Credit or any transferee of any Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Bank, the Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, any Letter of Credit, the Security Instruments, the transactions contemplated hereby or any unrelated transaction; (iv) any statement, certificate, draft, notice or any other document presented under any Letter of Credit proves to have been forged, fraudulent, insufficient or invalid in any respect or any statement therein proves to have been untrue or inaccurate in any respect whatsoever; (v) payment by the Issuing Bank under any Letter of Credit against presentation of a draft certificate which appears on its face to comply, but does not comply, with the terms of such Letter of Credit; and (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Notwithstanding anything in this Agreement to the contrary, the Borrower will not be liable for payment or performance that results from the gross negligence or willful misconduct of the Issuing Bank, except (i) where the Borrower or any Subsidiary actually recovers the proceeds for itself or the Issuing Bank of any payment made by the Issuing Bank in connection with such gross negligence or willful misconduct or (ii) in cases where the Administrative Agent makes payment to the named beneficiary of a Letter of Credit.
(b) In the event of the occurrence of any Event of Default, a payment or prepayment pursuant to Section 2.07(b) or the maturity of the Notes, whether by acceleration or otherwise, an amount equal to the LC Exposure (or the excess in the case of Section 2.07(b)) shall be deemed to be forthwith due and owing by the Borrower to the Issuing Bank, the Administrative Agent and the Lenders as of the date of any such occurrence; and the Borrower’s obligation to pay such amount shall be absolute and unconditional, without regard to whether any beneficiary of any such Letter of Credit has attempted to draw down all or a portion of such amount under the terms of a Letter of Credit, and, to the fullest extent permitted by applicable law, shall not be subject to any defense or be affected by a right of set-off, counterclaim or recoupment which the Borrower may now or hereafter have against any such beneficiary, the Issuing Bank, the Administrative Agent, the Lenders or any other Person for any reason whatsoever. Such payments shall be held by the Issuing Bank on behalf of the Lenders as cash collateral securing the LC Exposure in an account or accounts at the Principal Office; and the Borrower hereby grants to and by its deposit with the Administrative Agent grants to the Administrative Agent a security interest in such cash collateral. In the event of any such payment by the Borrower of amounts contingently owing under outstanding Letters of Credit and in the event that thereafter drafts or other demands for payment complying with the terms of such Letters of Credit are not made prior to the respective expiration dates thereof, the Administrative Agent agrees, if no Event of Default has occurred and is continuing or if no other amounts are outstanding under this Agreement, the Notes or the Security Instruments, to remit to the Borrower amounts for which the contingent obligations evidenced by the Letters of Credit have ceased.
(c) Each Lender severally and unconditionally agrees that it shall promptly reimburse the Issuing Bank an amount equal to such Lender’s Percentage Share of any disbursement made by the Issuing Bank under any Letter of Credit that is not reimbursed according to this Section 2.10.
(d) Notwithstanding anything to the contrary contained herein, if no Default exists and subject to availability under the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), to the extent the Borrower has not reimbursed the Issuing Bank for any drawn upon Letter of Credit within one (1) Business Days after notice of such disbursement has been received by the Borrower, the amount of such Letter of Credit reimbursement obligation shall automatically be funded by the Lenders as a Loan hereunder and used by the Lenders to pay such Letter of Credit reimbursement obligation. If an Event of Default has occurred and is continuing, or if the funding of such Letter of Credit reimbursement obligation as a Loan would cause the aggregate amount of all Loans outstanding to exceed the Aggregate Revolving Credit Commitments (after reduction for LC Exposure), such Letter of Credit reimbursement obligation shall not be funded as a Loan, but instead shall accrue interest as provided in Section 2.10(a).

Section 2.11 Lending Offices. The Loans of each Type made by each Lender shall be made and maintained at such Lender’s Applicable Lending Office for Loans of such Type.
ARTICLE III
Payments of Principal and Interest
Section 3.01 Repayment of Loans.
(a) Loans. On the Revolving Credit Termination Date the Borrower shall repay the outstanding aggregate principal of the Notes.
(b) Generally. The Borrower will pay to the Administrative Agent, for the account of each Lender, the principal payments required by this Section 3.01.
     Section 3.02 Interest.
(a) Interest Rates. The Borrower will pay to the Administrative Agent, for the account of each Lender, interest on the unpaid principal amount of each Loan made by such Lender for the period commencing on the date such Loan is made to, but excluding, the date such Loan shall be paid in full, at the following rates per annum:
(i) if such a Loan is a Base Rate Loan, the Base Rate (as in effect from time to time) plus the Applicable Margin, but in no event to exceed the Highest Lawful Rate; and
(ii) if such a Loan is a LIBOR Loan, for each Interest Period relating thereto, the Adjusted LIBOR for such Loan plus the Applicable Margin (as in effect from time to time), but in no event to exceed the Highest Lawful Rate.
(b) Post-Default Rate. Notwithstanding the foregoing, the Borrower will pay to the Administrative Agent, for the account of each Lender interest at the applicable Post-Default Rate on any Loan made by such Lender, and (to the fullest extent permitted by law) on any other amount payable by the Borrower hereunder, under any Loan Document or under any Note held by such Lender to or for account of such Lender, for the period commencing on the date of an Event of Default until the same is paid in full or all Events of Default are cured or waived.
(c) Due Dates. Accrued interest on Base Rate Loans shall be payable on each Quarterly Date commencing on the first Quarterly Date, and accrued interest on each LIBOR Loan shall be payable on the last day of the Interest Period therefor and, if such Interest Period is longer than three months, at three-month intervals following the first day of such Interest Period, except that interest payable at the Post-Default Rate shall be payable from time to time on demand and interest on any LIBOR Loan that is converted into a Base Rate Loan (pursuant to Section 5.04) shall be payable on the date of conversion (but only to the extent so converted). Any accrued and unpaid interest on the Loans on the Revolving Credit Termination Date shall be paid on such date.
(d) Determination of Rates. Promptly after the determination of any interest rate provided for herein or any change therein, the Administrative Agent shall notify the Lenders to which such interest is payable and the Borrower thereof. Each determination by the Administrative Agent of an interest rate or fee hereunder shall, except in cases of manifest error, be final, conclusive and binding on the parties.

ARTICLE IV
Payments; Pro Rata Treatment; Computations; Etc.
Section 4.01 Payments. Except to the extent otherwise provided herein, all payments of principal, interest and other amounts to be made by the Borrower under this Agreement, the Notes, Letters of Credit, and the Letter of Credit Agreements shall be made in Dollars, in immediately available funds, to the Administrative Agent at such account as the Administrative Agent shall specify by notice to the Borrower from time to time, not later than 12:00 p.m. Charlotte, North Carolina time on the date on which such payments shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day). Such payments shall be made without (to the fullest extent permitted by applicable law) defense, set-off or counterclaim. Each payment received by the Administrative Agent under this Agreement or any Note for account of a Lender shall be paid promptly to such Lender in immediately available funds. Except as otherwise provided in the definition of “Interest Period”, if the due date of any payment under this Agreement or any Note would otherwise fall on a day which is not a Business Day such date shall be extended to the next succeeding Business Day and interest shall be payable for any principal so extended for the period of such extension. At the time of each payment to the Administrative Agent of any principal of or interest on any borrowing, the Borrower shall notify the Administrative Agent of the Loans to which such payment shall apply. In the absence of such notice the Administrative Agent may specify the Loans to which such payment shall apply, but to the extent possible such payment or prepayment will be applied first to the Loans comprised of Base Rate Loans.
Section 4.02 Pro Rata Treatment. Except to the extent otherwise provided herein each Lender agrees that: (i) each borrowing from the Lenders under Section 2.01 and each continuation and conversion under Section 2.02 shall be made from the Lenders pro rata in accordance with their Percentage Share, each payment of fees under Sections 2.04(a) and 2.04(b)(i) shall be made for account of the Lenders pro rata in accordance with their Percentage Share, and each termination or reduction of the amount of the Aggregate Revolving Credit Commitments or the Aggregate Maximum Revolving Credit Amounts under Section 2.03 shall be applied to the Commitment of each Lender, pro rata according to the amounts of its respective Commitment; (ii) each payment of principal of Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amount of the Loans held by the Lenders; and (iii) each payment of interest on Loans by the Borrower shall be made for account of the Lenders pro rata in accordance with the amounts of interest due and payable to the respective Lenders; and (iv) each reimbursement by the Borrower of disbursements under Letters of Credit shall be made for account of the Issuing Bank or, if funded by the Lenders, pro rata for the account of the Lenders, in accordance with the amounts of reimbursement obligations due and payable to each respective Lender.
Section 4.03 Computations. Interest on LIBOR Loans and fees shall be computed on the basis of a year of 360 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable, unless such calculation would exceed the Highest Lawful Rate, in which case interest shall be calculated on the per annum basis of a year of 365 or 366 days, as the case may be. Interest on Base Rate Loans shall be computed on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed (including the first day but excluding the last day) occurring in the period for which such interest is payable.
Section 4.04 Non-receipt of Funds by the Administrative Agent. Unless the Administrative Agent shall have been notified by a Lender or the Borrower prior to the date on which such notifying party is scheduled to make payment to the Administrative Agent (in the case of a Lender) of the proceeds of a Loan or a payment under a Letter of Credit to be made by it hereunder or (in the case of the Borrower) a payment to the Administrative Agent for account of one or more of the Lenders hereunder (such payment being herein called the “Required Payment”), which notice shall be effective upon receipt, that it does not intend to make the Required Payment to the Administrative Agent, the Administrative Agent may assume that the Required Payment has been made and may, in reliance upon such assumption (but shall not be required to), make the amount thereof available to the intended recipient(s) on such date and, if such Lender or the Borrower (as the case may be) has not in fact made the Required Payment to the Administrative Agent, the recipient(s) of such payment shall, on demand, repay to the Administrative Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Administrative Agent until, but excluding, the date the Administrative Agent recovers such amount at a rate per annum which, for any Lender as recipient, will be equal to the Federal Funds Rate, and for the Borrower as recipient, will be equal to the Base Rate plus the Applicable Margin.

     Section 4.05 Set-off, Sharing of Payments, Etc.
(a) The Borrower agrees that, in addition to (and without limitation of) any right of set-off, bankers’ lien or counterclaim a Lender may otherwise have, each Lender shall have the right and be entitled (after consultation with the Administrative Agent), at its option, to offset balances held by it or by any of its Affiliates for account of the Borrower or any Subsidiary at any of its offices, in Dollars or in any other currency, against any principal of or interest on any of such Lender’s Loans, or any other amount payable to such Lender hereunder, which is not paid when due (regardless of whether such balances are then due to the Borrower), in which case it shall promptly notify the Borrower and the Administrative Agent thereof, provided that such Lender’s failure to give such notice shall not affect the validity thereof.
(b) If any Lender shall obtain payment of any principal of or interest on any Loan made by it to the Borrower under this Agreement (or reimbursement as to any Letter of Credit) through the exercise of any right of set-off, banker’s lien or counterclaim or similar right or otherwise, and, as a result of such payment, such Lender shall have received a greater percentage of the principal or interest (or reimbursement) then due hereunder by the Borrower to such Lender than the percentage received by any other Lenders, it shall promptly (i) notify the Administrative Agent and each other Lender thereof and (ii) purchase from such other Lenders participations in (or, if and to the extent specified by such Lender, direct interests in) the Loans (or participations in Letters of Credit) made by such other Lenders (or in interest due thereon, as the case may be) in such amounts, and make such other adjustments from time to time as shall be equitable, to the end that all the Lenders shall share the benefit of such excess payment (net of any expenses which may be incurred by such Lender in obtaining or preserving such excess payment) pro rata in accordance with the unpaid principal and/or interest on the Loans held by each of the Lenders (or reimbursements of Letters of Credit). To such end all the Lenders shall make appropriate adjustments among themselves (by the resale of participations sold or otherwise) if such payment is rescinded or must otherwise be restored. The Borrower agrees that any Lender so purchasing a participation (or direct interest) in the Loans made by other Lenders (or in interest due thereon, as the case may be) may exercise all rights of set-off, banker’s lien, counterclaim or similar rights with respect to such participation as fully as if such Lender were a direct holder of Loans (or Letters of Credit) in the amount of such participation. Nothing contained herein shall require any Lender to exercise any such right or shall affect the right of any Lender to exercise, and retain the benefits of exercising, any such right with respect to any other indebtedness or obligation of the Borrower. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a set-off to which this Section 4.05 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this Section 4.05 to share the benefits of any recovery on such secured claim.

     Section 4.06 Taxes.
(a) Payments Free and Clear. Any and all payments by the Borrower hereunder shall be made, in accordance with Section 4.01, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Bank and the Administrative Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by (i) any jurisdiction (or political subdivision thereof) of which the Administrative Agent, the Issuing Bank or such Lender, as the case may be, is a citizen or resident or in which such Lender has an Applicable Lending Office, (ii) the jurisdiction (or any political subdivision thereof) in which the Administrative Agent, the Issuing Bank or such Lender is organized, or (iii) any jurisdiction (or political subdivision thereof) in which such Lender, the Issuing Bank or the Administrative Agent is presently doing business which taxes are imposed solely as a result of doing business in such jurisdiction (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as “Taxes”). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lenders, the Issuing Bank or the Administrative Agent (i) the sum payable shall be increased by the amount necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.06) such Lender, the Issuing Bank or the Administrative Agent (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law.
(b) Other Taxes. In addition, to the fullest extent permitted by applicable law, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, any Assignment or any Security Instrument (hereinafter referred to as “Other Taxes”).
(c) INDEMNIFICATION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE BORROWER WILL INDEMNIFY EACH LENDER AND THE ISSUING BANK AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES AND OTHER TAXES (INCLUDING, BUT NOT LIMITED TO, ANY TAXES OR OTHER TAXES IMPOSED BY ANY GOVERNMENTAL AUTHORITY ON AMOUNTS PAYABLE UNDER THIS SECTION 4.06) PAID BY SUCH LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT (ON THEIR BEHALF OR ON BEHALF OF ANY LENDER), AS THE CASE MAY BE, AND ANY LIABILITY (INCLUDING PENALTIES, INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED UNLESS THE PAYMENT OF SUCH TAXES WAS NOT CORRECTLY OR LEGALLY ASSERTED AND SUCH LENDER’S PAYMENT OF SUCH TAXES OR OTHER TAXES WAS THE RESULT OF ITS GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. ANY PAYMENT PURSUANT TO SUCH INDEMNIFICATION SHALL BE MADE WITHIN THIRTY (30) DAYS AFTER THE DATE ANY LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT, AS THE CASE MAY BE, MAKES WRITTEN DEMAND THEREFOR. IF ANY LENDER, ISSUING BANK OR THE ADMINISTRATIVE AGENT RECEIVES A REFUND OR CREDIT IN RESPECT OF ANY TAXES OR OTHER TAXES FOR WHICH SUCH LENDER, ISSUING BANK OR THE ADMINISTRATIVE AGENT HAS RECEIVED PAYMENT FROM THE BORROWER IT SHALL PROMPTLY NOTIFY THE BORROWER OF SUCH REFUND OR CREDIT AND SHALL, IF NO DEFAULT HAS OCCURRED AND IS CONTINUING, WITHIN THIRTY (30) DAYS AFTER RECEIPT OF A REQUEST BY THE BORROWER (OR PROMPTLY UPON RECEIPT, IF THE BORROWER HAS REQUESTED APPLICATION FOR SUCH REFUND OR CREDIT PURSUANT HERETO), PAY AN AMOUNT EQUAL TO SUCH REFUND OR CREDIT TO THE BORROWER WITHOUT INTEREST (BUT WITH ANY INTEREST SO REFUNDED OR CREDITED) PROVIDED THAT THE BORROWER, UPON THE REQUEST OF SUCH LENDER, THE ISSUING BANK OR THE ADMINISTRATIVE AGENT, AGREES TO RETURN SUCH REFUND OR CREDIT (PLUS PENALTIES, INTEREST OR OTHER CHARGES) TO SUCH LENDER OR THE ADMINISTRATIVE AGENT IN THE EVENT SUCH LENDER OR THE ADMINISTRATIVE AGENT IS REQUIRED TO REPAY SUCH REFUND OR CREDIT.

(d) Lender Representations.
(i) Each Lender represents that it is either (1) a banking association or corporation organized under the laws of the United States of America or any state thereof or (2) it is entitled to complete exemption from United States withholding tax imposed on or with respect to any payments, including fees, to be made to it pursuant to this Agreement (A) under an applicable provision of a tax convention to which the United States of America is a party or (B) because it is acting through a branch, agency or office in the United States of America and any payment to be received by it hereunder is effectively connected with a trade or business in the United States of America. Each Lender that is not a banking association or corporation organized under the laws of the United States of America or any state thereof agrees to provide to the Borrower and the Administrative Agent on the Closing Date, or on the date of its delivery of the Assignment pursuant to which it becomes a Lender, and at such other times as required by United States law or as the Borrower or the Administrative Agent shall reasonably request, two accurate and complete original signed copies of either (A) Internal Revenue Service Form W-8ECI (or successor form) certifying that all payments to be made to it hereunder will be effectively connected to a United States trade or business (the “Form W-8ECI Certification”) or (B) Internal Revenue Service Form W-8BEN (or successor form) certifying that it is entitled to the benefit of a provision of a tax convention to which the United States of America is a party which completely exempts from United States withholding tax all payments to be made to it hereunder (the “Form W-8BEN Certification”). In addition, each Lender agrees that if it previously filed a Form W-8ECI Certification, it will deliver to the Borrower and the Administrative Agent a new Form W-8ECI Certification prior to the first payment date occurring in each of its subsequent taxable years; and if it previously filed a Form W8BEN Certification, it will deliver to the Borrower and the Administrative Agent a new certification prior to the first payment date falling in the third year following the previous filing of such certification. Each Lender also agrees to deliver to the Borrower and the Administrative Agent such other or supplemental forms as may at any time be required as a result of changes in applicable law or regulation in order to confirm or maintain in effect its entitlement to exemption from United States withholding tax on any payments hereunder, provided that the circumstances of such Lender at the relevant time and applicable laws permit it to do so. If a Lender determines, as a result of any change in either (i) a Governmental Requirement or (ii) its circumstances, that it is unable to submit any form or certificate that it is obligated to submit pursuant to this Section 4.06, or that it is required to withdraw or cancel any such form or certificate previously submitted, it shall promptly notify the Borrower and the Administrative Agent of such fact. If a Lender is organized under the laws of a jurisdiction outside the United States of America, unless the Borrower and the Administrative Agent have received a Form W-8BEN Certification or Form W-8ECI Certification satisfactory to them indicating that all payments to be made to such Lender hereunder are not subject to United States withholding tax, the Borrower shall withhold taxes from such payments at the applicable statutory rate. Each Lender agrees to indemnify and hold harmless the Borrower or Administrative Agent, as applicable, from any United States taxes, penalties, interest and other expenses, costs and losses incurred or payable by (i) the Administrative Agent as a result of such Lender’s failure to submit any form or certificate that it is required to provide pursuant to this Section 4.06 or (ii) the Borrower or the Administrative Agent as a result of their reliance on any such form or certificate which such Lender has provided to them pursuant to this Section 4.06.

(ii) For any period with respect to which a Lender has failed to provide the Borrower with the form required pursuant to this Section 4.06, if any (other than if such failure is due to a change in a Governmental Requirement occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 4.06 with respect to taxes imposed by the United States which taxes would not have been imposed but for such failure to provide such forms; provided, however, that if a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such taxes.
(iii) Any Lender claiming any additional amounts payable pursuant to this Section 4.06 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrower or the Administrative Agent or to change the jurisdiction of its Applicable Lending Office or to contest any tax imposed if the making of such a filing or change or contesting such tax would avoid the need for or reduce the amount of any such additional amounts that may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.
ARTICLE V
Capital Adequacy
      Section 5.01 Additional Costs.
(a) LIBOR Regulations, etc. The Borrower shall pay directly to each Lender from time to time such amounts as such Lender may determine to be necessary to compensate such Lender for any costs which it determines are attributable to its making or maintaining of any LIBOR Loans or issuing or participating in Letters of Credit hereunder or its obligation to make any LIBOR Loans or issue or participate in any Letters of Credit hereunder, or any reduction in any amount receivable by such Lender hereunder in respect of any of such LIBOR Loans, Letters of Credit (such increases in costs and reductions in amounts receivable being herein called “Additional Costs”), resulting from any Regulatory Change which: (i) changes the basis of taxation of any amounts payable to such Lender under this Agreement or any Note in respect of any of such LIBOR Loans or Letters of Credit (other than taxes imposed on the overall net income of such Lender or of its Applicable Lending Office for any of such LIBOR Loans by the jurisdiction in which such Lender has its principal office or Applicable Lending Office); or (ii) imposes or modifies any reserve, special deposit, minimum capital, capital ratio or similar requirements relating to any extensions of credit or other assets of, or any deposits with or other liabilities of such Lender, or the Commitment or Loans of such Lender or the London interbank market; or (iii) imposes any other condition affecting this Agreement or any Note (or any of such extensions of credit or liabilities) or such Lender’s Commitment or Loans. Each Lender will notify the Administrative Agent and the Borrower of any event occurring after the Closing Date which will entitle such Lender to compensation pursuant to this Section 5.01(a) as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, and will designate a different Applicable Lending Office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the sole opinion of such Lender, be disadvantageous to such Lender, provided that such Lender shall have no obligation to so designate an Applicable Lending Office located in the United States. If any Lender requests compensation from the Borrower under this Section 5.01(a), the Borrower may, by notice to such Lender, suspend the obligation of such Lender to make additional Loans of the Type with respect to which such compensation is requested until the Regulatory Change giving rise to such request ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).

(b) Regulatory Change. Without limiting the effect of the provisions of Section 5.01(a), in the event that at any time (by reason of any Regulatory Change or any other circumstances arising after the Closing Date affecting (A) any Lender, (B) the London interbank market or (C) such Lender’s position in such market), the Adjusted LIBOR, as determined in good faith by such Lender, will not adequately and fairly reflect the cost to such Lender of funding its LIBOR Loans, then, if such Lender so elects, by notice to the Borrower and the Administrative Agent, the obligation of such Lender to make additional LIBOR Loans shall be suspended until such Regulatory Change or other circumstances ceases to be in effect (in which case the provisions of Section 5.04 shall be applicable).
(c) Capital Adequacy. Without limiting the effect of the foregoing provisions of this Section 5.01 (but without duplication), the Borrower shall pay directly to any Lender from time to time on request such amounts as such Lender may reasonably determine to be necessary to compensate such Lender or its parent or holding company for any costs which it determines are attributable to the maintenance by such Lender or its parent or holding company (or any Applicable Lending Office), pursuant to any Governmental Requirement following any Regulatory Change, of capital in respect of its Commitment, its Note, or its Loans or any interest held by it in any Letter of Credit, such compensation to include, without limitation, an amount equal to any reduction of the rate of return on assets or equity of such Lender or its parent or holding company (or any Applicable Lending Office) to a level below that which such Lender or its parent or holding company (or any Applicable Lending Office) could have achieved but for such Governmental Requirement. Such Lender will notify the Borrower that it is entitled to compensation pursuant to this Section 5.01(c) as promptly as practicable after it determines to request such compensation.
(d) Compensation Procedure. Any Lender notifying the Borrower of the incurrence of Additional Costs under this Section 5.01 shall in such notice to the Borrower and the Administrative Agent set forth in reasonable detail the basis and amount of its request for compensation. Determinations and allocations by each Lender for purposes of this Section 5.01 of the effect of any Regulatory Change pursuant to Section 5.01(a) or (b), or of the effect of capital maintained pursuant to Section 5.01(c), on its costs or rate of return of maintaining Loans or its obligation to make Loans or issue Letters of Credit, or on amounts receivable by it in respect of Loans or Letters of Credit, and of the amounts required to compensate such Lender under this Section 5.01, shall be conclusive and binding for all purposes, provided that such determinations and allocations are made on a reasonable basis. Any request for additional compensation under this Section 5.01 shall be paid by the Borrower within thirty (30) days of the receipt by the Borrower of the notice described in this Section 5.01(d).
Section 5.02 Limitation on LIBOR Loans. Anything herein to the contrary notwithstanding, if, on or prior to the determination of any Adjusted LIBOR for any Interest Period:
(i) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that quotations of interest rates for the relevant deposits referred to in the definition of “Adjusted LIBOR” in Section 1.02 are not being provided in the relevant amounts or for the relevant maturities for purposes of determining rates of interest for LIBOR Loans as provided herein; or

(ii) the Administrative Agent determines (which determination shall be conclusive, absent manifest error) that the relevant rates of interest referred to in the definition of “Adjusted LIBOR” in Section 1.02 upon the basis of which the rate of interest for LIBOR Loans for such Interest Period is to be determined are not sufficient to adequately cover the cost to the Lenders of making or maintaining LIBOR Loans; then the Administrative Agent shall give the Borrower prompt notice thereof, and so long as such condition remains in effect, the Lenders shall be under no obligation to make additional LIBOR Loans.
Section 5.03 Illegality. Notwithstanding any other provision of this Agreement, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to honor its obligation to make or maintain LIBOR Loans hereunder, then such Lender shall promptly notify the Borrower thereof and such Lender’s obligation to make LIBOR Loans shall be suspended until such time as such Lender may again make and maintain LIBOR Loans (in which case the provisions of Section 5.04 shall be applicable).
Section 5.04 Base Rate Loans Pursuant to Sections 5.01, 5.02 and 5.03. If the obligation of any Lender to make LIBOR Loans shall be suspended pursuant to Sections 5.01, 5.02 or 5.03 (“Affected Loans”), all Affected Loans which would otherwise be made by such Lender shall be made instead as Base Rate Loans (and, if an event referred to in Section 5.01(b) or Section 5.03 has occurred and such Lender so requests by notice to the Borrower, all Affected Loans of such Lender then outstanding shall be automatically converted into Base Rate Loans on the date specified by such Lender in such notice) and, to the extent that Affected Loans are so made as (or converted into) Base Rate Loans, all payments of principal which would otherwise be applied to such Lender’s Affected Loans shall be applied instead to its Base Rate Loans.
Section 5.05 Compensation. The Borrower shall pay to each Lender within thirty (30) days of receipt of written request of such Lender (which request shall set forth, in reasonable detail, the basis for requesting such amounts and which shall be conclusive and binding for all purposes provided that such determinations are made on a reasonable basis), such amount or amounts as shall compensate it for any loss, cost, expense or liability which such Lender determines are attributable to:
(i) any payment, prepayment or conversion of a LIBOR Loan properly made by such Lender or the Borrower for any reason (including, without limitation, the acceleration of the Loans pursuant to Section 10.01) on a date other than the last day of the Interest Period for such Loan; or
(ii) any failure by the Borrower for any reason (including but not limited to, the failure of any of the conditions precedent specified in Article VI to be satisfied) to borrow, continue or convert a LIBOR Loan from such Lender on the date for such borrowing, continuation or conversion specified in the relevant notice given pursuant to Section 2.02(c).
Without limiting the effect of the preceding sentence, such compensation shall include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the principal amount so paid, prepaid or converted or not borrowed for the period from the date of such payment, prepayment or conversion or failure to borrow to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, the Interest Period for such Loan which would have commenced on the date specified for such borrowing) at the applicable rate of interest for such Loan provided for herein over (ii) the interest component of the amount such Lender would have bid in the London interbank market for Dollar deposits of leading banks in amounts comparable to such principal amount and with maturities comparable to such period (as reasonably determined by such Lender).

ARTICLE VI
Conditions Precedent
Section 6.01 Initial Funding. The obligation of the Lenders to make the Initial Funding and of any Issuing Bank to issue any Letters of Credit hereunder is subject to the receipt by the Administrative Agent and the Lenders of all fees payable pursuant to Section 2.04 on or before the Closing Date and the receipt by the Administrative Agent of the following documents and satisfaction of the other conditions provided in this Section 6.01, each of which shall be satisfactory to the Administrative Agent in form and substance:
(a) A certificate of the Secretary or an Assistant Secretary of the Borrower setting forth (i) resolutions of its sole member with respect to the authorization of the Borrower to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers of the Borrower or its sole member (y) who are authorized to sign the Loan Documents to which Borrower is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the certificate of formation and operating agreement of the Borrower, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificate until the Administrative Agent receives notice in writing from the Borrower to the contrary.
(b) A certificate of the Secretary or an Assistant Secretary of each Guarantor setting forth (i) resolutions with respect to the authorization of such Guarantor to execute and deliver the Loan Documents to which it is a party and to enter into the transactions contemplated in those documents, (ii) the officers (y) who are authorized to sign the Loan Documents to which such Guarantor is a party and (z) who will, until replaced by another officer or officers duly authorized for that purpose, act as its representative for the purposes of signing documents and giving notices and other communications in connection with this Agreement and the transactions contemplated hereby, (iii) specimen signatures of the authorized officers, and (iv) the certificate of formation and operating agreement (or equivalent constituent documents) of such Guarantor, certified as being true and complete. The Administrative Agent and the Lenders may conclusively rely on such certificates until they receive notice in writing from any Guarantor to the contrary.
(c) Certificates of the appropriate state agencies with respect to the existence, qualification and good standing of the Obligors.
(d) A compliance certificate which shall be substantially in the form of Exhibit C, duly and properly executed by a Responsible Officer and dated as of the date of the Initial Funding.
     (e) The Notes, duly completed and executed.
(f) The Security Instruments, including those described on Exhibit D, duly completed and executed by the respective parties thereto in sufficient number of counterparts for recording, if necessary including delivery of all original stock certificates, blank stock powers, and Intercompany Notes duly endorsed as required under such Security Instruments.
     (g) Review of Obligors’ financial condition satisfactory to Lenders.
(h) An opinion of Ledgewood, counsel to the Obligors and from other local counsel acceptable to the Administrative Agent with respect to enforceability of the Security Instruments under the laws of the states wherein the Oil and Gas Properties are located, each in form and substance satisfactory to the Administrative Agent, as to such matters incident to the transactions herein contemplated as the Administrative Agent may reasonably request.

(i) A certificate of insurance coverage of the Borrower and each Guarantor evidencing that the Borrower and each Guarantor are carrying insurance in accordance with Section 7.20 and Section 8.03(b).
(j) Title information as the Administrative Agent may require setting forth the status of title acceptable to the Administrative Agent to at least 80% of the value of the Oil and Gas Properties of the Obligors, including the Obligors’ pro rata interest in the Partnerships’ Oil and Gas Properties included in the Initial Reserve Report.
(k) The Administrative Agent shall have been furnished with appropriate UCC search certificates and other evidence satisfactory to the Administrative Agent with respect to Obligors’ and the Partnerships’ Oil and Gas Properties reflecting no prior Liens other than Excepted Liens.
(l) Environmental assessments and other reports to the extent maintained by Obligors covering Obligors’ and the Partnerships’ Oil and Gas Properties reporting on the current environmental condition of such Properties satisfactory to Lenders.
(m) All authorizations, approvals or consents as may be necessary for the execution, delivery and performance by any Obligor under this Agreement.
     (n) The Guaranty Agreements duly completed and executed by the Guarantors.
(o) Consummation of the Initial Public Offering on or prior to January 31, 2007, on substantially the same terms as contained in the Registration Statement.
(p) (A) The Borrower shall have received all governmental, shareholder and third party consents and approvals necessary to consummate the Initial Public Offering, which consents and approvals are in full force and effect, (B) no order, decree, judgment, ruling or injunction exists which restrains the consummation of the Initial Public Offering or the transactions contemplated by this Agreement, and (C) there is no pending, or to the knowledge of the Borrower, threatened, action, suit, investigation or proceeding which seeks to restrain or affect the Initial Public Offering, or which, if adversely determined, could materially and adversely affect the ability of AER to consummate the Initial Public Offering.
(q) Evidence that the AAI Credit Agreement has been, or concurrently with the Closing Date is being, terminated and all Liens securing obligations under the AAI Credit Agreement have been, or concurrently with the Closing Date are being released.
(r) Such other assurances, certificates, documents, consents or opinions as the Administrative Agent or any Lender or special counsel to the Administrative Agent may reasonably request.
Section 6.02 Initial and Subsequent Loans and Letters of Credit. The obligation of the Lenders to make Loans to the Borrower upon the occasion of each borrowing hereunder and to issue, renew, extend or reissue Letters of Credit (including the Initial Funding) is subject to the further conditions precedent that, as of the date of such Loans and after giving effect thereto:
(a) no Default shall have occurred and be continuing;
(b) no Material Adverse Effect shall have occurred; and

(c) the representations and warranties made by the Borrower in Article VII and in the Security Instruments shall be true on and as of the date of the making of such Loans or issuance, renewal, extension or reissuance of a Letter of Credit with the same force and effect as if made on and as of such date and following such new borrowing, except to the extent such representations and warranties are expressly limited to an earlier date.
Each request for a borrowing or issuance, renewal, extension or reissuance of a Letter of Credit by the Borrower hereunder shall constitute a certification by the Borrower to the effect set forth in Section 6.02(c) (both as of the date of such notice and, unless the Borrower otherwise notifies the Administrative Agent prior to the date of and immediately following such borrowing or issuance, renewal, extension or reissuance of a Letter of Credit as of the date thereof).
Section 6.03 Conditions Precedent for the Benefit of Lenders. All conditions precedent to the obligations of the Lenders to make any Loan are imposed hereby solely for the benefit of the Lenders, and no other Person may require satisfaction of any such condition precedent or be entitled to assume that the Lenders will refuse to make any Loan in the absence of strict compliance with such conditions precedent.
Section 6.04 No Waiver. No waiver of any condition precedent shall preclude the Administrative Agent or the Lenders from requiring such condition to be met prior to making any subsequent Loan or preclude the Lenders from thereafter declaring that the failure of the Borrower to satisfy such condition precedent constitutes a Default.
ARTICLE VII
Representations and Warranties
Each of the Obligors represents and warrants to the Administrative Agent and the Lenders that (each representation and warranty herein is given as of the Closing Date and shall be deemed repeated and reaffirmed on the dates of each borrowing and issuance, renewal, extension or reissuance of a Letter of Credit as provided in Section 6.02):
Section 7.01 Corporate Existence. Each of the Obligors: (i) is a corporation, or limited partnership or limited liability company duly organized, formed, legally existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable; (ii) has all requisite corporate, partnership, or limited liability company power, as applicable, and has all material governmental licenses, authorizations, consents and approvals necessary to own its assets and carry on its business as now being or as proposed to be conducted; and (iii) is qualified to do business in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure so to qualify would have a Material Adverse Effect.
Section 7.02 Financial Condition. The Financial Statements are complete and correct and fairly present the consolidated financial condition of the AER and its Consolidated Subsidiaries as of the applicable dates and the results of its operations for the applicable period, all in accordance with GAAP, as applied on a consistent basis (subject, in the case of the interim financial statements, to normal year-end adjustments, and in the case of the historical financial statements of Atlas America E&P Operations, to the matters described in the Registration Statement under the heading, “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Comparability of Financial Statements”). Neither the Borrower nor any Guarantor has on the Closing Date any material Debt, contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments. Since December 31, 2005, there has been no change or event having a Material Adverse Effect.

Section 7.03 Litigation. Except as disclosed to the Lenders in Schedule 7.03 hereto, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of the Obligors threatened against or affecting the Obligors or any Subsidiary which involves the possibility of any judgment or liability against any Obligor or any Subsidiary not fully covered by insurance (except for normal deductibles), and which would have a Material Adverse Effect. Schedule 7.03 attached hereto is a list of all litigation in which any Obligor is a party under which the amount in controversy including all expenses, fees and costs is greater than $250,000.
Section 7.04 No Breach. Neither the execution and delivery of the Loan Documents, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent which has not been obtained as of the Closing Date under, the respective charter or by-laws of the Obligors, or any Governmental Requirement, or any agreement or instrument to which any Obligor is a party or by which it is bound or to which it or its Properties are subject, or constitute a default under any such agreement or instrument, or result in the creation or imposition of any Lien upon any of the revenues or assets of the Obligor pursuant to the terms of any such agreement or instrument other than the Liens created by the Loan Documents.
Section 7.05 Authority. Each Obligor has all necessary corporate, limited liability company, or partnership power and authority, as applicable, to execute, deliver and perform its obligations under the Loan Documents to which it is a party; and the execution, delivery and performance by each Obligor of the Loan Documents to which it is a party, have been duly authorized by all necessary corporate, limited liability company, or partnership action, as applicable, on its part; and the Loan Documents constitute the legal, valid and binding obligations of each Obligor, enforceable in accordance with their terms.
Section 7.06 Approvals. No authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other Person are necessary for the execution, delivery or performance by any Obligor of the Loan Documents to which it is a party or for the validity or enforceability thereof, except for the recording and filing of the Security Instruments as required by this Agreement.
Section 7.07 Use of Loans. The proceeds of the Loans shall be used (i) to repay on the Closing Date advances from AAI relating to the AAI Credit Agreement, (ii) for the development of the Obligors’ Oil and Gas Properties and the acquisition of Oil and Gas Properties and related assets by the Obligors, (iii) to fund Obligors’ capital contributions under the Partnerships, provided such capital contributions may not be used for the purpose of funding partnership distributions, (iv) as working capital, (v) for Letters of Credit to support the obligations of the Borrower and its Subsidiaries, and (vi) for general company purposes of the Borrower and its Subsidiaries. Neither the Borrower nor any other Obligor is engaged principally, or as one of its important activities, in the business of extending credit for the purpose, whether immediate, incidental or ultimate, of buying or carrying margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) and no part of the proceeds of any Loan hereunder will be used to buy or carry any margin stock.
     Section 7.08 ERISA.
(a) Each Obligor, each Subsidiary and each ERISA Affiliate have complied in all material respects with ERISA and, where applicable, the Code regarding each Plan.
(b) Each Plan is, and has been, maintained in substantial compliance with ERISA and, where applicable, the Code.

(c) No act, omission or transaction has occurred which could result in imposition on any Obligor, any Subsidiary or any ERISA Affiliate (whether directly or indirectly) of (i) either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed pursuant to Chapter 43 of Subtitle D of the Code or (ii) breach of fiduciary duty liability damages under section 409 of ERISA.
(d) No contingent obligations remain due to the termination of any Plan (other than a defined contribution plan) or any trust created under any such Plan since September 2, 1974. The only Plan that has been terminated was for The Atlas Group, Inc. No liability to the PBGC (other than for the payment of current premiums which are not past due) by any Obligor, any Subsidiary or any ERISA Affiliate has been or is expected by any Obligor, any Subsidiary or any ERISA Affiliate to be incurred with respect to any Plan. No ERISA Event with respect to any Plan has occurred.
(e) Full payment when due has been made of all amounts which any Obligor, any Subsidiary or any ERISA Affiliate is required under the terms of each Plan or applicable law to have paid as contributions to such Plan, and no accumulated funding deficiency (as defined in section 302 of ERISA and section 412 of the Code), whether or not waived, exists with respect to any Plan.
(f) The actuarial present value of the benefit liabilities under each Plan which is subject to Title IV of ERISA does not, as of the end of each Obligor’s most recently ended fiscal year, exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA.
(g) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains, or contributes to an employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by an Obligor, a Subsidiary or any ERISA Affiliate in its sole discretion at any time without any material liability.
(h) None of the Obligors, any Subsidiary or any ERISA Affiliate sponsors, maintains or contributes to, or has at any time in the preceding six calendar years, sponsored, maintained or contributed to, any Multiemployer Plan.
(i) None of the Obligors, any Subsidiary or any ERISA Affiliate is required to provide security under section 401 (a)(29) of the Code due to a Plan amendment that results in an increase in current liability for the Plan.
Section 7.09 Taxes. Each Obligor and its Subsidiaries has filed all United States federal income tax returns and all other tax returns which are required to be filed by them, or otherwise obtained appropriate extensions to file, and have paid all material taxes due pursuant to such returns or pursuant to any assessment received by any Obligor or any Subsidiary except such taxes that are being contested in good faith by appropriate proceedings and for which such Obligor, as applicable, has set aside on its books adequate reserves in accordance with GAAP. The charges, accruals and reserves on the books of each Obligor and its Subsidiaries in respect of taxes and other governmental charges are, in the opinion of the Borrower, adequate. No tax lien has been filed and, to the knowledge of the Obligors, no claim is being asserted with respect to any such tax, fee or other charge.
Section 7.10 Titles, etc.
(a) Each of the Obligors has good and marketable title to its Oil and Gas Properties, free and clear of all Liens, except Excepted Liens. After giving full effect to the Excepted Liens, each Obligor owns either directly in its own name, or indirectly through its percentage ownership interest in the Partnerships, the net interests in production attributable to its Hydrocarbon Interests reflected in the most recently delivered Ownership Report and the ownership of such Oil and Gas Properties shall not in any material respect obligate such Obligor to bear the costs and expenses relating to the maintenance, development and operations of each such Oil and Gas Property in an amount in excess of the working interest of each Oil and Gas Property set forth in the most recently delivered Reserve Report; provided that to the extent an Obligor is a general partner of a Partnership, such Obligor is liable for all of the costs and expenses attributable to such Partnership’s interest, but only entitled to such Obligor’s percentage interest in such Partnership’s net revenues. In the event an Obligor, as a general partner, pays more than its partnership share of such Partnership’s costs and expenses, such Obligor is entitled to reimbursement of such excess amount out of the future income of such Partnership. All information contained in the most recently delivered Ownership Report and Reserve Report is true and correct in all material respects as of the date thereof.

(b) All leases and agreements necessary for the conduct of the business of the Obligors are valid and subsisting, in full force and effect and there exists no default or event or circumstance which with the giving of notice or the passage of time or both would give rise to a default under any such lease or leases, which would affect in any material respect the conduct of the business of any Obligor.
(c) The rights, Properties and other assets presently owned, leased or licensed by the Obligors including, without limitation, all easements and rights of way, include all rights, Properties and other assets necessary to permit each Obligor to conduct its business in all material respects in the same manner as its business has been conducted prior to the Closing Date.
(d) All of the assets and Properties of any Obligor which are reasonably necessary for the operation of its business are in good working condition and are maintained in accordance with prudent business standards.
Section 7.11 No Material Misstatements. No written information, statement, exhibit, certificate, document or report furnished to the Administrative Agent and the Lenders (or any of them) by any Obligor in connection with the negotiation of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not materially misleading in the light of the circumstances in which made; provided that, with respect to financial projections concerning the Borrower and its Subsidiaries, the Borrower represents only that such information was prepared in good faith based on assumptions believed to be reasonable at the time. There is no fact peculiar to any Obligor which has a Material Adverse Effect or in the future is reasonably likely to have a Material Adverse Effect and which has not been set forth in this Agreement or the other documents, certificates and statements furnished to the Administrative Agent by or on behalf of the Obligors prior to, or on, the Closing Date in connection with the transactions contemplated hereby.
Section 7.12 Investment Company Act. None of the Obligors nor any Subsidiary is an “investment company” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.
     Section 7.13 [Intentionally Deleted]
Section 7.14 Partnership Interests. Obligors own the percentage general partner and limited partner interests in the Partnerships set forth on Schedule 7.14. None of the Obligors own any interest in any partnership or other Special Entity other than the Special Entities listed on Schedule 7.15 and the Partnerships. The Obligors’ ownership interests in the Partnerships are free and clear of any and all liens, claims and encumbrances including any preferential rights to purchase and consents to assignments.

Section 7.15 Capitalization and Subsidiaries. The amount and type of the authorized securities of each of the entities listed on Schedule 7.15 are accurately described thereon, and all such securities that are issued and outstanding have been validly issued and are fully paid and nonassessable and are owned by and issued to the Person listed as their owner on Schedule 7.15. Except for the Persons set forth on Schedule 7.15, neither Borrower nor any Guarantor owns directly or indirectly any capital stock of any other Person other than the Partnerships. Borrower and each Guarantor has good and marketable title to all the securities of the Subsidiaries (except for the Unrestricted Entities) issued to it, free and clear of all liens and encumbrances, and all such securities have been duly and validly issued and are fully paid and nonassessable.
Section 7.16 Location of Business and Offices. Each Obligor’s principal place of business and chief executive offices are located at the address stated on the signature page of this Agreement.
Section 7.17 Defaults. None of the Obligors is in default nor has any event or circumstance occurred which, but for the expiration of any applicable grace period or the giving of notice, or both, would constitute a default under any Material Agreement or instrument to which any Obligor is a party or by which any Obligor is bound. No Default hereunder has occurred and is continuing.
Section 7.18 Environmental Matters. Except as would not have a Material Adverse Effect (or with respect to (c), (d) and (e) below, where the failure to take such actions would not have a Material Adverse Effect):
(a) Neither any Property of Borrower or any Subsidiary nor the operations conducted thereon violate any order or requirement of any court or Governmental Authority or any Environmental Laws;
(b) Without limitation of clause (a) above, no Property of Borrower or any Subsidiary nor the operations currently conducted thereon or, to the best knowledge of the Obligors, by any prior owner or operator of such Property or operation, are in violation of or Subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to any remedial obligations under Environmental Laws;
(c) All notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of Borrower and each Subsidiary, including without limitation past or present treatment, storage, disposal or release of a hazardous substance or solid waste into the environment, have been duly obtained or filed, and Borrower and each Subsidiary are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations;
(d) All hazardous substances, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrower or any Subsidiary have in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of the Obligors, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;
(e) Borrower has taken all steps reasonably necessary to determine and have determined that no hazardous substances, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any hazardous substances on or to any Property of Borrower or any Subsidiary except in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment;

(f) To the extent applicable, all Property of Borrower and each Subsidiary currently satisfies all design, operation, and equipment requirements imposed by the OPA or scheduled as of the Closing Date to be imposed by OPA during the term of this Agreement, and Borrower does not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and
(g) Neither Borrower nor any Subsidiary has any known contingent liability in connection with any release or threatened release of any oil, hazardous substance or solid waste into the environment.
Section 7.19 Compliance with the Law. None of the Obligors has violated any Governmental Requirement or failed to obtain any license, permit, franchise or other governmental authorization necessary for the ownership of any of its Properties or the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Except for such acts or failures to act as would not have a Material Adverse Effect, the Oil and Gas Properties of the Obligors (and properties unitized therewith) have been maintained, operated and developed in a good and workmanlike manner and in conformity with all applicable laws and all rules, regulations and orders of all duly constituted authorities having jurisdiction and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Hydrocarbon Interests and other contracts and agreements forming a part of such Oil and Gas Properties; specifically in this connection, (i) after the Closing Date, no Oil and Gas Property of any Obligor is subject to having allowable production reduced below the full and regular allowable (including the maximum permissible tolerance) because of any overproduction (whether or not the same was permissible at the time) prior to the Closing Date and (ii) none of the wells comprising a part of the Oil and Gas Properties of any Obligor (or properties unitized therewith) are deviated from the vertical more than the maximum permitted by applicable laws, regulations, rules and orders, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, such Oil and Gas Properties (or in the case of wells located on properties unitized therewith, such unitized properties).
Section 7.20 Insurance. Schedule 7.20 attached hereto contains an accurate and complete description of all material policies of fire, liability, workers’ compensation and other forms of insurance owned or held by the Obligors. All such policies are in full force and effect, all premiums with respect thereto covering all periods up to and including the date of the closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with all requirements of law and of all agreements to which any Obligor is a party; are valid, outstanding and enforceable policies; provide adequate insurance coverage in at least such amounts and against at least such risks (but including in any event public liability) as are usually insured against in the same general area by companies engaged in the same or a similar business for the assets and operations of the Obligors; will remain in full force and effect through the respective dates set forth in Schedule 7.20 without the payment of additional premiums; and will not in any way be affected by, or terminate or lapse by reason of, the transactions contemplated by this Agreement. Schedule 7.20 identifies all material risks, if any, which each Obligor and their respective Board of Directors or officers have designated as being self insured. None of the Obligors has been refused any insurance with respect to its assets or operations, nor has its coverage been limited below usual and customary policy limits, by an insurance carrier to which it has applied for any such insurance or with which it has carried insurance during the last three years.
Section 7.21 Hedging Agreements. Schedule 7.21 sets forth, as of the Closing Date, a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counter party to each such agreement. Borrower is the only Person authorized to enter into Hedging Agreements on behalf of the Obligors and the Partnerships, and no other Obligor or Partnership currently does (or will in the future) enter into any Hedging Agreement on its own behalf.

Section 7.22 Restriction on Liens. Neither the Borrower nor any Guarantor is a party to any agreement or arrangement (other than this Agreement and the Security Instruments), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to other Persons on or in respect of their respective assets or Properties.
Section 7.23 Material Agreements. Set forth on Schedule 7.23 is a complete list of all agreements, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, partnership agreements, exploration and development agreements, joint venture agreements, and other instruments which are material to each Obligor’s business, activities, and operation or ownership of such Obligors’ Property (the "Material Agreements") in effect or to be in effect as of the Closing Date (other than the Partnership Agreements set forth on Schedule 7.14 and Hedging Agreements set forth on Schedule 7.21) providing for, evidencing, securing or otherwise relating to any Debt of any such Obligor or any of its Subsidiaries, and all obligations of Borrower or any of the Guarantors to issuers of surety or appeal bonds issued for account of any such Obligor. The Borrower shall also make available to Administrative Agent and Lenders all Material Agreements and other agreements and instruments (excluding any such agreements and other instruments that are cancelable upon 60 or less days notice) of Borrower and each of the Obligors relating to the purchase, transportation by pipeline, gas processing, marketing, sale and supply of natural gas and other Hydrocarbons, but in any event, any such agreement or other instrument that will account for more than 10% of the sales of any such Obligor during the Borrower’s current fiscal year. Upon request by Administrative Agent, the Borrower shall deliver, or caused to be delivered, to the Administrative Agent and the Lenders a complete and correct copy of all such Material Agreements.
Section 7.24 Gas Imbalances. As of the Closing Date, except as set forth on Schedule 7.24 or on the most recent certificate delivered pursuant to Section 8.07(c), on a net basis there are no gas imbalances, take or pay or other prepayments with respect to any of the Obligors’ Oil and Gas Properties which would require any such Obligors to deliver, in the aggregate, five percent (5%) or more of the monthly production of Hydrocarbons produced from their Oil and Gas Properties at some future time without then or thereafter receiving fall payment therefor.
Section 7.25 Relationship of Obligors. The Obligors are engaged in related businesses and each Obligor is directly and indirectly dependent upon each other Obligor for and in connection with their business activities and their financial resources; and each Obligor has determined, reasonably and in good faith, that such Obligor will receive substantial direct and indirect economic and financial benefits from the extensions of credit made under this Agreement, and such extensions of credit are in the best interests of such Obligor, having regard to all relevant facts and circumstances.
Section 7.26 Solvency. The Borrower and its Subsidiaries individually and on a consolidated basis are not insolvent as such term is used and defined in the United States Bankruptcy Code.

ARTICLE VIII
Affirmative Covenants
Each of the Obligors covenants and agrees that, so long as any of the Commitments are in effect and until payment in full of all Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder:
Section 8.01 Reporting Requirements. The Obligors shall deliver, or shall cause to be delivered, to the Administrative Agent with sufficient copies of each for the Lenders:
(a) Annual Financial Statements. As soon as available and in any event within one hundred (100) days after the end of each of its fiscal year, the audited consolidated and unaudited consolidating statements of income, stockholders’ equity, changes in financial position and cash flow for AER and its Consolidated Subsidiaries for such fiscal year, and the related consolidated and consolidating balance sheets of AER and its Consolidated Subsidiaries as at the end of such fiscal year, and setting forth in each case in comparative form the corresponding figures for the preceding fiscal year, and accompanied by the related opinion of independent public accountants of recognized national standing acceptable to the Administrative Agent which opinion shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of such Person and its Consolidated Subsidiaries as at the end of, and for, such fiscal year and that such financial statements have been prepared in accordance with GAAP, except for such changes in such principles with which the independent public accountants shall have concurred and such opinion shall not contain a “going concern” or like qualification or exception, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default.
(b) Quarterly Financial Statements. As soon as available and in any event within fifty-five (55) days after the end of each of the first three fiscal quarterly periods of each of its fiscal year for each of AER, consolidated and consolidating statements of income, stockholders’ equity, changes in financial position and cash flow of AER and its Consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated and consolidating balance sheets as at the end of such period, and setting forth in each case in comparative form the corresponding figures for the corresponding period in the preceding fiscal year, accompanied by the certificate of a Responsible Officer, which certificate shall state that said financial statements fairly present the consolidated and consolidating financial condition and results of operations of such Person and its Consolidated Subsidiaries in accordance with GAAP, as at the end of, and for, such period (subject to normal year-end audit adjustments).
(c) Notice of Default, Etc. Promptly after any Obligor knows that any Default, Event of Default, labor dispute, or any Material Adverse Effect has occurred, a notice of such Default or Material Adverse Effect, describing the same in reasonable detail and the action the Borrower or any Guarantor proposes to take with respect thereto.
(d) Other Accounting Reports. Promptly upon receipt thereof, a copy of each other report or letter submitted to the Obligor or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Obligor and its Subsidiaries, and a copy of any response by the Obligor or any Subsidiary, or the board of directors or comparable governing body of the Obligor or such Subsidiary, to such letter or report.
(e) SEC Filings, Etc. Promptly upon its becoming available, each financial statement, report, notice or proxy statement sent by AER and its Subsidiaries to stockholders generally and each regular or periodic report and any registration statement, prospectus or written communication (other than transmittal letters) in respect thereof filed by AER and its Subsidiaries with or received by AER and its Subsidiaries in connection therewith from any securities exchange or the SEC or any successor agency.

Documents required to be delivered pursuant to this Section 8.01(e) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which AER posts such documents to EDGAR (or such other free, publicly-accessible internet database that may be established and maintained by the SEC as a substitute for or successor to EDGAR); provided that: (i) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender; and (ii) the Borrower shall notify the Administrative Agent and each Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents.
(f) Notices Under Other Loan Agreements. Promptly after the furnishing thereof, copies of any statement, report or notice furnished by AER, Borrower or any of its Subsidiaries to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 8.01.
(g) Other Matters. From time to time such other information regarding the business, affairs or financial condition of any Obligor or any Subsidiary (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as any Lender or the Administrative Agent may reasonably request.
(h) Hedging Agreements. As soon as available and in any event within fifteen Business Days after the last day of each fiscal quarter, (i) a report, in form and substance satisfactory to the Administrative Agent, setting forth as of the last Business Day of such fiscal quarter a true and complete list of all Hedging Agreements (including commodity price swap agreements, forward agreements or contracts of sale which provide for prepayment for deferred shipment or delivery of oil, gas or other commodities) of the Obligors, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value therefor, any new credit support agreements relating thereto not listed on Schedule 7.21, any margin required or supplied under any credit support document, and the counter party to each such agreement, and (ii) a hedging compliance report substantially in the form attached hereto as Exhibit I.
The Borrower will furnish to the Administrative Agent, at the time it furnishes each set of financial statements pursuant to paragraph (a) or (b) above, a certificate substantially in the form of Exhibit C executed by a Responsible Officer (i) certifying as to the matters set forth therein and stating that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail), and (ii) setting forth in reasonable detail the computations necessary to determine whether the Borrower is in compliance with Sections 9.13, 9.14, and 9.15 as of the end of Borrower’s fiscal quarter or fiscal year.
Section 8.02 Litigation. Borrower and its Subsidiaries shall promptly give to the Administrative Agent notice of any litigation or proceeding against or adversely affecting Borrower or any Subsidiary in which the amount claimed exceeds $1,000,000 or an aggregate of claims in excess of $5,000,000 and is not otherwise covered in full by insurance (subject to normal and customary deductibles and for which the insurer has not assumed the defense), or in which injunctive or similar relief is sought. Borrower will, and will cause each of its Subsidiaries to, promptly notify the Administrative Agent and each of the Lenders of any claim, judgment, Lien or other encumbrance affecting any Property of Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $1,000,000 or an aggregate of such claims in excess of $5,000,000.

     Section 8.03 Maintenance, Etc.
(a) Generally. Except as permitted under Section 9.09, each Obligor shall and shall cause each of its Subsidiaries to: preserve and maintain its organization, existence and all of its material rights, privileges and franchises; keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities; comply with all Governmental Requirements if failure to comply with such requirements will have a Material Adverse Effect; pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; upon reasonable notice, permit representatives of the Administrative Agent or any Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect its Properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by such Lender or the Administrative Agent (as the case may be); and keep, or cause to be kept, insured by financially sound and reputable insurers all Property of a character usually insured by Persons engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such Persons and carry such other insurance as is usually carried by such Persons including, without limitation, environmental risk insurance to the extent reasonably available.
(b) Proof of Insurance. Contemporaneously with the delivery of the financial statements required by Section 8.01(a) to be delivered for each year, the Borrower will furnish or cause to be furnished to the Administrative Agent and the Lenders a certificate of insurance coverage from the insurer in form and substance satisfactory to the Administrative Agent listing Administrative Agent as “loss payee” and, if requested, will furnish the Administrative Agent and the Lenders copies of the applicable policies.
(c) Oil and Gas Properties. Borrower will and will cause each of its Subsidiaries to, do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency all of its Oil and Gas Properties and other material Properties including, without limitation, all equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Oil and Gas Properties and other material Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts. Borrower will and will cause each of its Subsidiaries to promptly: (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses and indebtedness accruing under the leases or other agreements affecting or pertaining to its Oil and Gas Properties, (ii) perform or make reasonable and customary efforts to cause to be performed, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, leases, sub-leases, contracts and agreements affecting its interests in its Oil and Gas Properties and other material Properties, (iii) will and will cause each Subsidiary to do all other things necessary to keep unimpaired, except for Liens described in Section 9.03, its rights with respect to its Oil and Gas Properties and other material Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing Hydrocarbons in economically reasonable amounts and except for Transfers permitted by Section 9.16. Borrower will and will cause each of its Subsidiaries to operate its Oil and Gas Properties and other material Properties or cause or make reasonable and customary efforts to cause such Oil and Gas Properties and other material Properties to be operated in a careful and efficient manner in accordance with the practices of the industry and in compliance with all applicable contracts and agreements and in compliance in all material respects with all Governmental Requirements.

     Section 8.04 Environmental Matters.
(a) Establishment of Procedures. The Obligors will and will cause each of their Subsidiaries to establish and implement such procedures as may be reasonably necessary to continuously determine and assure that any failure of the following does not have a Material Adverse Effect: (i) all Property of the Obligors and their Subsidiaries and the operations conducted thereon and other activities of the Obligors and their Subsidiaries are in compliance with and do not violate the requirements of any Environmental Laws, (ii) no oil, hazardous substances or solid wastes are disposed of or otherwise released on or to any Property owned by any such party except in compliance with Environmental Laws, (iii) no hazardous substance will be released on or to any such Property in a quantity equal to or exceeding that quantity which requires reporting pursuant to Section 103 of CERCLA, and (iv) no oil, oil and gas exploration and production wastes or hazardous substance is released on or to any such Property so as to pose an imminent and substantial endangerment to public health or welfare or the environment.
(b) Notice of Action. The Obligors will promptly notify the Administrative Agent and the Lenders in writing of any threatened action, investigation or inquiry by any Governmental Authority of which any Obligor has knowledge in connection with any Environmental Laws, excluding routine testing and corrective action.
(c) Future Acquisitions. The Obligors will and will cause each of their Subsidiaries to provide environmental audits and tests in accordance with American Society for Testing and Materials standards as reasonably requested by the Administrative Agent and the Lenders (or as otherwise required to be obtained by the Administrative Agent or the Lenders by any Governmental Authority) in connection with any future acquisitions of Oil and Gas Properties or other material Properties.
Section 8.05 Further Assurances. The Obligors will and will cause each of their Subsidiaries to cure promptly any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Obligors at their expense will and will cause each Subsidiary to promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Obligors or any Subsidiary, as the case may be, in any Loan Document, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in any Loan Document, or to state more fully the security obligations set out herein or in any Loan Document, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith.
Section 8.06 Performance of Obligations. The Borrower will pay the Notes according to the reading, tenor and effect thereof; the Guarantors will pay under the Guarantees according to the terms thereof, and the Obligors will and will cause each of their Subsidiaries to do and perform every act and discharge all of the obligations to be performed and discharged by them under this Agreement and any other Loan Document, at the time or times and in the manner specified.
     Section 8.07 Engineering Reports.
(a) Not less than 30 days prior to each Scheduled Borrowing Base Redetermination Date, commencing with the Scheduled Borrowing Base Redetermination to occur on or around March 15, 2007, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report. The Reserve Reports delivered in connection with each March 15 Scheduled Borrowing Base Redetermination, commencing March 15, 2007, shall be prepared by certified independent petroleum engineers or other independent petroleum consultant(s) acceptable to the Administrative Agent. The Reserve Reports delivered in connection with each September 15 Scheduled Borrowing Base Redetermination, commencing September 15, 2007, shall be prepared by or under the supervision of the chief engineer of the Borrower and a Responsible Officer shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Scheduled Borrowing Base Redetermination Reserve Report.

(b) In the event of an unscheduled redetermination, the Borrower shall furnish to the Administrative Agent and the Lenders a Reserve Report prepared by or under the supervision of the chief engineer of the Obligors together with the certificate of a Responsible Officer who shall certify such Reserve Report to be true and accurate and to have been prepared in accordance with the procedures used in the immediately preceding Reserve Report. For any unscheduled redetermination requested by the Lenders or the Borrower pursuant to Section 2.08(d), the Borrower shall provide such Reserve Report with an “as of” date as required by the Lenders as soon as possible, but in any event no later than 30 days following the receipt of the request by the Administrative Agent.
(c) With the delivery of each Reserve Report, the Borrower shall provide, or cause to be provided, to the Administrative Agent and the Lenders, a certificate from a Responsible Officer certifying that, to the best of his knowledge and in all material respects: (i) the information contained in the Reserve Report and any other information delivered in connection therewith is true and correct, (ii) the Obligors and the Partnerships own good and marketable title to the Oil and Gas Properties evaluated in such Reserve Report and such Properties are free of all Liens except for Liens permitted by Section 9.03, (iii) except as set forth on an exhibit to the certificate, on a net basis there are no gas imbalances, take or pay or other prepayments with respect to its Oil and Gas Properties evaluated in such Reserve Report which would require any Obligor to deliver Hydrocarbons produced from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, (iv) none of Obligor’s or and the Partnerships’ Oil and Gas Properties have been sold since the date of the last Borrowing Base determination except as set forth on an exhibit to the certificate, which certificate shall list all of its Oil and Gas Properties sold and in such detail as reasonably required by the Administrative Agent, (v) attached to the certificate is a list of its Oil and Gas Properties added to and deleted from the immediately prior Reserve Report and a list showing any change in working interest or net revenue interest in its Oil and Gas Properties occurring and the reason for such change, (vi) attached to the certificate is a list of all Persons disbursing proceeds to the Obligors from their Oil and Gas Properties, and (vii) all of the Oil and Gas Properties evaluated by such Reserve Report are Mortgaged Property except as set forth on a schedule attached to the certificate.
Section 8.08 Title Curative. Borrower shall cure, and shall cause its Subsidiaries to cure or cause to be cured, any title defects or exceptions which are not Excepted Liens raised by such information, or substitute acceptable Mortgaged Properties with no title defects or exceptions except for Excepted Liens covering Mortgaged Properties of an equivalent value, within 30 days after a request by the Administrative Agent to cure such defects or exceptions.
      Section 8.09 Additional Collateral.
(a) Lien in Oil and Gas Properties. At all times hereunder that the Obligations remain unpaid, including whenever any Obligor acquires any additional Oil and Gas Properties or additional interests in existing Oil and Gas Properties, Obligors shall grant to the Administrative Agent for the benefit of the Lenders as security for the Indebtedness a first-priority Lien interest (subject only to Excepted Liens) covering at least 80% of the total value (based upon the most recent Reserve Report plus the value of Oil and Gas Properties acquired after the date of such Reserve Report determined on a basis consistent with the Reserve Report) of the Obligors’ Oil and Gas Properties either directly under the Mortgages or indirectly under the pledge of their interests in the Partnerships. Such Lien will be created and perfected by and in accordance with the provisions of mortgages, deeds of trust, security agreements and financing statements, or other Security Instruments, all in form and substance satisfactory to the Administrative Agent in its sole discretion and in sufficient executed (and acknowledged where necessary or appropriate) counterparts for recording purposes.

(b) Title Information. Concurrently with the granting of the Lien or other action referred to in Section 8.09(a) above, the Borrower or its Subsidiaries will provide to the Administrative Agent title information in form and substance satisfactory to the Administrative Agent in its sole discretion with respect to such Obligor’s interests in such Oil and Gas Properties.
(c) Legal Opinions. Promptly after the filing of any new Security Instrument in any state, upon the request of the Administrative Agent, Borrower will provide, or cause to be provided, to the Administrative Agent an opinion addressed to the Administrative Agent for the benefit of the Lenders in form and substance satisfactory to the Administrative Agent in its sole discretion from counsel acceptable to Administrative Agent, stating that the Security Instrument is valid, binding and enforceable in accordance with its terms and in legally sufficient form for such jurisdiction.
(d) Letters in Lieu.
(i) Upon request by Administrative Agent and Majority Lenders, Borrower shall, and shall cause its Subsidiaries to, provide to Administrative Agent undated letters, in form of Exhibit F attached hereto, from Borrower or such Subsidiary to each purchaser of production and disburser of proceeds of production from or attributable to the Mortgaged Properties, along with sufficient copies of additional executed letters with the addressees left blank, authorizing and directing the addressees to make future payments attributable to production from the Mortgaged Properties directly to Administrative Agent for the ratable benefit of the Lenders.
(ii) Borrower and each of its Subsidiaries hereby designates Administrative Agent as its agent and attorney-in-fact, to act in their name, place, and stead for the purpose of completing and delivering any and all of the letters in lieu of division orders delivered by Borrower and such Subsidiaries to Administrative Agent, including, without limitation, completing any blanks contained in such letter and attaching exhibits thereto describing the relevant Collateral. The Borrower and each of its Subsidiaries hereby ratifies and confirms all that Administrative Agent shall lawfully do or cause to be done by virtue of this power of attorney and the rights granted with respect to such power of attorney. This power of attorney is coupled with the interest of Administrative Agent in the Collateral, shall commence and be in full force and effect as of the Closing Date and shall remain in full force and effect and shall be irrevocable so long as any Obligation remains outstanding or unpaid or any Commitment exists. The powers conferred on Administrative Agent by this appointment are solely to protect the interests of Administrative Agent and each of the Lenders under the Loan Documents and shall not impose any duty upon Administrative Agent to exercise any such powers. Administrative Agent shall be accountable only for amounts that it actually receives as a result of the exercise of such powers and shall not be responsible to Borrower, its Subsidiaries, or any other Person for any act or failure to act with respect to such powers, except for gross negligence or willful misconduct.
(iii) Until such time as Administrative Agent shall notify Borrower and its Subsidiaries to the contrary, Borrower and its Subsidiaries shall be entitled to receive from the purchasers or disbursers of production all such proceeds of runs, subject however to the liens created under the Security Instruments. Upon the occurrence and during the continuance of a Default or such other time as Administrative Agent shall in its discretion so elect, Administrative Agent may deliver to the addressees the letters-in-lieu described in Subsection 8.09(d)(i) above and may exercise all rights and remedies granted under the Security Instruments, including the right to obtain possession of all proceeds of runs then held by Borrower and its Subsidiaries or to receive directly from the purchaser or disburser of production all other proceeds of runs.

(iv) In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, remission or release of any of its rights under the Security Instruments, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other proceeds of runs thereafter.
(e) Subordination of Obligor’s Liens.
(i) Each Obligor hereby subordinates and assigns in favor of Administrative Agent for the benefit of the Lenders any and all liens, statutory or otherwise and any rights of offset contractual or otherwise it has or may have in the future against such Obligors’ interests in the Mortgaged Properties or in the Oil and Gas Properties and revenues attributable to its interest therein, including the Contracts and Records (defined below).
(ii) Any officer or employee of Administrative Agent is expressly granted the right at its option upon not less than one (1) Business Day’s notice, to visit and inspect (a) each Obligors’ offices, including all books and records, farmout agreements, area of mutual interest agreements, development agreements, geologic and geophysical survey agreements, operating agreements, contracts and other agreements that relate to any of the Mortgaged Properties or in the Oil and Gas Properties, seismic, geological and geophysical, drilling and production data and records, all accounting records, joint interest billing records, division order records, land files, and contracts and records referring to the production, sale, purchase, exchange or processing of Hydrocarbons whether such data, information or agreements are in written form or electronic format (the “Contracts and Records”), and to examine, take copies and extracts therefrom, and (b) any of the Mortgaged Properties.
(iii) Following the occurrence and during the continuance of an Event of Default, each Obligor acknowledges that the Administrative Agent is expressly granted the right to exercise any and all liens, statutory or otherwise, rights of offset or recoupment it has and to receive the monies, income, proceeds, or benefits attributable to the sale of Oil and Gas produced from or attributable to the Mortgaged Properties, to hold the same as security for the Indebtedness and to apply it on the principal and interest or other amounts owing on any of the Indebtedness, whether or not then due, in such order or manner as Administrative Agent may elect.
(iv) In the event of a foreclosure, deed in lieu, or other transfer of record or beneficial ownership or operations of the Mortgaged Properties, each Obligor, as bailee, agrees to cooperate and assist Administrative Agent and its officers, agents and counsel in the peaceful transfer and delivery of such Contracts and Records to such party or parties as Administrative Agent may in writing direct.
(v) Following the occurrence and during the continuance of a Default or Event of Default and within thirty (30) days after receipt of notice from Administrative Agent, Obligors will relinquish their respective rights to operate the Properties of Obligors to the Administrative Agent or its designee.
(f) Pledge of Partnerships. Borrower shall and shall cause each of its Wholly Owned Subsidiaries that are not Unrestricted Entities to pledge all of its interest in any Partnership and to provide such information about such Partnership as Lenders may reasonably request.

(g) Subordination of Intercompany Debt. Any Intercompany Notes or advances of any Obligor howsoever evidenced by journal entries or otherwise now or hereafter owed to or held by any other Obligor are hereby subordinated to the Indebtedness of such other Obligor to the Lenders, and any document or instrument evidencing such loans or advances shall contain a legend giving notice of such subordination. Any Intercompany Notes or advances of any other Obligor due to such Obligor, if the Administrative Agent so requests, shall be collected, enforced and received by such Obligor as trustee for the Lenders and be paid over to the Administrative Agent for the account of the Lenders on account of the Indebtedness but without affecting in any manner the liability of such Obligor under the other provisions of this Agreement or any other Loan Document. Any Lien, claim, right or other encumbrance on any property of any Obligor in favor of any other Obligor is hereby subordinated in all respects to the Liens granted to the Administrative Agent for the benefit of the Lenders.
Section 8.10 ERISA Information and Compliance. The Obligors will promptly furnish and will cause the Subsidiaries and any ERISA Affiliate to promptly furnish to the Administrative Agent with sufficient copies to the Lenders (i) promptly after the filing thereof with the United States Secretary of Labor, the Internal Revenue Service or the PBGC, copies of each annual and other report with respect to each Plan or any trust created thereunder, (ii) immediately upon becoming aware of the occurrence of any ERISA Event or of any “prohibited transaction,” as described in section 406 of ERISA or in section 4975 of the Code, in connection with any Plan or any trust created thereunder, a written notice signed by a Responsible Officer specifying the nature thereof, what action the Obligors, the Subsidiary or the ERISA Affiliate is taking or proposes to take with respect thereto, and, when known, any action taken or proposed by the Internal Revenue Service, the Department of Labor or the PBGC with respect thereto, and (iii) immediately upon receipt thereof, copies of any notice of the PBGCs intention to terminate or to have a trustee appointed to administer any Plan. With respect to each Plan (other than a Multiemployer Plan), the Obligors will, and will cause each Subsidiary and ERISA Affiliate to, (i) satisfy in full and in a timely manner, without incurring any late payment or underpayment charge or penalty and without giving rise to any lien, all of the contribution and funding requirements of section 412 of the Code (determined without regard to subsections (d), (e), (f) and (k) thereof) and of section 302 of ERISA (determined without regard to sections 303, 304 and 306 of ERISA), and (ii) pay, or cause to be paid, to the PBGC in a timely manner, without incurring any late payment or underpayment charge or penalty, all premiums required pursuant to sections 4006 and 4007 of ERISA.
ARTICLE IX
Negative Covenants
The Obligors covenant and agree that, so long as any of the Commitments are in effect and until payment in full of Loans hereunder, all interest thereon and all other amounts payable by the Obligors hereunder, without the prior written consent of the Majority Lenders:
Section 9.01 Debt. None of the Obligors or their Subsidiaries (other than Unrestricted Entities) and none of the Partnerships will incur, create, assume or permit to exist any Debt, except:
(a) the Notes or other Indebtedness or any guaranty of or suretyship arrangement for the Notes or other Indebtedness;
(b) Debt of the Borrower disclosed in Schedule 9.01, and any renewals or extensions (but not increases) thereof;
(c) accounts payable (for the deferred purchase price of Property or services) from time to time incurred in the ordinary course of business which, if greater than 90 days past the invoice or billing date, are being contested in good faith by appropriate proceedings if reserves adequate under GAAP shall have been established therefor;

     (d) Debt under leases permitted under Section 9.08;
(e) Debt associated with bonds or surety obligations pursuant to Governmental Requirements in connection with the operation of any Obligor’s Oil and Gas Properties;
(f) Debt of the Obligors under Hedging Agreements permitted under Section 9.02;
(g) Debt to AAI not to exceed $15,000,000 in the aggregate; provided, that, all such debt shall be unsecured and subordinated to the Obligations on terms and conditions satisfactory to the Administrative Agent;
(h) Intercompany Debt; provided, that, (i) any such Intercompany Debt shall be subordinated to the Obligations upon terms and conditions satisfactory to the Administrative Agent, and (ii) such Intercompany Debt in excess of $250,000 shall be evidenced by an Intercompany Note pledged to secure the Obligations and in the possession of the Administrative Agent; and
(i) Debt of the Borrower and its Subsidiaries not otherwise described under subparagraphs (a) through (h) above not to exceed $5,000,000 in the aggregate.
Section 9.02 Hedging Agreements. Borrower shall not and shall not permit any Guarantor to enter into or in any manner be liable on any Hedging Agreement except:
(a) Hedging Agreements entered into by the Borrower with the purpose and effect of fixing prices on oil and/or gas expected to be produced by the Obligors and the Partnerships, provided that at all times: (i) no such contract shall be for speculative purposes; (ii) no such contract shall be entered into by the Borrower on behalf of another Person, except where Borrower has the contractual authority to enter into such Hedging Agreement on behalf of such Person and the obligations under such Hedging Agreement are fully recourse to such Person, (iii) no such contract when aggregated with all Hedging Agreements entered into by the Borrower, shall be for nominal volumes in excess of 85% of the total Oil and Gas attributable to the Obligors and Partnerships estimated to be produced in any month from the Oil and Gas Properties classified as proved reserves on the most recent Reserve Report(s) covering such Properties; (iv) the agreements documenting such Hedging Agreements do not contain any provision exonerating the non-defaulting party from its obligation to make payments on outstanding transactions to the defaulting party; and (v) each such contract shall be with the Administrative Agent, or any of the Lenders or their Affiliates, or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. (or a successor credit rating agency).
(b) Hedging Agreements entered into with the purpose and effect of fixing interest rates on a principal amount of the Notes of the Borrower that is accruing interest at a variable rate, provided that (1) no such contract shall be for speculative purposes; (2) the floating rate index of each such contract generally matches the index used to determine the floating rates of interest on the corresponding Indebtedness of the Borrower to be hedged by such contract; (3) the aggregate notional amount of such Hedging Agreements shall not exceed seventy-five percent (75%) of the principal outstanding under the Notes; (4) the tenor of each such contract shall not extend beyond the Revolving Credit Termination Date; and (5) each such contract shall be with a Lender or with a counterparty or have a guarantor of the obligation of the counterparty who, at the time the contract is made, has long-term obligations rated AA or Aa2 or better, respectively, by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. (or a successor credit rating agency).

(c) In the event the Borrower enters into a Hedging Agreement with any of the Lenders, the Contingent Obligation evidenced under such Hedging Agreement shall not be applied against such Lender’s Commitment nor against the Borrowing Base Utilization. Any Indebtedness incurred under any Hedging Agreement with any Lender shall be treated as an Obligation pari passu with all Obligations otherwise incurred hereunder or under the other Loan Documents and shall be secured under the Security Instruments.
Section 9.03 Liens. None of the Borrower nor any of its Subsidiaries will create, incur, assume or permit to exist any Lien on any of its Properties (now owned or hereafter acquired), except:
(a) Liens securing the payment of any Indebtedness;
(b) Excepted Liens;
(c) Liens securing leases allowed under Section 9.08, but only on the Property under lease;
(d) Liens on cash or securities of an Obligor securing the Debt described in Section 9.01(f) and (i); and
(e) Liens on the assets of Unrestricted Entities securing Debt of such Unrestricted Entities.
Section 9.04 Investments, Loans and Advances. Borrower will not and will not permit any Guarantor to make or permit to remain outstanding any loans or advances to or investments in any Person, except that the foregoing restriction shall not apply to:
(a) accounts receivable arising in the ordinary course of business;
(b) direct obligations of the United States or any agency thereof, or obligations guaranteed by the United States or any agency thereof, in each case maturing within one year from the date of creation thereof;
(c) commercial paper maturing within one year from the date of creation thereof rated in the highest grade by Standard & Poor’s Corporation or Moody’s Investors Service, Inc.;
(d) deposits maturing within one year from the date of creation thereof with, including certificates of deposit issued by, any Lender or any office located in the United States of any other bank or trust company which is organized under the laws of the United States or any state thereof, has capital, surplus and undivided profits aggregating at least $100,000,000.00 (as of the date of such Lender’s or bank or trust company’s most recent financial reports) and has a short term deposit rating of no lower than A2 or P2, as such rating is set forth from time to time, by Standard & Poor’s Corporation or Moody’s Investors Service, Inc., respectively;
(e) deposits in money market funds investing exclusively in investments described in Section 9.04(c), or 9.04(d);
(f) investments, loans or advances in or to the Borrower or any Subsidiary permitted under Section 9.01(g); and

(g) advances to fund Borrower’s and its Wholly Owned Subsidiaries’ capital contributions under Partnerships as provided under Section 7.07(iii);
(h) Non-hostile acquisitions of equity securities, or assets constituting a business unit, of any Person, provided that: (i) immediately prior to and after giving effect to such acquisition, no Default or Event of Default exists or would result therefrom; (ii) if such acquisition is of equity securities of a Person (other than an Unrestricted Entity), such person becomes a Guarantor; (iii) such Person is principally engaged in the same business as the Obligors; (iv) the Borrower shall be in pro forma compliance with the covenants set forth in Sections 9.13, 9.14 and 9.15 based on the trailing 12 quarters and as adjusted for such acquisition; (v) such acquired Person or assets shall not be subject to any material liabilities except as permitted by this Agreement; and (vi) a first priority perfected lien and security interest shall be granted to the Administrative Agent for the benefit of the Lenders in such acquired assets; provided however, that nothing herein shall require any Unrestricted Entity to grant a first priority lien in its assets; and
(i) other investments, loans or advances not to exceed in the aggregate $7,500,000.
Section 9.05 Dividends, Distributions and Redemptions. The Borrower will not declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its stock now or hereafter outstanding, return any capital to its stockholders or make any distribution of its assets to its stockholders if an Event of Default has occurred and is continuing or would occur as a result of such distribution.
Section 9.06 Sales and Leasebacks. Borrower shall not and shall not permit any Guarantor to enter into any arrangement, directly or indirectly, with any Person whereby any such Obligor shall sell or transfer any of its Property, whether now owned or hereafter acquired, and whereby such shall then or thereafter rent or lease as lessee such Property or any part thereof or other Property which such Obligor intends to use for substantially the same purpose or purposes as the Property sold or transferred.
Section 9.07 Nature of Business. Borrower shall not and shall not permit any Guarantor to allow any material change to be made in the character of its business or the business of the Partnerships as an independent oil and gas exploration and production company. Borrower shall not and shall not permit any Guarantor to materially amend, waive or modify any of their Material Agreements or Partnership Agreements in any manner that could reasonably be expected to cause any material and adverse effect on the Administrative Agent’s and the Lenders’ interests in the collateral securing the Indebtedness, or the Administrative Agents’ or the Lenders’ ability to enforce their rights and remedies under this Agreement or any other Loan Document, at law or in equity.
Section 9.08 Limitation on Leases. Borrower shall not and shall not permit any Guarantor to create, incur, assume or permit to exist any obligation for the payment of rent or hire of Property of any kind whatsoever (real or personal including capital leases, but excluding leases of Hydrocarbon Interests), under leases or lease agreements which would cause the aggregate amount of all payments made by Borrower and the Guarantors pursuant to all such leases or lease agreements to exceed $3,000,000 in any period of twelve consecutive calendar months during the life of such leases.
Section 9.09 Mergers, Etc. Borrower shall not and shall not permit any Guarantor to merge into or with or consolidate with any other Person, or liquidate, sell, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its Property or assets (whether now owned or hereafter acquired) to or in favor of any other Person, except, so long as no Default exists or would result therefrom, (i) any Guarantor may merge with (A) the Borrower, provided the Borrower shall be the continuing or surviving Person, or (B) any one or more other Subsidiaries, provided that when any Guarantor is merging with another Subsidiary that is not a Guarantor, the continuing or surviving Person shall be a Guarantor, and (ii) any Guarantor may dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to another Subsidiary; provided if the transferor in such a transaction is a Guarantor, then the transferee must either be the Borrower or a Guarantor.

Section 9.10 Proceeds of Notes and Letters of Credit. The Borrower will not permit the proceeds of the Notes or Letters of Credit to be used for any purpose other than those permitted by Section 7.07. Neither the Borrower nor any Person acting on behalf of the Borrower has taken or will take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.
Section 9.11 ERISA Compliance. The Borrower shall not, and shall not permit any of its Subsidiaries at any time to:
(a) Engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which any Obligor, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (1) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code;
(b) Terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to any Obligor, any Subsidiary or any ERISA Affiliate to the PBGC;
(c) Fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan, agreement relating thereto or applicable law, any Obligor, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;
(d) Permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan;
(e) Permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities under any Plan maintained by any Obligor, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities. The term “actuarial present value of the benefit liabilities” shall have the meaning specified in section 4041 of ERISA;
(f) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan;
(g) Acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to any Obligor, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other Plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such Plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities;

(h) Incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA;
(i) Contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(l) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; or (j) Amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that any Obligor, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401 (a)(29) of the Code.
Section 9.12 Sale or Discount of Receivables. Borrower shall not, and shall not permit any Guarantor to discount or sell (with or without recourse) any of its notes receivable or accounts receivable.
Section 9.13 Current Ratio. The Borrower will not permit the ratio of its (i) current assets (including any unused amount under the Borrowing Base but excluding assets under Hedging Agreements.) to (ii) current liabilities (excluding liabilities under Hedging Agreements, current maturities of the Notes and those portions of the advance payments received by the Borrower for the drilling and completion of oil and gas wells that exceed the cost to Borrower of such drilling and completion and are classified as current liabilities), to be less than 1.0 to 1.0 at the end of any quarter. For the purposes of calculating the Borrower’s current ratio, the current assets and current liabilities attributable to the Unrestricted Entities shall be excluded.
Section 9.14 Funded Debt to EBITDA. The Borrower will not permit the ratio of Funded Debt to EBITDA of the Borrower as of the end of any fiscal quarter of the Borrower (on a consolidated basis calculated quarterly based upon the four most recently completed quarters) to be more than 3.50 to 1.00. For the purposes of calculating the ratio of Borrower’s Funded Debt to EBITDA, (i) the EBITDA and Funded Debt attributable to the Unrestricted Entities (except for cash distributions from Anthem Securities, Inc. paid to Borrower or Guarantors) shall be excluded, and (ii) Funded Debt shall not include: (a) “asset retirement obligations,” as such term is used in FASB Statement 143, to the extent such asset retirement obligations relate to the plugging and abandonment of wells; or (b) liabilities under Hedging Agreements.
Section 9.15 Consolidated Interest Coverage Ratio. Borrower will not permit its Consolidated Interest Coverage Ratio as of the end of any fiscal quarter of Borrower beginning December 31, 2006 (calculated upon the four most recently completed fiscal quarters, quarterly at the end of each fiscal quarter) to be less than 2.50 to 1.00. For the purposes of calculating the Consolidated Interest Coverage Ratio, the EBITDA and interest payments attributable to the Unrestricted Entities shall be excluded.
Section 9.16 Sale of Oil and Gas Properties. The Obligors will not Transfer any Oil and Gas Property or any interest in any Oil and Gas Property for which value was given in the most recent Borrowing Base redetermination to any Person other than Obligors, provided, for so long as no Default exists, Obligors may Transfer Oil and Gas Property assets with a market value of up to $2,000,000 in the aggregate during any Borrowing Base Period. Upon any Transfer of Oil and Gas Properties as permitted herein, the Borrowing Base shall be automatically reduced by the current Oil and Gas Collateral Value attributable to such Oil and Gas Properties under current Borrowing Base determination.
Section 9.17 Environmental Matters. None of the Obligors nor any Subsidiary will cause or permit any of its Property to be in violation of, or do anything or permit anything to be done which will subject any such Property to any remedial obligations under any Environmental Laws, assuming disclosure to the applicable Governmental Authority of all relevant facts, conditions and circumstances, if any, pertaining to such Property where such violations or remedial obligations would have a Material Adverse Effect.

Section 9.18 Transactions with Affiliates. Except for the Management Agreement, the Borrower shall not, and shall not permit any Guarantor to enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of Property or the rendering of any service, with any Affiliate unless such transactions are otherwise permitted under this Agreement, are in the ordinary course of its business and are upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arm’s length transaction with a Person not an Affiliate.
Section 9.19 Subsidiaries. The Borrower shall not, and shall not permit any Subsidiary to create or acquire any additional Subsidiaries (other than Unrestricted Entities) that do not become Guarantors and deliver Security Agreements hereunder within fifteen (15) Business Days of their creation or acquisition. Borrower shall not and shall not permit any Guarantor to sell or to issue any stock or ownership interest of a Subsidiary, except to Borrower or any of its Wholly Owned Subsidiaries and except in compliance with Section 9.04, Borrower shall not, and shall not permit any Guarantor to, create any new Partnerships other than drilling fund limited partnerships on terms substantially similar to the Partnerships set forth on Schedule 7.14.
Section 9.20 Negative Pledge Agreements. The Borrower shall not and shall not permit any of Guarantor to create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments) which in any way prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property or restricts any Guarantor from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.
Section 9.21 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower will not and will not permit any Guarantor to allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Guarantors which would require the Guarantors to deliver in the aggregate five percent (5%) or more of their Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor.
Section 9.22 Accounting Changes. Borrower shall not and shall not permit any Subsidiary to make any significant change in accounting treatment or reporting practices except as required by GAAP, or change the fiscal year of the Borrower or any Subsidiary.
ARTICLE X
Events of Default; Remedies
Section 10.01 Events of Default. One or more of the following events shall constitute an “Event of Default”:
(a) the Borrower shall default in the payment or prepayment when due of any principal of or interest on any Loan, or any reimbursement obligation for a disbursement made under any Letter of Credit, or any fees or other amount payable by it hereunder or under any Security Instrument; or
(b) any Obligor shall default in the payment when due of any principal of or interest on any of its other Debt aggregating $2,500,000 or more, or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Debt shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, such Debt to become due prior to its stated maturity; or

(c) any representation, warranty or certification made or deemed made herein or in any Loan Document by any Obligor or any Subsidiary, or any certificate furnished to any Lender or the Administrative Agent pursuant to the provisions hereof or any Security Instrument, shall prove to have been false or misleading as of the time made or furnished in any material respect; or
(d) any Obligor shall default in the performance of any of its obligations under Article IX or any other Article of this Agreement other than under Article VIII; or any Obligor shall default in the performance of any of its obligations under Article VIII or under any Loan Document to which it is a party (other than the payment of amounts due which shall be governed by Section 10.01(a)) and such default shall continue unremedied for a period of thirty (30) days following the occurrence thereof; or
(e) any Obligor shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or
(f) any Obligor shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Federal Bankruptcy Code (as now or hereafter in effect), (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up, liquidation or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Federal Bankruptcy Code, or (vi) take any corporate action for the purpose of effecting any of the foregoing; or
(g) a proceeding or case shall be commenced, without the application or consent of any Obligor, in any court of competent jurisdiction, seeking (i) its liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of such Obligor of all or any substantial part of its assets, or (iii) similar relief in respect of such Obligor under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 days; or (iv) an order for relief against any Obligor shall be entered in an involuntary case under the Federal Bankruptcy Code; or
(h) a judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate shall be rendered by a court against any Obligor and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within the period of time prescribed by applicable rules of civil procedure in which to perfect an appeal thereof and such Obligor shall not, within said period, or such longer period during which execution of the same shall have been stayed, or an appeal therefrom shall cause the execution thereof to be stayed during such appeal; or
(i) the Loan Documents after delivery thereof shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or, with respect to the Security Instruments, cease to create a valid and perfected Lien of the priority required thereby on any of the collateral purported to be covered thereby, except to the extent permitted by the terms of this Agreement, or any Obligor shall so state in writing; or
(j) an event having a Material Adverse Effect shall occur; or

(k) a Change of Control occurs; provided, any Change of Control that occurs as a result of a Permitted Merger shall not constitute a Default; or
(l) any Obligor conceals any of its Property with the intent to hinder, delay or defraud any Lender, the Issuing Bank, or the Administrative Agent with respect to their rights in the Mortgaged Property or any other Property of the Obligors.
     Section 10.02 Remedies.
(a) In the case of an Event of Default other than one referred to in clauses (e), (f) or (g) of Section 10.01, the Administrative Agent, upon request of the Majority Lenders, shall, by notice to the Borrower, cancel the Commitments (in whole or part) and/or declare the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
(b) In the case of the occurrence of an Event of Default referred to in clauses (e), (f) or (g) of Section 10.01, the Commitments shall be automatically canceled and the principal amount then outstanding of, and the accrued interest on, the Loans and all other amounts payable by the Borrower hereunder and under the Notes (including without limitation the payment of cash collateral to secure the LC Exposure as provided in Section 2.10(b)) shall become automatically immediately due and payable without presentment, demand, protest, notice of intent to accelerate, notice of acceleration or other formalities of any kind, all of which are hereby expressly waived by the Borrower.
(c) All proceeds received after maturity of the Notes, whether by acceleration or otherwise shall be applied first to reimbursement of expenses and indemnities provided for in this Agreement and the Security Instruments; second to accrued interest on the Notes; third to fees; fourth pro rata to principal outstanding on the Notes and other Indebtedness; fifth to serve as cash collateral to be held by the Administrative Agent to secure the LC Exposure; and any excess shall be paid to the Borrower or as otherwise required by any Governmental Requirement.
     Section 10.03 Present Assignment of Interests.
(a) Notwithstanding that, under Article III of the Mortgages, the Obligors thereto have unconditionally assigned to Administrative Agent for the ratable benefit of the Lenders all of the proceeds of runs accruing to the Mortgaged Properties covered thereby:
(i) Until such time as Administrative Agent shall notify such Obligors to the contrary, Obligors shall be entitled to receive from the purchasers or disbursers of production all such proceeds of runs, subject however to the liens created under the Mortgages, which liens are hereby affirmed and ratified. Automatically upon an Event of Default under Section 10.01(e), (f) or (g) and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may exercise all rights and remedies granted under the Mortgages, including the right to obtain possession of all proceeds of runs then held by Obligors or to receive directly from the purchasers or disbursers of production all other proceeds of runs.
(ii) In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such proceeds of runs constitute in any way a waiver, remission or release of any of its rights under the Mortgages, nor shall any release of any other proceeds of runs or of any rights of Administrative Agent to collect other proceeds of runs thereafter.

(iii) Obligors will upon the instruction of Administrative Agent join with Administrative Agent in notifying, in writing and accompanied (if necessary) by certified copies of the Mortgages, the purchasers or disbursers of production, produced from the Mortgaged Properties, of the existence of the Mortgages, and instructing that all proceeds of runs be paid directly to Administrative Agent for the ratable benefit of the Lenders.
(b) Notwithstanding that, under Article VIII of the Pledge, Assignment and Security Agreement executed by each of the Obligors, as “Debtor” thereto (herein collectively the "Pledges”), such parties have unconditionally assigned to Administrative Agent for the ratable benefit of the Lenders all of the dividends, interest, or other “Distributions” (as defined therein) paid or payable in respect of the Collateral covered thereby:
(i) Until such time as Administrative Agent shall notify such Obligors to the contrary, Obligors shall be entitled to receive and retain all such Distributions, subject however to the security interests created under the Pledges, which liens are hereby affirmed and ratified. Automatically upon an Event of Default under Section 10.01(f) or (g) and upon the occurrence and during the continuance of any other Event of Default, Administrative Agent may exercise all rights and remedies granted under the Pledges, including the right to obtain possession of all Distributions then held by Obligors or to receive directly from the Subsidiaries and Partnerships making such payments all future Distributions attributable to the Collateral.
(ii) In no case shall any failure, whether purposed or inadvertent, by Administrative Agent to collect directly any such Distributions constitute in any way a waiver, remission or release of any of its rights under the Pledges, nor shall any release of any other Distributions or of any rights of Administrative Agent to collect other Distributions thereafter.
(iii) Obligors will upon the instruction of Administrative Agent join with Administrative Agent in notifying in writing to the entities responsible for making such Distributions of the existence of the Pledges, and instructing that all Distributions be paid directly to Administrative Agent for the ratable benefit of the Lenders.
ARTICLE XI
The Administrative Agent
Section 11.01 Appointment, Powers and Immunities. Each Lender hereby irrevocably appoints and authorizes the Administrative Agent to act as its agent hereunder and under the Security Instruments with such powers as are specifically delegated to the Administrative Agent by the terms of this Agreement and the Security Instruments, together with such other powers as are reasonably incidental thereto. The Administrative Agent (which term as used in this sentence and in Section 11.05 and the first sentence of Section 11.06 shall include reference to its Affiliates and its and its Affiliates’ officers, directors, employees, attorneys, accountants, experts and agents): (i) shall have no duties or responsibilities except those expressly set forth in the Loan Documents, and shall not by reason of the Loan Documents be a trustee or fiduciary for any Lender; (ii) makes no representation or warranty to any Lender and shall not be responsible to the Lenders for any recitals, statements, representations or warranties contained in this Agreement, or in any certificate or other document referred to or provided for in, or received by any of them under, this Agreement, or for the value, validity, effectiveness, genuineness, execution, effectiveness, legality, enforceability or sufficiency of this Agreement, any Note or any other document referred to or provided for herein or for any failure by any of the Obligors or any other Person (other than the Administrative Agent) to perform any of its obligations hereunder or thereunder or for the existence, value, perfection or priority of any collateral security or the financial or other condition of the Borrower, its Subsidiaries or any other obligor or guarantor; (iii) except pursuant to Section 11.07 shall not be required to initiate or conduct any litigation of collection proceedings hereunder; and (iv) shall not be responsible for any action taken or omitted to be taken by it hereunder or under any other document or instrument referred to or provided for herein or in connection herewith including its own ordinary negligence, except for its own gross negligence or willful misconduct. The Administrative Agent may employ agents, accountants, attorneys and experts and shall not be responsible for the negligence or misconduct of any such agents, accountants, attorneys or experts selected by it in good faith or any action taken or omitted to be taken in good faith by it in accordance with the advice of such agents, accountants, attorneys or experts. The Administrative Agent may deem and treat the payee of any Note as the holder thereof for all purposes hereof unless and until a written notice of the assignment or transfer thereof permitted hereunder shall have been filed with the Administrative Agent. The Administrative Agent is authorized to release any collateral that is permitted to be sold or released pursuant to the terms of the Loan Documents.

Section 11.02 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, telex, telecopier, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Administrative Agent.
Section 11.03 Defaults. The Administrative Agent shall not be deemed to have knowledge of the occurrence of a Default (other than the non-payment of principal of or interest on Loans or of fees or failure to reimburse for Letter of Credit drawings) unless the Administrative Agent has received notice from a Lender or the Borrower specifying such Default and stating that such notice is a “Notice of Default”. In the event that the Administrative Agent receives such a notice of the occurrence of a Default, the Administrative Agent shall give prompt notice thereof to the Lenders. In the event of a payment Default, the Administrative Agent shall give each Lender prompt notice of each such payment Default.
Section 11.04 Rights as a Lender. With respect to its Commitments and the Loans made by it and its participation in the issuance of Letters of Credit, Wachovia Bank, National Association (and any successor acting as Administrative Agent) in its capacity as a Lender hereunder shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not acting as the Administrative Agent, and the term “Lender” or “Lenders” shall, unless the context otherwise indicates, include the Administrative Agent in its individual capacity. Wachovia Bank, National Association (and any successor acting as Administrative Agent) and its Affiliates may (without having to account therefor to any Lender) accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with the Obligors (and any of their Affiliates) as if it were not acting as the Administrative Agent, and Wachovia Bank, National Association and its Affiliates may accept fees and other consideration from the Obligors for services in connection with this Agreement or otherwise without having to account for the same to the Lenders.
Section 11.05 Indemnification. The Lenders agree to indemnify the Administrative Agent and the Issuing Bank ratably in accordance with their Percentage Shares for the indemnity matters as described in Section 12.03 to the extent not indemnified or reimbursed by the Obligors under Section 12.03, but without limiting the obligations of the Obligors under said Section 12.03 and for any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Administrative Agent or the Issuing Bank in any way relating to or arising out of: (1) this Agreement, the Security Instruments or any other documents contemplated by or referred to herein or the transactions contemplated hereby, but excluding, unless a Default has occurred and is continuing, normal administrative costs and expenses incident to the performance of its agency duties hereunder or (ii) the enforcement of any of the terms of this Agreement, any Security Instrument or of any such other documents; WHETHER OR NOT ANY OF THE FOREGOING SPECIFIED IN THIS SECTION 11.05 ARISES FROM THE SOLE OR CONCURRENT NEGLIGENCE OF THE ADMINISTRATIVE AGENT OR THE ISSUING BANK, provided that no Lender shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Administrative Agent.

Section 11.06 Non-Reliance on Administrative Agent and other Lenders. Each Lender acknowledges and agrees that it has, independently and without reliance on the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Obligors and its decision to enter into this Agreement, and that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under this Agreement. The Administrative Agent shall not be required to keep itself informed as to the performance or observance by the Obligors of this Agreement, the Notes, the Security Instruments or any other document referred to or provided for herein or to inspect the properties or books of the Obligors. Except for notices, reports and other documents and information expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition or business of the Obligors (or any of their Affiliates) which may come into the possession of the Administrative Agent or any of its Affiliates. In this regard, each Lender acknowledges that Haynes and Boone, LLP is acting in this transaction as special counsel to the Administrative Agent only, except to the extent otherwise expressly stated in any legal opinion or any Loan Document. Each Lender will consult with its own legal counsel to the extent that it deems necessary in connection with the Loan Documents and the matters contemplated therein.
Section 11.07 Action by Administrative Agent. Except for action or other matters expressly required of the Administrative Agent hereunder, the Administrative Agent shall in all cases be fully justified in failing or refusing to act hereunder unless it shall (i) receive written instructions from the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) specifying the action to be taken, and (ii) be indemnified to its satisfaction by the Lenders against any and all liability and expenses which may be incurred by it by reason of taking or continuing to take any such action. The instructions of the Majority Lenders (or all of the Lenders as expressly required by Section 12.04) and any action taken or failure to act pursuant thereto by the Administrative Agent shall be binding on all of the Lenders. If a Default has occurred and is continuing, the Administrative Agent shall take such action with respect to such Default as shall be directed by the Majority Lenders (or all of the Lenders as required by Section 12.04) in the written instructions (with indemnities) described in this Section 11.07, provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it shall deem advisable in the best interests of the Lenders. In no event, however, shall the Administrative Agent be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement and the Security Instruments or applicable law.
Section 11.08 Resignation or Removal of Administrative Agent. Subject to the appointment and acceptance of a successor Administrative Agent as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrower, and the Administrative Agent may be removed at any time with or without cause by the Majority Lenders. Upon any such resignation or removal, the Majority Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Majority Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent’s giving of notice of resignation or the Majority Lenders’ removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent. Upon the acceptance of such appointment hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation or removal hereunder as Administrative Agent, the provisions of this Article XI and Section 12.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Administrative Agent.

ARTICLE XII
Miscellaneous
Section 12.01 Waiver. No failure on the part of the Administrative Agent or any Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under any of the Loan Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under any of the Loan Documents preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.
Section 12.02 Notices. All notices and other communications provided for herein and in the other Loan Documents (including, without limitation, any modifications of, or waivers or consents under, this Agreement or the other Loan Documents) shall be given or made by telex, telecopy, courier or U.S. Mail or in writing and telexed, telecopied, mailed or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof or in the Loan Documents or, as to any party, at such other address as shall be designated by such party in a notice to each other party. Except as otherwise provided in this Agreement or in the other Loan Documents, all such communications shall be deemed to have been duly given when transmitted, if transmitted before 1:00 p.m. local time on a Business Day (otherwise on the next succeeding Business Day) by telex or telecopier and evidence or confirmation of receipt is obtained, or personally delivered or, in the case of a mailed notice, three (3) Business Days after the date deposited in the mails, postage prepaid, in each case given or addressed as aforesaid.
Section 12.03 Payment of Expenses, Indemnities, etc.
(a) The Obligors agree:
(i) whether or not the transactions hereby contemplated are consummated, to pay all reasonable expenses of the Administrative Agent in the administration (both before and after the execution hereof and including advice of counsel as to the rights and duties of the Administrative Agent and the Lenders with respect thereto) of, and in connection with the negotiation, syndication, investigation, preparation, execution and delivery of, recording or filing of, preservation of rights under, enforcement of, and refinancing, renegotiation or restructuring of, the Loan Documents and any amendment, waiver or consent relating thereto (including, without limitation, travel, photocopy, mailing, courier, telephone and other similar expenses of the Administrative Agent, the cost of environmental audits, surveys and appraisals at reasonable intervals, the reasonable fees and disbursements of counsel and other outside consultants for the Administrative Agent and, in the case of preservation or enforcement of rights (including restructurings and workouts), the reasonable fees and disbursements of counsel for the Administrative Agent and any of the Lenders); and promptly reimburse the Administrative Agent for all amounts expended, advanced or incurred by the Administrative Agent or the Lenders to satisfy any obligation of the Obligors under this Agreement or any Security Instrument, including without limitation, all costs and expenses of foreclosure;

(ii) To indemnify the Administrative Agent and each Lender and each of their affiliates and each of their officers, directors, employees, representatives, agents, attorneys, accountants and experts (“Indemnified Parties”) from, hold each of them harmless against and promptly upon demand pay or reimburse each of them for, the indemnity matters which may be incurred by or asserted against or involve any of them (whether or not any of them is designated a party thereto) as a result of, arising out of or in any way related to (i) any actual or proposed use by the Borrower or any Guarantor of the proceeds of any of the loans or letters of credit, (ii) the execution, delivery and performance of the loan documents, (iii) the operations of the business of the Obligors and their Subsidiaries, (iv) the failure of the Obligors or any Subsidiary to comply with the terms of any loan document, or with any governmental requirement, (v) any inaccuracy of any representation or any breach of any warranty of the Obligors set forth in any of the loan documents, (vi) the issuance, execution and delivery or transfer of or payment or failure to pay under any letter of credit, or (vii) the payment of a drawing under any letter of credit notwithstanding the non-compliance, non-delivery or other improper presentation of the manually executed draft(s) and certification(s), (viii) any assertion that the Lenders were not entitled to receive the proceeds received pursuant to the Security Instruments, or (ix) any other aspect of the loan documents, including, without limitation, the reasonable fees and disbursements of counsel and all other expenses incurred in connection with investigating, defending or preparing to defend any such action, suit, proceeding (including any investigations, litigation or inquiries) or claim and INCLUDING ALL INDEMNITY MATTERS ARISING BY REASON OF THE ORDINARY NEGLIGENCE OF ANY INDEMNIFIED PARTY, but excluding all indemnity matters arising solely by reason of claims between the Lenders or any Lender and the Administrative Agent or a Lender’s shareholders against the Administrative Agent or Lender or by reason of the gross negligence or willful misconduct on the part of the Indemnified Party; and
(iii) TO INDEMNIFY AND HOLD HARMLESS FROM TIME TO TIME THE INDEMNIFIED PARTIES FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, COST RECOVERY ACTIONS, ADMINISTRATIVE ORDERS OR PROCEEDINGS, DAMAGES AND LIABILITIES TO WHICH ANY SUCH PERSON MAY BECOME SUBJECT (I) UNDER ANY ENVIRONMENTAL LAW APPLICABLE TO THE OBLIGORS OR ANY SUBSIDIARY OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (II) AS A RESULT OF THE BREACH OR NON-COMPLIANCE BY ANY OBLIGOR OR ANY SUBSIDIARY WITH ANY ENVIRONMENTAL LAW APPLICABLE TO ANY OBLIGOR OR ANY SUBSIDIARY, (III) DUE TO PAST OWNERSHIP BY ANY OBLIGOR OR ANY SUBSIDIARY OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (IV) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT OR DISPOSAL OF HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY ANY OBLIGOR OR ANY SUBSIDIARY, OR (V) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS.
(b) No Indemnified Party may settle any claim to be indemnified without the consent of the indemnitor, such consent not to be unreasonably withheld; provided, that the indemnitor may not reasonably withhold consent to any settlement that an Indemnified Party proposes, if the indemnitor does not have the financial ability to pay all its obligations outstanding and asserted against the indemnitor at that time, including the maximum potential claims against the Indemnified Party to be indemnified pursuant to this Section 12.03.

(c) In the case of any indemnification hereunder, the Administrative Agent or Lender, as appropriate shall give notice to the Obligors of any such claim or demand being made against the Indemnified Party and the Obligors shall have the non-exclusive right to join in the defense against any such claim or demand provided that if any Obligor provides a defense, the Indemnified Party shall bear its own cost of defense unless there is a conflict between the Obligors and such Indemnified Party.
(d) THE FOREGOING INDEMNITIES SHALL EXTEND TO THE INDEMNIFIED PARTIES NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES. To the extent that an Indemnified Party is found to have committed an act of gross negligence or willful misconduct, this contractual obligation of indemnification shall continue but shall only extend to the portion of the claim that is deemed to have occurred by reason of events other than the gross negligence or willful misconduct of the Indemnified Party.
(e) The Obligors’ obligations under this Section 12.03 shall survive any termination of this Agreement and the payment of the Notes and shall continue thereafter in full force and effect.
(f) The Obligors shall pay any amounts due under this Section 12.03 within thirty (30) days of the receipt by the Obligors of notice of the amount due.
Section 12.04 Amendments, Etc. Any provision of this Agreement or any other Loan Document may be amended, modified or waived with the Obligors’ and the Majority Lenders’ prior written consent; provided that (i) no amendment, modification or waiver which extends the final maturity of the Loans, increases the Aggregate Maximum Revolving Credit Amounts, increases the Borrowing Base, reduces or forgives the principal amount of any Indebtedness outstanding under this Agreement (including any principal due pursuant to a mandatory prepayment required pursuant to Section 2.07(b)), postpones any date scheduled for any payment of principal or interest under this Agreement (including any principal due pursuant to a mandatory prepayment required pursuant to Section 2.07 (b)), releases any Guarantor, of the Indebtedness, or releases Security Instruments which in the aggregate cover a material portion of the Mortgaged Property (as reflected on the most recent Reserve Report delivered under Section 8.07) during each Borrowing Base Period, reduces the interest rate applicable to the Loans or the fees payable to the Lenders generally, affects Section 2.03(a), this Section 12.04, Section 12.06(a), any provision of Section 4.05(b) that would alter the pro rata sharing of payments required thereby, or modifies the definitions of “Majority Lenders” or “Percentage Share” shall be effective without consent of all Lenders; (ii) no amendment, modification or waiver which increases the Maximum Revolving Credit Amount or the Commitment of any Lender shall be effective without the consent of such Lender; and (iii) no amendment, modification or waiver which modifies the rights, duties or obligations of the Administrative Agent shall be effective without the consent of the Administrative Agent.
Section 12.05 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 12.06 Assignments and Participations
(a) The Borrower may not assign its rights or obligations hereunder or under the Notes or any Letters of Credit without the prior consent of all of the Lenders and the Administrative Agent.
(b) Any Lender may, upon the written consent of the Administrative Agent and, if no Default exists, with consent of the Borrower (which consent will not be unreasonably withheld or delayed), assign to one or more assignees all or a portion of its rights and obligations under this Agreement pursuant to an Assignment Agreement substantially in the form of Exhibit E (an "Assignment”); provided, however, that (i) any such assignment shall be in the amount of the lesser of (A) at least $5,000,000 or (B) the total amount of a Lender’s rights and obligations under this Agreement and (ii) the assignee or assignor shall pay to the Administrative Agent a processing and recordation fee of $3,500 for each assignment. Any such assignment will become effective upon the execution and delivery to the Administrative Agent of the Assignment and the consent of the Administrative Agent. Promptly after receipt of an executed Assignment, the Administrative Agent shall send to the Borrower a copy of such executed Assignment. Upon receipt of such executed Assignment, the Borrower, will, at its own expense, execute and deliver new Notes to the assignor and/or assignee, as appropriate, in accordance with their respective interests as they appear. Upon the effectiveness of any assignment pursuant to this Section 12.06(b), the assignee will become a "Lender,” if not already a “Lender,” for all purposes of this Agreement and the Security Instruments. The assignor shall be relieved of its obligations hereunder to the extent of such assignment (and if the assigning Lender no longer holds any rights or obligations under this Agreement, such assigning Lender shall cease to be a “Lender” hereunder except that its rights under Sections 4.06, 5.01, 5.05 and 12.03 shall not be affected).
(c) Each Lender may transfer, grant or assign participations in all or any part of such Lender’s interests hereunder pursuant to this Section 12.06(c) to any Person, provided that: (i) such Lender shall remain a “Lender” for all purposes of this Agreement and the transferee of such participation shall not constitute a “Lender” hereunder; and (ii) no participant under any such participation shall have rights to approve any amendment to or waiver of any of the Loan Documents except to the extent such amendment or waiver would (w) modify the definition of “Majority Lenders,” (x) forgive any principal owing on any Indebtedness or extend the final maturity of the Loans, (y) reduce the interest rate (other than as a result of waiving the applicability of any post-default increases in interest rates) or fees applicable to any of the Commitments or Loans or Letters of Credit in which such participant is participating, or postpone the payment of any thereof, or (z) release any guarantor of the Indebtedness or release Security Instruments which in the aggregate cover more than five percent (5%) by value of the Mortgaged Property (as reflected on the most recent Reserve Report delivered under Section 8.07) during each Borrowing Base Period supporting any of the Commitments or Loans or Letters of Credit in which such participant is participating. In the case of any such participation, the participant shall not have any rights under this Agreement or any of the Security Instruments (the participant’s rights against the granting Lender in respect of such participation to be those set forth in the agreement with such Lender creating such participation), and all amounts payable by the Borrower hereunder shall be determined as if such Lender had not sold such participation, provided that such participant shall be entitled to receive additional amounts under Article V on the same basis as if it were a Lender and be indemnified under Section 12.03 as if it were a Lender. In addition, each agreement creating any participation must include an agreement by the participant to be bound by the provisions of Section 12.15.
(d) The Lenders may furnish any information concerning the Borrower in the possession of the Lenders from time to time to assignees and participants (including prospective assignees and participants); provided that, such Persons agree to be bound by the provisions of Section 12.15.
(e) Notwithstanding anything in this Section 12.06 to the contrary, any Lender may assign and pledge its Note to any Federal Reserve Bank. No such assignment and/or pledge shall release the assigning and/or pledging Lender from its obligations hereunder.

(f) Notwithstanding any other provisions of this Section 12.06, no transfer or assignment of the interests or obligations of any Lender or any grant of participations therein shall be permitted if such transfer, assignment or grant would require the Borrower to file a registration statement with the SEC or to qualify the Loans under the “Blue Sky” laws of any state.
Section 12.07 Invalidity. In the event that any one or more of the provisions contained in any of the Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Notes, this Agreement or any other Loan Document.
Section 12.08 Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.
Section 12.09 References, Use of Word “Including". The words “herein,” “hereof,” "hereunder” and other words of similar import when used in this Agreement refer to this Agreement as a whole, and not to any particular article, section or subsection. Any reference herein to a Section or Article shall be deemed to refer to the applicable Section or Article of this Agreement unless otherwise stated herein. Any reference herein to an exhibit, schedule, or other attachment shall be deemed to refer to the applicable exhibit, schedule, or other attachment attached hereto unless otherwise stated herein. The words “including,” “includes” and words of similar import mean "including, without limitation.”
Section 12.10 Survival. The obligations of the parties under Section 4.06, Article V, and Sections 11.05 and 12.03 shall survive the repayment of the Loans and the termination of the Commitments. To the extent that any payments on the Indebtedness or proceeds of any collateral are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, debtor in possession, receiver or other Person under any bankruptcy law, common law or equitable cause, then to such extent, the Indebtedness so satisfied shall be revived and continue as if such payment or proceeds had not been received and the Administrative Agent’s and the Lenders’ Liens, security interests, rights, powers and remedies under this Agreement and each Security Instrument shall continue in full force and effect. In such event, each Security Instrument shall be automatically reinstated and the Obligors shall take such action as may be reasonably requested by the Administrative Agent and the Lenders to effect such reinstatement.
Section 12.11 Captions. Captions and section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of this Agreement.
Section 12.12 NO ORAL AGREEMENTS. THE LOAN DOCUMENTS EMBODY THE ENTIRE AGREEMENT AND UNDERSTANDING BETWEEN THE PARTIES AND SUPERSEDE ALL OTHER AGREEMENTS AND UNDERSTANDINGS BETWEEN SUCH PARTIES RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THE LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Section 12.13 GOVERNING LAW, SUBMISSION TO JURISDICTION.
(a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS EXCEPT TO THE EXTENT THAT UNITED STATES FEDERAL LAW PERMITS ANY LENDER TO CHARGE INTEREST AT THE RATE ALLOWED BY THE LAWS OF THE STATE WHERE SUCH LENDER IS LOCATED. CH. 346 OF THE TEXAS FINANCE CODE (WHICH REGULATES CERTAIN REVOLVING CREDIT LOAN ACCOUNTS AND REVOLVING TRI-PARTY ACCOUNTS) SHALL NOT APPLY TO THIS AGREEMENT OR THE NOTES.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS SHALL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER AND EACH GUARANTOR HEREBY ACCEPTS FOR ITSELF AND (TO THE EXTENT PERMITTED BY LAW) IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING, WITHOUT LIMITATION, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY SUCH ACTION OR PROCEEDING IN SUCH RESPECTIVE JURISDICTIONS. THIS SUBMISSION TO JURISDICTION IS NON-EXCLUSIVE AND DOES NOT PRECLUDE THE ADMINISTRATIVE AGENT OR ANY LENDER FROM OBTAINING JURISDICTION OVER THE BORROWER OR ANY GUARANTOR IN ANY COURT OTHERWISE HAVING JURISDICTION.
(c) THE BORROWER AND EACH GUARANTOR HEREBY IRREVOCABLY DESIGNATES CT CORPORATION SYSTEM LOCATED AT 111 EIGHTH AVENUE, 13th FLOOR, NEW YORK, NEW YORK, 10011, AS THE DESIGNEE, APPOINTEE AND ADMINISTRATIVE AGENT OF THE BORROWER AND EACH GUARANTOR TO RECEIVE, FOR AND ON BEHALF OF THE BORROWER AND EACH GUARANTOR, SERVICE OF PROCESS IN SUCH RESPECTIVE JURISDICTIONS IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THE LOAN DOCUMENTS. IT IS UNDERSTOOD THAT A COPY OF SUCH PROCESS SERVED ON SUCH ADMINISTRATIVE AGENT WILL BE PROMPTLY FORWARDED BY OVERNIGHT COURIER TO THE BORROWER AND THE RELEVANT GUARANTOR AT THEIR ADDRESSES SET FORTH UNDER ITS SIGNATURE BELOW, BUT THE FAILURE OF THE BORROWER OR SUCH GUARANTOR TO RECEIVE SUCH COPY SHALL NOT AFFECT IN ANY WAY THE SERVICE OF SUCH PROCESS. THE BORROWER AND EACH GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE BORROWER AND ANY GUARANTOR AT ITS SAID ADDRESS, SUCH SERVICE TO BECOME EFFECTIVE THIRTY (30) DAYS AFTER SUCH MAILING.
(d) NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY LENDER OR ANY HOLDER OF A NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE BORROWER OR ANY GUARANTOR IN ANY OTHER JURISDICTION.
(e) THE BORROWER, EACH GUARANTOR AND EACH LENDER HEREBY (I) IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURITY INSTRUMENT AND FOR ANY COUNTERCLAIM THEREIN; (II) IRREVOCABLY WAIVE, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES, OR DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES; (III) CERTIFY THAT NO PARTY HERETO NOR ANY REPRESENTATIVE OF ADMINISTRATIVE AGENT OR COUNSEL FOR ANY PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, OR IMPLIED THAT SUCH PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS, AND (IV) ACKNOWLEDGE THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, THE SECURITY INSTRUMENTS AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 12.13.

Section 12.14 Interest. It is the intention of the parties hereto to conform strictly to Applicable Usury Laws regarding the use, forbearance or detention of the indebtedness evidenced by this Agreement, the Notes and the other Loan Documents, whether such laws are now or hereafter in effect, including the laws of the United States of America or any other jurisdiction whose laws are applicable, and including any subsequent revisions to or judicial interpretations of those laws, in each case to the extent they are applicable to this Agreement, the Notes and the other Loan Documents (the “Applicable Usury Laws”). Accordingly, if any acceleration of the maturity of the Notes or any payment by Borrower or any other Person produces a rate in excess of the Highest Lawful Rate or otherwise results in Borrower or such other Person being deemed to have paid any interest in excess of the Maximum Amount, as hereinafter defined, or if any Lender shall for any reason receive any unearned interest in violation of any Applicable Usury Laws, or if any transaction contemplated hereby would otherwise be usurious under any Applicable Usury Laws, then, in that event, regardless of any provision contained in this Agreement or any other Loan Document or other agreement or instrument executed or delivered in connection herewith, the provisions of this Section 12.14 shall govern and control, and neither Borrower nor any other Person shall be obligated to pay, or apply in any manner to, any amount that would be excessive interest. No Lender shall ever be deemed to have contracted for or be entitled to receive, collect, charge, reserve or apply as interest on any Loan (whether termed interest therein or deemed to be interest by judicial determination or operation of law), any amount in excess of the Highest Lawful Rate, and, in the event that such Lender ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be applied as a partial prepayment of principal and treated hereunder as such, and, if the principal amount of the applicable Loans are paid in full, any remaining excess shall forthwith be paid to Borrower. In determining whether or not the interest contracted for, received, collected, charged, reserved, paid or payable, including under any specific contingency, exceeds the Highest Lawful Rate, Borrower and each Lender shall, to the maximum extent permitted under applicable law, (a) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (b) exclude voluntary prepayments and the effect thereof, and (c) amortize and spread the total amount of interest throughout the entire stated term of the Loans so that the interest rate is uniform throughout such term; provided that if the Loans are paid in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the Highest Lawful Rate, if any, then the Lenders shall refund to Borrower the amount of such excess, or credit the amount of such excess against the aggregate unpaid principal balance of all Loans made by Lender. As used herein, the term “Maximum Amount” means the maximum nonusurious amount of interest which may be lawfully contracted for, reserved, charged, collected or received by Lender in connection with the indebtedness evidenced by this Agreement, the Notes and other Loan Documents under all Applicable Usury Laws. Texas Finance Code, Chapter 346, which regulates certain revolving loan accounts and revolving tri-party accounts, shall not apply to any revolving loan accounts created under, or apply in any manner to, the Note, this Agreement or the other Loan Documents.

Section 12.15 Confidentiality. Subject to provisions under Section 12.16 below, in the event that the Borrower provides to the Administrative Agent or the Lenders written confidential information belonging to the Borrower, if the Borrower shall denominate such information in writing as “confidential,” the Administrative Agent and the Lenders shall thereafter maintain such information in confidence in accordance with the standards of care and diligence that each utilizes in maintaining its own confidential information. This obligation of confidence shall not apply to such portions of the information which (i) are in the public domain, (ii) hereafter become part of the public domain without the Administrative Agent or the Lenders breaching their obligation of confidence to the Borrower, (iii) are previously known by the Administrative Agent or the Lenders from some source other than the Borrower, (iv) are hereafter developed by the Administrative Agent or the Lenders without using the Borrower’s information, (v) are hereafter obtained by or available to the Administrative Agent or the Lenders from a third party who owes no obligation of confidence to the Borrower with respect to such information or through any other means other than through disclosure by the Borrower, (vi) are disclosed with the Borrower’s consent, (vii) must be disclosed either pursuant to any Governmental Requirement or to Persons regulating the activities of the Administrative Agent or the Lenders provided, Administrative Agent and Lenders shall endeavor to provide notice to the Borrower as soon as practicable in the event Borrower desires to enjoin the disclosure of such information, however, failure of Administrative Agent or Lenders to provide such prior notice to Borrower shall not give rise to any claim or cause of action by Borrower or any Obligor against Administrative Agent or such Lenders, (viii) as may be required by law or regulation or order of any Governmental Authority in any judicial, arbitration or governmental proceeding, or (ix) are disclosed to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations. Further, the Administrative Agent or a Lender may disclose any such information to any other Lender, any independent petroleum engineers or consultants, any independent certified public accountants, any legal counsel employed by such Person in connection with this Agreement or any Security Instrument, including without limitation, the enforcement or exercise of all rights and remedies thereunder, or any assignee or participant (including prospective assignees and participants) in the Loans; provided, however, that the Administrative Agent or the Lenders shall receive a confidentiality agreement from the Person to whom such information is disclosed such that said Person shall have the same obligation to maintain the confidentiality of such information as is imposed upon the Administrative Agent or the Lenders hereunder. Notwithstanding anything to the contrary provided herein, this obligation of confidence shall cease three (3) years from the date the information was furnished, unless the Borrower requests in writing at least thirty (30) days prior to the expiration of such three year period, to maintain the confidentiality of such information for an additional three year period. The Borrower waives any and all other rights it may have to confidentiality as against the Administrative Agent and the Lenders arising by contract, agreement, statute or law except as expressly stated in this Section 12.15.
Section 12.16 USA Patriot Act Notice. Each Lender hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender to identify the Borrower in accordance with the Act.
[The remainder of this page intentionally left blank. Signatures begin on the next page.]

The parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

BORROWER:
Address for Notice:	ATLAS ENERGY OPERATING COMPANY, LLC
	By:		Atlas Energy Resources, LLC,
Atlas America, Inc.			its sole member
311 Rouser Road		By:
Moon Township, Pennsylvania 15108			Matthew A. Jones
Attention: Matthew A. Jones			Chief Financial Officer
Fax No.: 215.546.4785
E-mail:mjones@atlaspipelinepartners.com

GUARANTORS:

ATLAS ENERGY RESOURCES, LLC,
a Delaware limited liability company

By:

Matthew A. Jones
Chief Financial Officer

AIC, LLC,
a Delaware limited liability company
ATLAS AMERICA, LLC,
a Pennsylvania limited liability company
ATLAS NOBLE, LLC,
a Delaware limited liability company
RESOURCE ENERGY, LLC,
a Delaware limited liability company
VIKING RESOURCES, LLC,
a Pennsylvania limited liability company

	By:		Atlas Energy Operating Company, LLC,
their sole member

		By:	Atlas Energy Resources, LLC,
its sole member

By:
Matthew A. Jones
Chief Financial Officer

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

ATLAS ENERGY OHIO, LLC,
an Ohio limited liability company
ATLAS RESOURCES, LLC,
a Pennsylvania limited liability company

By:	AIC, LLC,
their sole member

	By:	Atlas Energy Operating Company, LLC,
its sole member

		By:	Atlas Energy Resources, LLC,
its sole member

By:
Matthew A. Jones
Chief Financial Officer

REI-NY, LLC,
a Delaware limited liability company
RESOURCE WELL SERVICES, LLC,
a Delaware limited liability company

By:	RESOURCE ENERGY, LLC,
their sole member

	By:	Atlas Energy Operating Company, LLC,
its sole member

		By:	Atlas Energy Resources, LLC,
its sole member

By:
Matthew A. Jones
Chief Financial Officer

AER PIPELINE CONSTRUCTION, INC.,
a Delaware corporation

By:

Matthew A. Jones
Chief Financial Officer

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

LENDER, ADMINISTRATIVE AGENT AND
ISSUING BANK:

WACHOVIA BANK, NATIONAL ASSOCIATION
Individually, Administrative Agent and Issuing Bank

By:
Jay Buckman
Vice President

Lending Office for Base Rate Loans and
LIBOR Loans and Address for Notices:

Wachovia Bank, National Association
1001 Fannin, Suite 2255
Houston, Texas 77002
Telecopier No.: 713-650-6354
Telephone No.: 713-346-2707
Attention: Jay Buckman
SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

BANK OF AMERICA, N.A.
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

BANK OF OKLAHOMA, N.A.
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

BNP PARIBAS
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

COMPASS BANK
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

U.S. BANK NATIONAL ASSOCIATION
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

DZ BANK AG, DEUTSCHE ZENTRAL-GENOSSENSCHAFTSBANK, FRANKFURT AM MAIN
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

SOCIÉTÉ GÉNÉRALE
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

COMERICA BANK
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

KEYBANK NATIONAL ASSOCIATION
By:

	Title:	Name:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

TEXAS CAPITAL BANK, N.A.
By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

RZB FINANCE LLC
By:
Name:
Title:

By:
Name:
Title:

SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT

EXHIBIT A
FORM OF NOTE

December ___, 2006	$ .00
FOR VALUE RECEIVED, ATLAS ENERGY OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”) hereby promises to pay to the order of                                          , a national banking association (the “Lender”), at the Principal Office of Wachovia Bank, National Association (the “Administrative Agent”), at 301 South College Street, Charlotte, North Carolina 28288, the principal sum of                                          DOLLARS ($                    ) or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Credit Agreement as hereinafter defined), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Credit Agreement.
The date, amount, Type, interest rate, Interest Period and maturity of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedules attached hereto or any continuation thereof.
This Note is one of the Notes referred to in the Revolving Credit Agreement dated as of December 18, 2006, among the Borrower, the Lenders which are or become parties thereto (including the Lender) and the Administrative Agent (as the same may be amended or supplemented from time to time, the “Credit Agreement”), and evidences Loans made by the Lender thereunder. Capitalized terms used in this Note have the respective meanings assigned to them in the Credit Agreement.
This Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to this Note.
THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

ATLAS ENERGY OPERATING
COMPANY, LLC
By:	Atlas Energy Resources, LLC,
its sole member

By:
Name:
Title:

Exhibit A – Page 1

EXHIBIT B
FORM OF BORROWING, CONTINUATION AND CONVERSION REQUEST
                    , 200___
ATLAS ENERGY OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”), pursuant to the Revolving Credit Agreement dated as of December 18, 2006, among the Borrower, certain Affiliates of the Borrower, Wachovia Bank, National Association, as Administrative Agent for the lenders (the “Lenders”) which are or become parties thereto, and such Lenders (together with all amendments or supplements thereto, the “Credit Agreement”), hereby makes the requests indicated below (unless otherwise defined herein, capitalized terms are defined in the Credit Agreement):

1.		Loans:

(a	)	Aggregate amount of new Loans to be $ ;

(b	)	Requested funding date is , 200___;

(c	)	$ of such borrowings are to be LIBOR Loans;
$ of such borrowings are to be Base Rate Loans; and

(d	)	Length of Interest Period for LIBOR Loans is:

.

2.		LIBOR Loan Continuation for LIBOR Loans maturing on :

(a	)	Aggregate amount to be continued as LIBOR Loans is $ ;

(b	)	Aggregate amount to be converted to Base Rate Loans is $ ;

(c	)	Length of Interest Period for continued LIBOR Loans is .

3.		Conversion of Outstanding Base Rate Loans to LIBOR Loans:
Convert $ of the outstanding Base Rate Loans to LIBOR Loans on with an Interest Period of .

4.		Conversion of outstanding LIBOR Loans to Base Rate Loans:
Convert $ of the outstanding LIBOR Loans with Interest Period maturing on , 200___, to Base Rate Loans.
The undersigned certifies that he is the                      of the Borrower, and that as such he is authorized to execute this certificate on behalf of the Borrower. The undersigned further certifies, represents and warrants on behalf of the Borrower that the Borrower is entitled to receive the requested borrowing, continuation or conversion under the terms and conditions of the Credit Agreement.
Exhibit B – Page 1

ATLAS ENERGY OPERATING
COMPANY, LLC
By:
Atlas Energy Resources, LLC,
its sole member

By:
Name:
Title:

Exhibit B – Page 2

EXHIBIT C
FORM OF COMPLIANCE CERTIFICATE
The undersigned hereby certifies that he is the                                          of ATLAS ENERGY OPERATING COMPANY, LLC, a Delaware limited liability company (the “Borrower”) and that as such he is authorized to execute this certificate on behalf of the Borrower. With reference to the Revolving Credit Agreement dated as of December 18, 2006, among the Borrower, the guarantors party thereto (each an “Obligor” and collectively, the “Obligors”), Wachovia Bank, National Association, as Administrative Agent for the lenders (the “Lenders”) which are or become a party thereto, and such Lenders (together with all amendments or supplements thereto being the “Credit Agreement”), the undersigned represents and warrants as follows (each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified):
(a) The representations and warranties of the Obligors contained in Article VII of the Credit Agreement and in the Security Instruments and otherwise made in writing by or on behalf of the Obligors pursuant to the Credit Agreement and the Security Instruments were true and correct when made, and are repeated at and as of the time of delivery hereof and are true and correct at and as of the time of delivery hereof, except as such representations and warranties are modified to give effect to the transactions expressly permitted by the Credit Agreement.
(b) The Obligors have performed and complied with all agreements and conditions contained in the Credit Agreement and in the Security Instruments required to be performed or complied with by it prior to or at the time of delivery hereof.
(c) None of the Obligors nor any Subsidiary has incurred any material liabilities, direct or contingent, since                     , except those set forth in Schedule 9.01 to the Credit Agreement and except those allowed by the terms of the Credit Agreement or consented to by the Lenders in writing.
(d) Since                     , no change has occurred, either in any case or in the aggregate, in the condition, financial or otherwise, of the Obligors or any Subsidiary which would have a Material Adverse Effect.
(e) There exists, and, after giving effect to the loan or loans with respect to which this certificate is being delivered, will exist, no Default under the Credit Agreement or any event or circumstance which constitutes, or with notice or lapse of time (or both) would constitute, an event of default under any loan or credit agreement, indenture, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any Debt of the Obligors or any Subsidiary, or under any material agreement or instrument to which any Obligor or any Subsidiary is a party or by which any Obligor or any Subsidiary is bound.
(f) The financial statements furnished to the Administrative Agent with this certificate fairly present the consolidated financial condition and results of operations of the Borrower and its Consolidated Subsidiaries as at the end of, and for, the [fiscal quarter] [fiscal year] ending                      and such financial statements have been approved in accordance with the accounting procedures specified in the Credit Agreement.
Exhibit C – Page 1

(g) Attached hereto are the detailed computations necessary to determine whether the Borrower and its Consolidated Subsidiaries are in compliance with Sections 9.13, 9.14 and 9.15 of the Credit Agreement as of the end of the [fiscal quarter] [fiscal year] ending                     .
EXECUTED AND DELIVERED this                      day of 200___.

ATLAS ENERGY OPERATING
COMPANY, LLC
By:
Atlas Energy Resources, LLC,
its sole member

By:
Name:
Title:

Exhibit C – Page 2

EXHIBIT D
SECURITY INSTRUMENTS
1.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and REI-NY, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Chautauqua County, New York.

2.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Columbiana County, Ohio.

3.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Atlas Noble, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Coshocton County, Ohio.

4.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Geuga County, Ohio.

5.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, Viking Resources, LLC and Atlas Noble, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Guernsey County, Ohio.

6.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Holmes County, Ohio.

7.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Mahoning County, Ohio.

8.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Noble, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Muskingum County, Ohio.

9.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Noble, LLC and Atlas America, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Noble County, Ohio.

10.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Portage County, Ohio.
Exhibit D – Page 1

11.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Stark County, Ohio.

12.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Summit County, Ohio.

13.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Trumbull County, Ohio.

14.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Tuscarwas County, Ohio.

15.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Atlas America, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Washington County, Ohio.

16.	Open-End Mortgage, Indenture, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Resource Energy, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Wayne County, Ohio.

17.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC, Atlas America, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Armstrong County, Pennsylvania.

18.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Butler County, Pennsylvania.

19.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC, Atlas America, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Clearfield County, Pennsylvania.

20.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC, and Atlas America, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Crawford County, Pennsylvania.
Exhibit D – Page 2

21.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Elk County, Pennsylvania.

22.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas America, LLC, Atlas Resources, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Fayette County, Pennsylvania.

23.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas America, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Greene County, Pennsylvania.

24.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas America, LLC, Atlas Resources, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Indiana County, Pennsylvania.

25.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC, and Atlas America, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Lawrence County, Pennsylvania.

26.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas America, LLC, Atlas Resources, LLC, and Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Mercer County, Pennsylvania.

27.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Venango County, Pennsylvania.

28.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Atlas Resources, LLC, and Resource Energy, LLC, to Wachovia Bank, National Association, Administrative Agent, covering properties in Warren County, Pennsylvania.

29.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Washington County, Pennsylvania.

30.	Open-End Mortgage, Security Agreement, Financing Statement and Assignment of Production dated December 18, 2006, from Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent, covering properties in Westmoreland County, Pennsylvania.

31.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from AER Pipeline Construction, Inc., to Wachovia Bank, National Association, Administrative Agent.

32.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Atlas Energy Ohio, LLC, to Wachovia Bank, National Association, Administrative Agent.
Exhibit D – Page 3

33.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Resource Well Services, LLC, to Wachovia Bank, National Association, Administrative Agent.

34.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from AIC, LLC, to Wachovia Bank, National Association, Administrative Agent.

35.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Atlas America, LLC, to Wachovia Bank, National Association, Administrative Agent.

36.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Atlas Energy Resources, LLC to Wachovia Bank, National Association, Administrative Agent.

37.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Atlas Noble, LLC to Wachovia Bank, National Association, Administrative Agent.

38.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Atlas Resources, LLC to Wachovia Bank, National Association, Administrative Agent.

39.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from REI-NY, LLC, to Wachovia Bank, National Association, Administrative Agent.

40.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Resource Energy, LLC, to Wachovia Bank, National Association, Administrative Agent.

41.	Pledge Agreement, Assignment and Security Agreement dated December 18, 2006, from Viking Resources, LLC to Wachovia Bank, National Association, Administrative Agent.
Exhibit D – Page 4

EXHIBIT E
FORM OF ASSIGNMENT AND ASSUMPTION
ASSIGNMENT AND ASSUMPTION
This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between                                          (the “Assignor”) and                                          (the “Assignee”). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.
For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below (including, without limitation, the Letters of Credit included in such facilities) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including, but not limited to, contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as, the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	;
2.	Assignee:	;
3.	Borrower:	[Assignee is an Affiliate/Approved Fund of [identify Lender] [1] Atlas Energy Operating Company, LLC
4.	Administrative Agent:	Wachovia Bank, National Association, as the administrative agent under the Credit Agreement
5.	Credit Agreement:	Revolving Credit Agreement dated as of December 18, 2006, among Atlas Energy Operating Company, LLC, the Lenders from time to time party thereto, and Wachovia Bank, National Association, as Administrative Agent

[1]	Select or delete as applicable.
Exhibit E – Page 1

6.	Assigned Interest:

Aggregate
Amount of	Amount of	Percentage
Commitment/Loans	Commitment/Loans	Assigned of		CUSIP
for all Lenders	Assigned	Commitment/Loans		Number
$	$		%

$	$		%

[7.     Trade Date:                     ]
Effective Date:                     , 20___ [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]
The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]

By:

Title:

ASSIGNEE
[NAME OF ASSIGNEE]

By:

Title:
[Consented to and] Accepted:
WACHOVIA BANK, NATIONAL
ASSOCIATION,
as Administrative Agent

By:
Name:
Title:

[Consented to:]
WACHOVIA BANK, NATIONAL ASSOCIATION,
as Issuing Bank

By:
Name:
Title:

Exhibit E – Page 2

[Consented to:]
ATLAS ENERGY OPERATING
COMPANY, LLC

By:	Atlas Energy Resources, LLC, its sole member

By:
Name:
Title:
Exhibit E – Page 3

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION
STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION
1. Representations and Warranties.
1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.
1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 8.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.
2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.
3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.
Exhibit E – Page 4

EXHIBIT F
FORM OF LETTER IN LIEU
Attn: Division Order Department
Re: Letter in Lieu of Transfer Order
Gentlemen:
[                    ], as Mortgagor, has executed the mortgages and financing statements described on Exhibit A attached hereto (the “Mortgage”) for the benefit of Wachovia Bank, National Association, as administrative agent (“Lender”), granting a mortgage on and pledging those certain properties (the “Pledged Properties”) described in the Mortgage to secure certain obligations also described in the Mortgage. Enclosed is a copy of the Mortgage covering the Pledged Properties.
Exhibit B attached hereto lists the properties which are subject to the Mortgage for which you are accounting to Mortgagor and the decimal interest in production heretofore paid to Mortgagor with respect to its interest in each given property.
Pursuant to the assignment of production provision in the Mortgage, Mortgagor transferred and assigned all of its interests in the Pledged Properties to Lender. Therefore, Mortgagor hereby authorizes and instructs you that all future payments attributable to the Pledged Properties, which would otherwise be paid to Mortgagor, should be made to:

if by wire transfer:	Wachovia Bank, National Association

Account No.

if by check, check made payable to:

until notified in writing by Lender to discontinue such payments. Also, Mortgagor hereby requests that you change your records to reflect that Lender is entitled to the proceeds of production attributable to the Pledged Properties.
In consideration of your acceptance of this Letter-in-Lieu of Transfer Order, Lender and Mortgagor agree as follows:
1. Mortgagor has heretofore executed Transfer or Division Orders to you covering each of the properties referred to in Exhibit B attached to this letter. This letter is being executed by the undersigned in lieu of execution of separate Transfer or Division Orders. With respect to proceeds from the sale of oil, gas and other hydrocarbons as to which you account hereunder, Lender agrees that it will be bound by the terms, conditions, warranties and covenants of all such Transfer or Division Orders heretofore executed by Mortgagor now in force, with the same effect as though it had executed the originals thereof; provided, however, the aggregate liability of Lender with respect to any warranty, representation, covenant or indemnification contained therein or in this letter shall be limited to an amount equal to the amounts disbursed by you to Lender hereunder.
Exhibit F – Page 1

2. Mortgagor hereby agrees that you are relieved of any responsibility in connection with the application of the proceeds paid by you to Lender as hereinabove specified and payment made by you to Lender shall be binding and conclusive as between you and Mortgagor.
In the absence of a question about the enclosed schedule, you are respectfully requested to make disbursement to Lender as instructed herein and NOT TO SUSPEND OR DELAY any payments by virtue of the assignment of production from Mortgagor to Lender. Should you require additional documentation prior to implementing the manner of disbursement requested herein, notwithstanding the warranties and indemnifications contained hereinabove, please suspend disbursements to Mortgagor, pending execution of such additional documentation as you may reasonably require.
In order that we may have a record evidencing your acceptance of this Letter-in-Lieu of Transfer Order, we request that you execute one copy of this letter in the space provided below and return the same to Lender in the enclosed self-addressed envelope.

Very truly yours,
[ ; ]

By:

Printed Name:

Title:

Wachovia Bank, National Association

By:

Printed Name:

Title:

ACCEPTED this _____ day of ________, 20__.

By:
Printed Name:
Title:

Exhibit F – Page 2

EXHIBIT G
CONTINUING GUARANTY AGREEMENT
THIS CONTINUING GUARANTY AGREEMENT (this “Guaranty Agreement”), dated as of December 18, 2006, is made by , a corporation (the “Guarantor”), in favor of WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders (the “Administrative Agent”).
WITNESSETH:
WHEREAS, the Lenders have made extensions of credit including but not limited to Loans and Letters of Credit in the maximum aggregate principal amount not to exceed $250,000,000 at any one time outstanding to Atlas Energy Operating Company, LLC, a Delaware limited liability company (the “Borrower”), pursuant to that certain Revolving Credit Agreement dated as of December 18, 2006, by and among the Borrower, the financial institutions (the “Lenders”) party thereto, and Wachovia Bank, National Association, in its capacity of the issuer of certain letters of credit and as the Administrative Agent for the Lenders thereunder (the Credit Agreement together with the exhibits and schedules thereto and all extensions, renewals, amendments, substitutions and replacements thereto and thereof is herein referred to as the “Credit Agreement”);
WHEREAS, (i) the Letters of Credit may be issued under the Credit Agreement for the account of one or more of the Guarantors, (ii) the proceeds of the Loans under the Credit Agreement may be used by the Borrower to make loans to one or more of the Guarantors and for other general corporate purposes of the Borrower and the Guarantors, and (iii) Hedging Agreements may be entered into by one or more of the Guarantors and any Lender or its Affiliate, all as permitted pursuant to the Credit Agreement and all of which will directly and indirectly benefit the Borrower and the Guarantors;
WHEREAS, as a condition precedent to extending credit to the Borrower pursuant to the Credit Agreement, the Lenders have required that, inter alia, each of the Guarantors execute and deliver to the Administrative Agent, for and on behalf of the Lenders, a guaranty agreement;
WHEREAS, the Guarantor has determined, reasonably and in good faith, that (i) it has adequate capital to conduct its business as presently conducted and as proposed to be conducted, (ii) it will be able to meet its obligations hereunder and in respect of its existing and future indebtedness and liabilities (contingent or otherwise) as and when the same shall become due and payable, including those under this Guaranty Agreement, (iii) it is otherwise solvent and (iv) the execution and delivery of this Guaranty Agreement and the consummation of the transactions contemplated hereby will not render it insolvent;
WHEREAS, the Guarantor has determined that the execution and delivery of this Guaranty Agreement is in furtherance of its corporate purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the making of this Guaranty Agreement, having regard for all relevant facts and circumstances; and
WHEREAS, the Guarantor has agreed to execute and deliver this Guaranty Agreement to the Administrative Agent, for the benefit of the Lenders.
Exhibit G – Page 1

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and in order to induce the Lenders to make Loans to the Borrower pursuant to the Credit Agreement by fulfilling the requirements of the Credit Agreement, the Guarantor agrees, for the benefit of each Lender, as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1 Certain Terms. The following capitalized terms when used in this Guaranty Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Borrower” is defined in the first recital.
“Commitments” means each Commitment as defined in the Credit Agreement.
“Credit Agreement” is defined in the first recital.
“Guarantor” is defined in the preamble.
“Guaranty Agreement” is defined in the preamble.
“Lenders” is defined in the first recital.
“Taxes” is defined in clause (1) of Section 2.7.
“U.C.C.” means the Uniform Commercial Code as in effect in the State of Texas.
SECTION 1.2 Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, capitalized terms used in this Guaranty Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
SECTION 1.3 U.C.C. Definitions. Unless otherwise defined herein or the context otherwise requires, terms for which meanings are provided in the U.C.C. are used in this Guaranty Agreement, including its preamble and recitals, with such meanings.
ARTICLE II
GUARANTY PROVISIONS
SECTION 2.1 Guaranty Agreement. The Guarantor hereby absolutely, unconditionally, and irrevocably (1) guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Indebtedness of the Borrower and each other Obligor now or hereafter existing under each of the Credit Agreement, the Notes and each other Loan Document to which the Borrower or such other Obligor is or may become a party, whether for principal, interest, fees, expenses or otherwise (including all such amounts which would become due but for the operation of the automatic stay under Section 362(a) of the United States Bankruptcy Code, 11 U.S.C. §362(a), and the operation of Sections 502(b) and 506(b) of the United States Bankruptcy Code, 11 U.S.C. §502(b) and §506(b)), and (2) indemnifies and holds harmless each Lender and each holder of a Note for any and all costs and expenses (including reasonable attorney’s fees and expenses) incurred by such Lender or such holder, as the case may be, in enforcing any rights under this Guaranty Agreement; provided, however, that the Guarantor shall be liable under this Guaranty Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Guaranty Agreement, as it relates to the Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This Guaranty Agreement constitutes a guaranty of payment when due and not of collection, and the Guarantor specifically agrees that it shall not be necessary or required that any Lender or any holder of any Note exercise any right, assert any claim or demand or enforce any remedy whatsoever against the Borrower or any other Obligor (or any other Person) before or as a condition to the obligations of the Guarantor hereunder.
Exhibit G – Page 2

SECTION 2.2 Acceleration of Guaranty Agreement. The Guarantor agrees that, in the event of the occurrence of any event of the type described in Section 10.01(e), (f) or (g) of the Credit Agreement, with respect to the Borrower, any other Obligor or the Guarantor, and if such event shall occur at a time when any of the Indebtedness may not then be due and payable by the Borrower due to any automatic stay or other debtor relief laws, the Guarantor will pay to the Lenders forthwith the full amount which would be payable hereunder by the Guarantor if all such Indebtedness were then due and payable.
SECTION 2.3 Guaranty Agreement Absolute, etc. This Guaranty Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until all Indebtedness of the Borrower and each other Obligor has been paid in full, all obligations of the Guarantor hereunder shall have been paid in full, all Commitments shall have terminated and all Lender Hedging Agreements have terminated. Guarantor may not rescind or revoke its obligations hereunder. The Guarantor guarantees that the Indebtedness of the Borrower and each other Obligor will be paid strictly in accordance with the terms of the Credit Agreement and each other Loan Document under which they arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Lender or any holder of any Note with respect thereto. The liability of the Guarantor under this Guaranty Agreement shall be absolute, unconditional and irrevocable irrespective of: (1) any lack of validity, legality or enforceability of the Credit Agreement, any Note or any other Loan Document; (2) the failure of any Lender or any holder of any Note (a) to assert any claim or demand or to enforce any right or remedy against the Borrower, any other Obligor or any other Person (including any other guarantor) under the provisions of the Credit Agreement, any Note, any other Loan Document or otherwise, or (b) to exercise any right or remedy against any other guarantor of, or collateral securing, any Indebtedness of the Borrower or any other Obligor; (3) any change in the time, manner or place of payment of, or in any other term of, all or any of the Indebtedness of the Borrower or any other Obligor, or any other extension, compromise or renewal of any Indebtedness of the Borrower or any other Obligor; (4) any reduction, limitation, impairment or termination of any Indebtedness of the Borrower or any other Obligor for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and the Guarantor hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Indebtedness of the Borrower, any other Obligor or otherwise; (5) any amendment to, rescission, waiver, or other modification of, or any consent to departure from, any of the terms of the Credit Agreement, any Note or any other Loan Document; (6) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to departure from, any other guaranty, held by any Lender or any holder of any Note securing any of the Indebtedness of the Borrower or any other Obligor; (7) the insolvency or bankruptcy of, or similar event affecting, the Borrower or any other Obligor; or (8) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, the Borrower, any other Obligor, any surety or any guarantor. Guarantor waives all rights and defenses which may arise with respect to any of the foregoing, and Guarantor waives any right to revoke this Guaranty Agreement with respect to future indebtedness. Guarantor waives all rights or defenses under (1) Section 34.01 et seq. of the Texas Business and Commerce Code, as amended, (2) Section 17.001 of the Texas Civil Practice and Remedies Code, as amended, (3) Rule 31 of the Texas Rules of Civil Procedure, as amended, or (4) common law, in equity, under contract, by statute, or otherwise.
Exhibit G – Page 3

SECTION 2.4 Reinstatement. The Guarantor agrees that this Guaranty Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Indebtedness is rescinded or must otherwise be restored by any Lender or any holder of any Note, upon the insolvency, bankruptcy or reorganization of the Borrower, any other Obligor or otherwise, all as though such payment had not been made.
SECTION 2.5 Waiver, etc. The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Indebtedness of the Borrower or any other Obligor and this Guaranty Agreement and any requirement that the Administrative Agent, any other Lender or any holder of any Note protect, secure, perfect or insure any security interest or Lien, or any property subject thereto, or exhaust any right or take any action against the Borrower, any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Indebtedness of the Borrower or any other Obligor, as the case may be.
SECTION 2.6 Waiver of Subrogation. Until the Indebtedness is paid in full, all Commitments have terminated and all Lender Hedging Agreements have terminated, the Guarantor shall not enforce or exercise any claim or other rights which it may now or hereafter acquire against the Borrower or any other Obligor that arise from the existence, payment, performance or enforcement of the Guarantor’s obligations under this Guaranty Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, or indemnification, any right to participate in any claim or remedy of the Lenders against the Borrower or any other Obligor or any collateral which the Administrative Agent now has or hereafter acquires, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including the right to take or receive from the Borrower or any other Obligor, directly or indirectly, in cash or other property or by set-off or in any manner, payment or security on account of such claim or other rights. If any amount shall be paid to the Guarantor in violation of the preceding sentence, such amount shall be deemed to have been paid to the Guarantor for the benefit of, and held in trust for, the Lenders, and shall forthwith be paid to the Lenders to be credited and applied upon the Indebtedness, whether matured or unmatured. The Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Credit Agreement and that the waiver set forth in this Section is knowingly made in contemplation of such benefits.
SECTION 2.7 Payments Free and Clear of Taxes, etc. The Guarantor hereby agrees that:
(a) All payments by the Guarantor hereunder shall be made in accordance with Section 4.06 of the Credit Agreement free and clear of and without deduction for any present or future income, excise, stamp or franchise taxes and other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority, but excluding franchise taxes and taxes imposed on or measured by any Lender’s net income or receipts (such non-excluded items being called “Taxes”). In the event that any withholding or deduction from any payment to be made by the Guarantor hereunder is required in respect of any Taxes pursuant to any applicable law, rule or regulation, then the Guarantor will (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to such Lender an official receipt or other documentation satisfactory to such Lender evidencing such payment to such authority; and (iii) pay to such Lender such additional amount or amounts as is necessary to ensure that the net amount actually received by such Lender will equal the full amount such Lender would have received had no such withholding or deduction been required. Moreover, if any Taxes are directly asserted against any Lender with respect to any payment received by such Lender hereunder, such Lender may pay such Taxes and the Guarantor will promptly pay such additional amounts (including, if incurred as a result of Guarantor’s or the Borrower’s action, omission or delay, any penalties, interest or expenses) as is necessary in order that the net amount received by such Lender after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Lender would have received had such Taxes not been asserted.
Exhibit G – Page 4

(b) If the Guarantor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to any Lender the required receipts or other required documentary evidence, the Guarantor shall indemnify such Lender for any incremental Taxes, interest or penalties that may become payable by such Lender as a result of any such failure.
(c) Without prejudice to the survival of any other agreement of the Guarantor hereunder, the agreements and obligations of the Guarantor contained in this Section 2.7 shall survive the payment in full of the principal of and interest on the Loans.
SECTION 2.8 Contribution Agreement. Upon full and final payment of the Indebtedness, Guarantor and all other Guarantors which have made payments upon all or any part of the Indebtedness shall be entitled to contribution from all of the other Guarantors, to the end that all such payments upon the Indebtedness shall be shared among all Guarantors who guaranteed such Indebtedness in proportion to their respective Net Worths (defined below), provided that the contribution obligations of each of the Guarantors shall be limited to the maximum amount that it can pay at such time without rendering its contribution obligations voidable under applicable law relating to fraudulent conveyances or fraudulent transfers. As used in this subsection, the “Net Worth” of each of the Guarantors means, at any time, the remainder of (i) the fair value of such Guarantor’s assets (other than such right of contribution), minus (ii) the fair value of such Guarantor’s liabilities (other than its liabilities under its guaranty of the Indebtedness).
SECTION 2.9 Subordination. Guarantor hereby subordinates and makes inferior to the Indebtedness any and all Intercompany Debt now or at any time hereafter owed by the Borrower or other Obligor to the Guarantor. Guarantor agrees that after the occurrence of any Default or Event of Default under the Credit Agreement, it will not permit the Borrower to repay such Intercompany Debt or any part thereof and it will not accept payment from the Borrower of such Intercompany Debt or any part thereof without the prior written consent of the Majority Lenders as defined in the Credit Agreement. If Guarantor receives any such payment without the prior required written consent, the amount so paid shall be held in trust for the benefit of the Lenders, shall be segregated from the other funds of such Guarantor, and shall forthwith be paid over to the Administrative Agent to be held by the Administrative Agent as collateral for, or then or at any time thereafter applied in whole or in part by the Administrative Agent against, all or any portions of the Indebtedness, whether matured or unmatured, in such order as the Administrative Agent shall elect.
ARTICLE III
REPRESENTATIONS, WARRANTIES AND COVENANTS
SECTION 3.1 Representations, Warranties and Covenants. By execution hereof, Guarantor covenants and agrees that certain representations, warranties, terms, covenants, and conditions set forth in the Credit Agreement and other Loan Documents are applicable to Guarantor and shall be imposed upon Guarantor, and Guarantor reaffirms that each such representation and warranty is true and correct and covenants and agrees to promptly and properly perform, observe, and comply with each such term, covenant, or condition. Moreover, Guarantor acknowledges and agrees that this Guaranty Agreement is subject to the offset provisions of the Credit Agreement in favor of the Administrative Agent and the Lenders
Exhibit G – Page 5

ARTICLE IV
MISCELLANEOUS PROVISIONS
SECTION 4.1 Loan Document. This Guaranty Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof.
SECTION 4.2 Releases. At such time as the Loans shall have been paid in full, the Commitments have been terminated and no Lender Hedging Agreements are outstanding, the Administrative Agent shall, at the request and expense of the Guarantor following such termination, promptly execute and deliver to the Guarantor such documents and instruments as the Guarantor shall reasonably request to evidence termination and release of this Guaranty Agreement.
SECTION 4.3 Administrative Agent and Lenders; Successors and Assigns.
(a) The Administrative Agent is Administrative Agent for each Lender under the Credit Agreement. All rights granted to Administrative Agent under or in connection with this Guaranty Agreement are for each Lender’s ratable benefit. The Administrative Agent may, without the joinder of any Lender, exercise any rights in Administrative Agent’s or Lenders’ favor under or in connection with this Guaranty Agreement. The Administrative Agent’s and each Lender’s rights and obligations vis-a-vis each other may be subject to one or more separate agreements between those parties. However, the Guarantor is not required to inquire about any such agreement and is not subject to any terms of it unless the Guarantor specifically enters into such agreement. Therefore, neither Guarantor nor its successors or assigns is entitled to any benefits or provisions of any such separate agreement nor is it entitled to rely upon or raise as a defense any party’s failure or refusal to comply with the provisions of any such agreement.
(b) This Guaranty Agreement benefits the Administrative Agent, the Lenders, and their respective successors and assigns and binds Guarantor and its successors and assigns. Upon appointment of any successor Administrative Agent under the Credit Agreement, all of the rights of Administrative Agent under this Guaranty Agreement automatically vests in that new Administrative Agent as successor Administrative Agent on behalf of Lenders without any further act, deed, conveyance, or other formality other than that appointment. The rights of the Administrative Agent and the Lenders under this Guaranty Agreement may be transferred with any assignment of the obligations hereby guaranteed pursuant to and in accordance with the terms of the Credit Agreement. The Credit Agreement contains provisions governing assignments of the obligations guaranteed under this Guaranty Agreement.
SECTION 4.4 Amendments, etc. No amendment to or waiver of any provision of this Guaranty Agreement, nor consent to any departure by the Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by or on behalf of the party against whom it is sought to be enforced and is in conformity with the requirements of Section 12.04 of the Credit Agreement. Each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
Exhibit G – Page 6

SECTION 4.5 Addresses for Notices to the Guarantor. All notices and other communications hereunder to the Guarantor shall be in writing and mailed or delivered to it, addressed to it at the address set forth below or at such other address as shall be designated by the Guarantor in a written notice to the Administrative Agent at the address specified in the Credit Agreement complying as to delivery with the terms of this Section. All such notices and other communications shall, when mailed, be effective when deposited in the mails, addressed as aforesaid. Address for notices:

Attn:
Facsimile:
Telephone:

SECTION 4.6 No Waiver; Remedies. In addition to, and not in limitation of, Section 2.3 and Section 2.5, no failure on the part of any Lender or any holder of a Note to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.
SECTION 4.7 Section Captions. Section captions used in this Guaranty Agreement are for convenience of reference only, and shall not affect the construction of this Guaranty Agreement.
SECTION 4.8 Setoff. In addition to, and not in limitation of, any rights of any Lender or any holder of a Note under applicable law, upon the occurrence of an Event of Default under or as defined in the Credit Agreement, each Lender and each such holder shall be entitled to exercise any right of offset or banker’s lien against each and every account and other property or interest that the Guarantor may now or hereafter have with, or which is now or hereafter in the possession of, any such Lender, to the extent of the full amount of the Indebtedness.
SECTION 4.9 Severability. Wherever possible each provision of this Guaranty Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty Agreement.
SECTION 4.10 Governing Law. THIS GUARANTY AGREEMENT SHALL BE DEEMED TO BE A CONTRACT UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS CONSTITUTE THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDE ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO.
SECTION 4.11 Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTOR MAY BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF TEXAS. THE GUARANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
Exhibit G – Page 7

SECTION 4.12 Waiver of Jury Trial. THE GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS GUARANTY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE LENDERS OR THE GUARANTOR. THE GUARANTOR ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LENDERS ENTERING INTO THE CREDIT AGREEMENT.
SECTION 4.13 Entire Agreement. THIS GUARANTY AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
Remainder of Page Intentionally Blank. Signature Page to Follow.
Exhibit G – Page 8

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty Agreement to be duly executed and delivered by an officer duly authorized as of the date first written above.

GUARANTOR:

By:

Name:

Title:

[SIGNATURES CONTINUED ON NEXT PAGE]
Signature Page — Exhibit G — Page 1

This Guaranty Agreement is accepted by the Administrative Agent, for and on behalf of the Lenders, as of the date first written above.

WACHOVIA BANK, NATIONAL ASSOCIATION,
in its capacity as Administrative Agent

By:

Name:

Title:

Signature Page — Exhibit G — Page 2

EXHIBIT H
FORM OF PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT
THIS PLEDGE, ASSIGNMENT, AND SECURITY AGREEMENT (this “Security Agreement”) is executed as of December 18, 2006, by [                    ], a [                    ] (“Debtor”), whose address is                                          , and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association (in its capacity as “Administrative Agent” for Lenders (hereafter defined)), as “Secured Party,” whose address is 1001 Fannin, Suite 4300, Houston, Texas 77002.
RECITALS
A. Debtor, Wachovia Bank, National Association, as Administrative Agent (including its permitted successors and assigns in such capacity, the “Administrative Agent”), and Lenders now or hereafter party to the Credit Agreement (including their respective permitted successors and assigns, the “Lenders”) have entered into a Revolving Credit Agreement dated as of December 18, 2006 (as amended, modified, supplemented, or restated from time to time, the “Credit Agreement”);
B. This Security Agreement is integral to the transactions contemplated by the Loan Documents (as defined in the Credit Agreement), and the execution and delivery hereof, is a condition precedent to Lenders’ Indebtedness to extend credit under the Loan Documents.
ACCORDINGLY, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:
1. REFERENCE TO CREDIT AGREEMENT. The terms, conditions, and provisions of the Credit Agreement are incorporated herein by reference, the same as if set forth herein verbatim, which terms, conditions, and provisions shall continue to be in full force and effect hereunder so long as Lenders are obligated to lend under the Credit Agreement and thereafter until the Indebtedness is paid and performed in full.
2. CERTAIN DEFINITIONS. Unless otherwise defined herein, or the context hereof otherwise requires, each term defined in either of the Credit Agreement or in the UCC is used in this Security Agreement with the same meaning; provided that, if the definition given to such term in the Credit Agreement conflicts with the definition given to such term in the UCC, the Credit Agreement definition shall control to the extent legally allowable; and if any definition given to such term in Chapter 9 of the UCC conflicts with the definition given to such term in any other chapter of the UCC, the Chapter 9 definition shall prevail. As used herein, the following terms have the meanings indicated:
Collateral has the meaning set forth in Paragraph 4 hereof.
Collateral Notes has the meaning set forth in Paragraph 4 hereof.
Collateral Note Security has the meaning set forth in Paragraph 4 hereof.
Collateral Obligor means any Person obligated with respect to any of the Collateral, whether as an account debtor, obligor on an instrument, issuer of securities, or otherwise.
Exhibit H – Page 1

Control Agreement means, with respect to any Collateral consisting of investment property, Deposit Accounts, electronic chattel paper, and letter-of-credit rights, an agreement evidencing that Secured Party has “control” (as defined in the UCC) of such Collateral.
Indebtedness means, collectively, (a) the “Indebtedness” as defined in the Credit Agreement, and (b) all Indebtedness, liabilities, and Indebtedness of Debtor arising under this Security Agreement or any Guaranty Agreement assuring payment of the Indebtedness; it being the intention and contemplation of Debtor and Secured Party that future advances will be made by Secured Party or one or more Lenders to Debtor for a variety of purposes, that Debtor may guarantee (or otherwise become directly or contingently obligated with respect to) the Indebtedness of others to Secured Party or to one or more Lenders, that from time to time overdrafts of Debtor’s accounts with Secured Party or with other Lenders may occur, and that Secured Party or one or more Lenders may from time to time acquire from others Indebtedness of Debtor to such others, and that payment and repayment of all of the foregoing are intended to and shall be part of the Indebtedness secured hereby. The Indebtedness shall include, without limitation, future, as well as existing, advances, Indebtedness, liabilities, and Indebtedness owed by Debtor to Secured Party or to any Lender arising under the Loan Documents or otherwise.
Lender means, individually, or Lenders means, collectively, on any date of determination, Administrative Agent and Lenders and their permitted successors and assigns.
Material Agreements has the meaning set forth in Paragraph 4 hereof.
Partnerships shall mean (a) those partnerships and limited liability companies listed on Annex B attached hereto and incorporated herein by reference, as such partnerships or limited liability companies exist or may hereinafter be restated, amended, or restructured, (b) any partnership, joint venture, or limited liability company in which Debtor shall, at any time, become a limited or general partner, venturer, or member, or (c) any partnership, joint venture, or corporation formed as a result of the restructure, reorganization, or amendment of the Partnerships.
Partnership Agreements shall mean (a) those agreements listed on Annex B attached hereto and incorporated herein by reference (together with any modifications, amendments, or restatements thereof), and (b) partnership agreements, joint venture agreements, or organizational agreements for any of the partnerships, joint ventures, or limited liability companies described in clause (b) of the definition of “Partnerships” above (together with any modifications, amendments or restatements thereof), and “Partnership Agreement” means any one of the Partnership Agreements.
Partnership Interests shall mean all of Debtor’s Right, title and interest now or hereafter accruing under the Partnership Agreements with respect to all distributions, allocations, proceeds, fees, preferences, payments, or other benefits, which Debtor now is or may hereafter become entitled to receive with respect to such interests in the Partnerships and with respect to the repayment of all loans now or hereafter made by Debtor to the Partnerships.
Pledged Securities means, collectively, the Pledged Shares and any other Collateral constituting securities.
Pledged Shares has the meaning set forth in Paragraph 4 hereof.
Exhibit H – Page 2

Security Interest means the security interest granted and the pledge and assignment made under Paragraph 3 hereof.
UCC means the Uniform Commercial Code, including each such provision as it may subsequently be renumbered, as enacted in the State of Texas or other applicable jurisdiction, as amended at the time in question.
3.SECURITY INTEREST. In order to secure the full and complete payment and performance of the Indebtedness when due, Debtor hereby grants to Secured Party a Security Interest in all of Debtor’s rights, titles, and interests in and to the Collateral and pledges, collaterally transfers, and assigns the Collateral to Secured Party, all upon and subject to the terms and conditions of this Security Agreement. Such Security Interest is granted and pledge and assignment are made as security only and shall not subject Secured Party to, or transfer or in any way affect or modify, any obligation of Debtor with respect to any of the Collateral or any transaction involving or giving rise thereto. If the grant, pledge, or collateral transfer or assignment of any specific item of the Collateral is expressly prohibited by any contract, then the Security Interest created hereby nonetheless remains effective to the extent allowed by the UCC or other applicable law, but is otherwise limited by that prohibition.
4. COLLATERAL. As used herein, the term “Collateral” means the following items and types of property, wherever located, now owned or in the future existing or acquired by Debtor, and all proceeds and products thereof, and any substitutes or replacements therefor:
(a) All accounts, inventory, and any accessions thereto, and general intangibles (including payment intangibles);
(b) All rights, titles, and interests of Debtor in and to all outstanding stock, equity, or other investment securities owned by Debtor, including, without limitation, all capital stock of any Subsidiary of the Debtor set forth on Annex B (the “Pledged Shares”);
(c) All rights, titles, and interests of Debtor in and to all promissory notes and other instruments payable to Debtor, including, without limitation, all inter-company notes from Subsidiaries and those set forth on Annex B (“Collateral Notes”) and all rights, titles, interests, and Liens Debtor may have, be, or become entitled to under all present and future loan agreements, security agreements, pledge agreements, deeds of trust, mortgages, guarantees, or other documents assuring or securing payment of or otherwise evidencing the Collateral Notes, including, without limitation, those set forth on Annex B (“Collateral Note Security”);
(d) The Partnership Interests and all rights of Debtor with respect thereto, including, without limitation, all Partnership Interests set forth on Annex B and all of Debtor’s distribution rights, income rights, liquidation interest, accounts, contract rights, general intangibles, notes, instruments, drafts, and documents relating to the Partnership Interests;
(e) All of Debtor’s rights, titles, and interests in other proprietary rights whether now owned or hereafter acquired by Debtor (collectively, the “Proprietary Rights”), including without limitation: (i) any knowledge or information that is material to Debtor’s business and that enables Debtor to operate its business with the accuracy, efficiency, or precision necessary for commercial success, or otherwise affords Debtor a commercial advantage for the possession or knowledge thereof including, without limitation, all geological, geophysical, engineering, accounting, title, legal, and other technical or business data, customer lists, credit files, computer records, computer programs, storage media, and computer software; (ii) any new and useful process, machine, manufacture, or composition of matter, or any new and useful improvement thereof that is material to the operation of Debtor’s business and developed by Debtor, its employees, or agents; and (iii) all information or other items recognized as “trade secrets” under state or federal law and all comparable rights recognized in foreign jurisdictions or conventions or by treaty;
Exhibit H – Page 3

(f) (i) All of Debtor’s rights, titles, and interests in, to, and under those contracts listed on Annex B (the “Material Agreements”), including, without limitation, all rights of Debtor to receive moneys due and to become due under or pursuant to the Material Agreements, (ii) all rights of Debtor to receive proceeds of any insurance, indemnity, warranty, or guaranty with respect to the Material Agreements, (iii) all claims of Debtor for damages arising out of or for breach of or default under the Material Agreements, and (iv) all rights of Debtor to compel performance and otherwise exercise all rights and remedies under the Material Agreements;
(g) All present and future distributions, income, increases, profits, combinations, reclassifications, improvements, and products of, accessions, attachments, and other additions to, tools, parts, and equipment used in connection with, and substitutes and replacements for, all or part of the Collateral described above;
(h) All present and future accounts, contract rights, general intangibles, cash and noncash proceeds, and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or insurance proceeds payable with respect to, or proceeds payable by virtue of warranty or other claims against the manufacturer of, or claims against any other Person with respect to, all or any part of the Collateral heretofore described in this clause or otherwise; and
(i) All present and future security for the payment to any Obligor of any of the Collateral described above and goods which gave or will give rise to any such Collateral or are evidenced, identified, or represented therein or thereby.
The description of the Collateral contained in this Paragraph 4 shall not be deemed to permit any action prohibited by this Security Agreement or by the terms incorporated in this Security Agreement.
5. REPRESENTATIONS AND WARRANTIES. Debtor represents and warrants to Secured Party that:
(a) Credit Agreement. To the extent certain representations and warranties in the Credit Agreement are applicable to it or its assets or operations, each such representation and warranty is true and correct.
(b) Binding Indebtedness/Perfection. This Security Agreement creates a legal, valid, and binding Lien in and to the Collateral in favor of Secured Party and enforceable against Debtor. For Collateral in which the Security Interest may be perfected by the filing of Financing Statements, once those Financing Statements have been properly filed in the jurisdictions described on Annex A hereto, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Excepted Liens or, to the extent Financing Statements have already been filed in the jurisdictions described on Annex A hereto, and such Financing Statements have not lapsed, the Security Interest in that Collateral is currently perfected and constitutes a first-priority Lien on such Collateral, subject only to Excepted Liens. With respect to Collateral consisting of investment property (other than Pledged Securities covered by Paragraph 5(j)), upon the delivery of such Collateral to Secured Party or delivery of an executed Control Agreement with respect to such Collateral, the Security Interest in that Collateral will be fully perfected and the Security Interest will constitute a first-priority Lien on such Collateral, subject only to Excepted Liens. None of the Collateral has been delivered nor control with respect thereto given to any other Person. Other than the Financing Statements and Control Agreements with respect to this Security Agreement, there are no other financing statements or control agreements covering any Collateral, other than those evidencing Excepted Liens. The creation of the Security Interest does not require the consent of any Person that has not been obtained.
Exhibit H – Page 4

(c) Debtor Information. Debtor’s exact legal name, mailing address, jurisdiction of organization, type of entity, and state issued organizational identification number are as set forth on Annex A hereto.
(d) Location. Annex A sets forth (i) Debtor’s place of business and chief executive office, (ii) the location of Debtor’s books and records concerning its accounts, and (iii) the location of all other Collateral (other than Collateral to the extent located on the Mortgaged Properties). All such books, records, and Collateral are in Debtor’s possession.
(e) Governmental Authority. No Authorization, approval, or other action by, and no notice to or filing with, any Governmental Authority is required either (i) for the pledge by Debtor of the Collateral pursuant to this Security Agreement or for the execution, delivery, or performance of this Security Agreement by Debtor, or (ii) for the exercise by Secured Party of the voting or other rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement (except as may be required in connection with the disposition of the Pledged Securities by laws affecting the offering and sale of securities generally).
(f) Maintenance of Collateral. All tangible Collateral which is useful in and necessary to Debtor’s business is in good repair and condition, ordinary wear and tear excepted.
(g) Liens. Debtor owns all presently existing Collateral, and will acquire all hereafter-acquired Collateral, free and clear of all liens, except Excepted Liens.
(h) Collateral. Annex B accurately lists all Collateral Notes, Collateral Note Security, Pledged Shares, Partnership Interests, and Material Agreements in which Debtor has any rights, titles, or interest (but such failure of such description to be accurate or complete shall not impair the Security Interest in such Collateral).
(i) Instruments, Chattel Paper, Collateral Notes, and Collateral Note Security. All instruments and chattel paper, including, without limitation, the Collateral Notes, have been delivered to Secured Party, together with corresponding endorsements duly executed by Debtor in favor of Secured Party, and such endorsements have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms. Each Collateral Note and the documents evidencing the Collateral Note Security are in full force and effect; there have been no renewals or extensions of, or amendments, modifications, or supplements to, any thereof about which the Secured Party has not been advised in writing; and no “default” or “event of default” has occurred and is continuing under any such Collateral Note or documents evidencing the Collateral Note Security. Debtor has good title to the Collateral Notes and Collateral Note Security, and such Collateral Notes and Collateral Note Security are free from any claim for credit, deduction, or allowance of a Collateral Obligor and free from any defense, condition, dispute, setoff, or counterclaim, and there is no extension or indulgence with respect thereto.
Exhibit H – Page 5

(j) Pledged Securities; Pledged Shares. All Collateral that is Pledged Shares is duly authorized, validly issued, fully paid, and non-assessable, and the transfer thereof is not subject to any restrictions, other than restrictions imposed by applicable securities and corporate laws. The Pledged Securities include 100% of the issued and outstanding common stock or other equity interests of each Subsidiary owned by Debtor. As of the date hereof, no shares of capital stock or other equity securities are issued, reserved for issuance or outstanding, and there are no other options, warrants or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued, unauthorized or treasury shares of capital stock of any subsidiary. None of the Pledged Shares is subject to preemptive rights. Debtor has good title to the Pledged Securities, free and clear of all Liens and encumbrances thereon (except for the Security Interest created hereby), and has delivered to Secured Party (i) all stock certificates, or other instruments or documents representing or evidencing the Pledged Securities, together with corresponding assignment or transfer powers duly executed in blank by Debtor, and such powers have been duly and validly executed and are binding and enforceable against Debtor in accordance with their terms or (ii) to the extent such Pledged Securities are uncertificated, an executed Control Agreement with respect to such Pledged Securities. The pledge of the Pledged Securities in accordance with the terms hereof creates a valid and perfected first priority security interest in the Pledged Securities securing payment of the Indebtedness.
(k) Partnership Interests. Each Partnership issuing a Partnership Interest, is duly organized, currently existing, and in good standing under all applicable laws; there have been no amendments, modifications, or supplements to any agreement or certificate creating any Partnership or any material contract relating to the Partnerships, of which Secured Party has not been advised in writing; no default or breach or event of default or breach has occurred and is continuing under any Partnership Agreement; and no approval or consent of the partners of any Partnership is required as a condition to the validity and enforceability of the Security Interest created hereby or the consummation of the transactions contemplated hereby which has not been duly obtained by Debtor. Debtor has good title to the Partnership Interests free and clear of all Liens and encumbrances (except for the Security Interest granted hereby). The Partnership Interests are validly issued, fully paid, and nonassessable and are not subject to statutory, contractual, or other restrictions governing their transfer, ownership, or control, which would materially adversely affect the rights of the Lenders hereunder or the ability of the Secured Party to exercise its rights or remedies with respect to the Partnership Interests, except as set forth on Annex C or applicable securities laws. None of the Partnership Interests is subject to preemptive rights. All capital contributions required to be made by the terms of the Partnership Agreements for each Partnership have been made.
(l) Accounts; General Intangibles. All Collateral that is accounts or general intangibles is free from any claim for credit, deduction, or allowance of a Collateral Obligor and free from any defense, condition, dispute, setoff, or counterclaim, and there is no extension or indulgence with respect thereto.
(m) Material Agreements. All Material Agreements to which Debtor is a party are set forth on Schedule 7.23 to the Credit Agreement. Each Material Agreement is in full force and effect; there have been no amendments, modifications, or supplements to any Material Agreement of which Secured Party has not been advised in writing; and no default or breach or event of default or breach has occurred and is continuing under any Material Agreement.
The foregoing representations and warranties will be true and correct in all respects with respect to any additional Collateral or additional specific descriptions of certain Collateral delivered to Secured Party in the future by Debtor. The failure of any of these representations or warranties or any description of Collateral therein to be accurate or complete shall not impair the Security Interest in any such Collateral.
Exhibit H – Page 6

6. COVENANTS. So long as Lenders are committed to extend credit to Debtor under the Credit Agreement and thereafter until the Indebtedness is paid and performed in full, Debtor covenants and agrees with Secured Party that Debtor will:
(a) Credit Agreement. (i) Comply with, perform, and be bound by all covenants and agreements in the Credit Agreement that are applicable to it, its assets, or its operations, each of which is hereby ratified and confirmed (INCLUDING, WITHOUT LIMITATION, THE INDEMNIFICATION AND RELATED PROVISIONS IN SECTION 12.03 OF THE CREDIT AGREEMENT); AND (ii) CONSENT TO AND APPROVE THE VENUE, SERVICE OF PROCESS, AND WAIVER OF JURY TRIAL PROVISIONS OF SECTION 12.13 OF THE CREDIT AGREEMENT.
(b) Information/Record of Collateral. Maintain, at the place where Debtor is entitled to receive notices under the Loan Documents, a current record of where all Collateral is located, permit representatives of Secured Party at any time during normal business hours to inspect and make abstracts from such records, and furnish to Secured Party, at such intervals as Secured Party may request, such documents, lists, descriptions, certificates, and other information as may be necessary or proper to keep Secured Party informed with respect to the identity, location, status, condition, and value of the Collateral. In addition, from time to time at the request of Secured Party deliver to Secured Party such information regarding Debtor as Secured Party may reasonably request.
(c) Annexes. Immediately update all annexes hereto if any information therein shall become inaccurate or incomplete. Notwithstanding any other provision herein, Debtor’s failure to describe any Collateral required to be listed on any annex hereto shall not impair Secured Party’s Security Interest in the Collateral.
(d) Perform Indebtedness. Fully perform all of Debtor’s duties under and in connection with each transaction to which the Collateral, or any part thereof, relates, so that the amounts thereof shall actually become payable in their entirety to Secured Party. Furthermore, notwithstanding anything to the contrary contained herein, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligations thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
(e) Notices. (i) Except as may be otherwise expressly permitted under the terms of the Credit Agreement, promptly notify Secured Party of (A) any change in any fact or circumstances represented or warranted by Debtor with respect to any of the Collateral or Indebtedness, (B) any claim, action, or proceeding affecting title to all or any of the Collateral or the Security Interest and, at the request of Secured Party, appear in and defend, at Debtor’s expense, any such action or proceeding, (C) any material change in the nature of the Collateral, (D) any material damage to or loss of Collateral, and (E) the occurrence of any other event or condition (including, without limitation, matters as to Lien priority) that could have a material adverse effect on the Collateral (taken as a whole) or the Security Interest created hereunder; and (ii) give Secured Party thirty (30) days written notice before any proposed (A) relocation of its principal place of business or chief executive office, (B) change of its name, identity, or corporate structure, (C) relocation of the place where its books and records concerning its accounts are kept, (D) relocation of any Collateral (other than delivery of inventory in the ordinary course of business to third party contractors for processing and sales of inventory in the ordinary course of business or as permitted by the Credit Agreement) to a location not described on the attached Annex A, and (E) change of its jurisdiction of organization or organizational identification number, as applicable. Prior to making any of the changes contemplated in clause (ii) preceding, Debtor shall execute and deliver all such additional documents and perform all additional acts as Secured Party, in its sole discretion, may request in order to continue or maintain the existence and priority of the Security Interests in all of the Collateral.
Exhibit H – Page 7

(f) Collateral in Trust. Hold in trust (and not commingle with other assets of Debtor) for Secured Party all Collateral that is Collateral Notes or Pledged Securities, at any time received by Debtor, and promptly deliver same to Secured Party, unless Secured Party at its option (which may be evidenced only by a writing signed by Secured Party stating that Secured Party elects to permit Debtor to so retain) permits Debtor to retain the same, but any Collateral Notes or Pledged Securities, so retained shall be marked to state that they are assigned to Secured Party; each such instrument shall be endorsed to the order of Secured Party (but the failure of same to be so marked or endorsed shall not impair the Security Interest thereon).
(g) Control. Execute all documents and take any action required by Secured Party in order for Secured Party to obtain “control” (as defined in the UCC) with respect to Collateral consisting of uncertificated Pledged Securities. If Debtor at any time holds or acquires an interest in any electronic chattel paper or any “transferable record,” as that term is defined in the federal Electronic Signatures in Global and National Commerce Act, or in the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, promptly notify Secured Party thereof and, at the request of Secured Party, take such action as Secured Party may reasonably request to vest in Secured Party control under the UCC of such electronic chattel paper or control under the federal Electronic Signatures in Global and National Commerce Act or, as the case may be, the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
(h) Further Assurances. At Debtor’s expense and Secured Party’s request, before or after a Default or Event of Default, (i) file or cause to be filed such applications and take such other actions as Secured Party may request to obtain the consent or approval of any Governmental Authority to Secured Party’s rights hereunder, including, without limitation, the Right to sell all the Collateral upon a Default or Event of Default without additional consent or approval from such Governmental Authority (and, because Debtor agrees that Secured Party’s remedies at law for failure of Debtor to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Debtor agrees that its covenants in this provision may be specifically enforced); (ii) from time to time promptly execute and deliver to Secured Party all such other assignments, certificates, supplemental documents, and financing statements, and do all other acts or things as Secured Party may reasonably request in order to more fully create, evidence, perfect, continue, and preserve the priority of the Security Interest and to carry out the provisions of this Security Agreement; and (iii) pay all filing fees in connection with any financing, continuation, or termination statement or other instrument with respect to the Security Interests.
Exhibit H – Page 8

(i) Encumbrances. Not create, permit, or suffer to exist, and shall defend the Collateral against, any Lien or other encumbrance on the Collateral, and shall defend Debtor’s rights in the Collateral and Secured Party’s Security Interest in, the Collateral against the claims and demands of all Persons except those holding or claiming Excepted Liens. Debtor shall do nothing to impair the rights of Secured Party in the Collateral.
(j) Estoppel and Other Agreements and Matters. Upon the reasonable request of Secured Party, either (i) use commercially reasonable efforts to cause the landlord or lessor for each location where any of its inventory or equipment is maintained to execute and deliver to Secured Party an estoppel and subordination agreement in such form as may be reasonably acceptable to Secured Party and its counsel, or (ii) deliver to Secured Party a legal opinion or other evidence (in each case that is reasonably satisfactory to Secured Party and it counsel) that neither the applicable lease nor the laws of the jurisdiction in which that location is situated provide for contractual, common law, or statutory landlord’s Liens that is senior to or pari passu with the Security Interest.
(k) Impairment of Collateral. Not use any of the Collateral, or permit the same to be used, for any unlawful purpose, in any manner that is reasonably likely to adversely impair the value or usefulness of the Collateral, or in any manner inconsistent with the provisions or requirements of any policy of insurance thereon nor affix or install any accessories, equipment, or device on the Collateral or on any component thereof if such addition will impair the original intended function or use of the Collateral or such component.
(l) Collateral Notes and Collateral Note Security. Without the prior written consent of Secured Party not (i) modify or substitute, or permit the modification or substitution of, any Collateral Note or any document evidencing the Collateral Note Security or (ii) release any Collateral Note Security unless specifically required by the terms thereof.
(m) Securities. Except as permitted by the Credit Agreement, not sell, exchange, or otherwise dispose of, or grant any option, warrant, or other right with respect to, any of the Pledged Securities; to the extent any issuer of any Pledged Securities is controlled by Debtor and/or its Affiliates, not permit such issuer to issue any additional             shares of stock or other securities in addition to or in substitution for the Pledged Securities, except issuances to Debtor on terms acceptable to Secured Party; pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional shares of stock or other securities of each Subsidiary of Debtor; and take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Pledged Securities, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.
(n) Partnerships and Partnership Interests. (i) Promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the contracts and agreements creating or relating to any Partnership; (ii) do or cause to be done all things necessary or appropriate to keep the Partnerships in full force and effect and the rights of Debtor and Secured Party thereunder unimpaired; (iii) except as expressly permitted by the Credit Agreement, not consent to any Partnership selling, leasing, or disposing of substantially all of its assets in a single transaction or a series of transactions; (iv) notify Secured Party of the occurrence of any default or breach or event of default or breach under any contract or agreement creating or relating to the Partnerships; (v) not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of any Partnership, or material agreement relating thereto; (vi) except as permitted by the Credit Agreement, not transfer, sell, or assign any of the Partnership Interests or any part thereof; (vii) pledge hereunder, immediately upon Debtor’s acquisition (directly or indirectly) thereof, any and all additional Partnership Interests of any Partnership granted to Debtor; and any and all additional shares of stock or other securities of each; (viii) deliver to Secured Party a fully-executed Acknowledgment of Pledge, substantially in the form of Annex D, for each Partnership Interest; and (ix) take any action necessary, required, or requested by Secured Party to allow Secured Party to fully enforce its Security Interest in the Partnership Interests, including, without limitation, the filing of any claims with any court, liquidator, trustee, custodian, receiver, or other like person or party.
Exhibit H – Page 9

(o) Material Agreements. (i) Promptly perform, observe, and otherwise comply with each and every covenant, agreement, requirement, and condition set forth in the Material Agreements; (ii) do or cause to be done all things necessary or appropriate to keep the Material Agreements in full force and effect and the rights of Debtor and Secured Party thereunder unimpaired; (iii) notify Secured Party of the occurrence of any default or breach or event of default or breach under any Material Agreement; and (iv) without the prior written consent of Secured Party, not consent to the amendment, modification, surrender, impairment, forfeiture, cancellation, dissolution, or termination of any Material Agreement.
(p) Modification of Accounts. In accordance with prudent business practices, endeavor to collect or cause to be collected from each account debtor under its accounts, as and when due, any and all amounts owing under such accounts. Except in the ordinary course of business consistent with prudent business practices and industry standards, without the prior written consent of Secured Party, Debtor shall not (i) grant any extension of time for any payment with respect to any of the accounts, (ii) compromise, compound, or settle any of the accounts for less than the full amount thereof, (iii) release, in whole or in part, any Person liable for payment of any of the accounts, (iv) allow any credit or discount for payment with respect to any account other than trade discounts granted in the ordinary course of business, (v) release any Lien or guaranty securing any account, (vi) modify or substitute, or permit the modification or substitution of, any contract to which any of the Collateral which is accounts relates.
7. DEFAULT; REMEDIES. If an Event of Default exists, Secured Party may, at its election (but subject to the terms and conditions of the Credit Agreement), exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, (a) requiring Debtor to assemble all or part of the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to Debtor and Secured Party, (b) surrendering any policies of insurance on all or part of the Collateral and receiving and applying the unearned premiums as a credit on the Indebtedness, (c) applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Debtor hereby consents to any such appointment), and (d) applying to the Indebtedness any cash held by Secured Party under this Security Agreement, including, without limitation, any cash in the Cash Collateral Account (defined in Section 8(h)).
(a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Debtor and to any other Person entitled to notice under the UCC; provided that, if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Secured Party may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than ten days prior to the taking of the action to which the notice relates is reasonable notification and notice for the purposes of this subparagraph.
Exhibit H – Page 10

(b) Condition of Collateral; Warranties. Secured Party has no obligation to clean-up or otherwise prepare the Collateral for sale. Secured Party may sell the Collateral without giving any warranties as to the Collateral. Secured Party may specifically disclaim any warranties of title or the like. This procedure will not be considered adversely to affect the commercial reasonableness of any sale of the Collateral.
(c) Compliance with Other Laws. Secured Party may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.
(d) Sales of Pledged Securities.
(i) Debtor agrees that, because of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder (collectively, the “Securities Act”), or any other laws or regulations, and for other reasons, there may be legal or practical restrictions or limitations affecting Secured Party in any attempts to dispose of certain portions of the Pledged Securities and for the enforcement of its rights. For these reasons, Secured Party is hereby authorized by Debtor, but not obligated, upon the occurrence and during the continuation of an Event of Default, to sell all or any part of the Pledged Securities at private sale, subject to investment letter or in any other manner which will not require the Pledged Securities, or any part thereof, to be registered in accordance with the Securities Act or any other laws or regulations, at a reasonable price at such private sale or other distribution in the manner mentioned above. Debtor understands that Secured Party may in its discretion approach a limited number of potential purchasers and that a sale under such circumstances may yield a lower price for the Pledged Securities, or any part thereof, than would otherwise be obtainable if such Collateral were either afforded to a larger number or potential purchasers, registered under the Securities Act, or sold in the open market. Debtor agrees that any such private sale made under this Paragraph 7(d) shall be deemed to have been made in a commercially reasonable manner, and that Secured Party has no obligation to delay the sale of any Pledged Securities to permit the issuer thereof to register it for public sale under any applicable federal or state securities laws.
(ii) Secured Party is authorized, in connection with any such sale, (A) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, and (B) to impose such other limitations or conditions in connection with any such sale as Secured Party reasonably deems necessary in order to comply with applicable law. Debtor covenants and agrees that it will execute and deliver such documents and take such other action as Secured Party reasonably deems necessary in order that any such sale may be made in compliance with applicable law. Upon any such sale Secured Party shall have the right to deliver, assign, and transfer to the purchaser thereof the Pledged Securities so sold. Each purchaser at any such sale shall hold the Pledged Securities so sold absolutely free from any claim or right of Debtor of whatsoever kind, including any equity or right of redemption of Debtor. Debtor, to the extent permitted by applicable law, hereby specifically waives all rights of redemption, stay, or appraisal which it has or may have under any law now existing or hereafter enacted.
Exhibit H – Page 11

(iii) Debtor agrees that ten days’ written notice from Secured Party to Debtor of Secured Party’s intention to make any such public or private sale or sale at a broker’s board or on a securities exchange shall constitute reasonable notice under the UCC. Such notice shall (A) in case of a public sale, state the time and place fixed for such sale, (B) in case of sale at a broker’s board or on a securities exchange, state the board or exchange at which such a sale is to be made and the day on which the Pledged Securities, or the portion thereof so being sold, will first be offered for sale at such board or exchange, and (C) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as Secured Party may fix in the notice of such sale. At any such sale, the Pledged Securities may be sold in one lot as an entirety or in separate parcels, as Secured Party may reasonably determine. Secured Party shall not be obligated to make any such sale pursuant to any such notice. Secured Party may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned.
(iv) In case of any sale of all or any part of the Pledged Securities on credit or for future delivery, the Pledged Securities so sold may be retained by Secured Party until the selling price is paid by the purchaser thereof, but Secured Party shall not incur any liability in case of the failure of such purchaser to take up and pay for the Pledged Securities so sold and in case of any such failure, such Pledged Securities may again be sold upon like notice. Secured Party, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Pledged Securities, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.
(v) Without limiting the foregoing, or imposing upon Secured Party any obligations or duties not required by applicable law, Debtor acknowledges and agrees that, in foreclosing upon any of the Pledged Securities, or exercising any other rights or remedies provided Secured Party hereunder or under applicable law, Secured Party may, but shall not be required to, (A) qualify or restrict prospective purchasers of the Pledged Securities by requiring evidence of sophistication or creditworthiness, and requiring the execution and delivery of confidentiality agreements or other documents and agreements as a condition to such prospective purchasers’ receipt of information regarding the Pledged Securities or participation in any public or private foreclosure sale process, (B) provide to prospective purchasers business and financial information regarding Debtor or the Companies available in the files of Secured Party at the time of commencing the foreclosure process, without the requirement that Secured Party obtain, or seek to obtain, any updated business or financial information or verify, or certify to prospective purchasers, the accuracy of any such business or financial information, or (C) offer for sale and sell the Pledged Securities with, or without, first employing an appraiser, investment banker, or broker with respect to the evaluation of the Pledged Securities, the solicitation of purchasers for Pledged Securities, or the manner of sale of Pledged Securities.
(e) Application of Proceeds. Secured Party shall apply the proceeds of any sale or other disposition of the Collateral under this Paragraph 7 in the following order: first, to the payment of all expenses incurred in retaking, holding, and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Indebtedness); second, toward repayment of amounts expended by Secured Party under Paragraph 8; and third, toward payment of the balance of the Indebtedness in the order and manner specified in the Credit Agreement. Any surplus remaining shall be delivered to Debtor or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Indebtedness in full, Debtor shall remain liable for any deficiency.
Exhibit H – Page 12

(f) Sales on Credit. If Secured Party sells any of the Collateral upon credit, Debtor will be credited only with payments actually made by the purchaser, received by the Secured Party, and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Secured Party may resell the Collateral and Debtor shall be credited with the proceeds of the sale.
8. OTHER RIGHTS OF SECURED PARTY.
(a) Performance. If Debtor fails to keep the Collateral in good repair, working order, and condition, as required by the Loan Documents, or fails to pay when due all Taxes on any of the Collateral in the manner required by the Loan Documents, or fails to preserve the priority of the Security Interest in any of the Collateral, or fails to keep the Collateral insured as required by the Loan Documents, or otherwise fails to perform any of its obligations under the Loan Documents with respect to the Collateral, then Secured Party may, at its option, but without being required to do so, make such repairs, pay such Taxes, prosecute or defend any suits in relation to the Collateral, or insure and keep insured the Collateral in any amount deemed appropriate by Secured Party, or take all other action which Debtor is required, but has failed or refused, to take under the Loan Documents. Any sum which may be expended or paid by Secured Party under this subparagraph (including, without limitation, court costs and reasonable attorneys’ fees) shall bear interest from the dates of expenditure or payment at the Post-Default Rate until paid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall be part of the Indebtedness.
(b) Collection. If an Event of Default exists and upon notice from Secured Party, each Collateral Obligor with respect to any payments on any of the Collateral (including, without limitation, dividends and other Distributions with respect to the Pledged Securities and Partnership Interests, payments on Collateral Notes, insurance proceeds payable by reason of loss or damage to any of the Collateral, or payments or distributions with respect to Deposit Accounts) is hereby authorized and directed by Debtor to make payment directly to Secured Party, regardless of whether Debtor was previously making collections thereon. Subject to Paragraph 8(f) hereof, until such notice is given, Debtor is authorized to retain and expend all payments made on Collateral. If an Event of Default exists, Secured Party shall have the Right in its own name or in the name of Debtor to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Secured Party may determine; to demand, collect, receive, receipt for, sue for, compound, and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Debtor on any notes, acceptances, checks, drafts, money orders, or other evidences of payment on Collateral that may come into the possession of Secured Party; to sign the name of Debtor on any invoice or bill of lading relating to any Collateral, on any drafts against Collateral Obligors or other Persons making payment with respect to Collateral, on assignments and verifications of accounts or other Collateral and on notices to Collateral Obligors making payment with respect to Collateral; to send requests for verification of obligations to any Collateral Obligor; and to do all other acts and things necessary to carry out the intent of this Security Agreement. If an Event of Default exists and any Collateral Obligor fails or refuses to make payment on any Collateral when due, Secured Party is authorized, in its sole discretion, either in its own name or in the name of Debtor, to take such action as Secured Party shall deem appropriate for the collection of any amounts owed with respect to Collateral or upon which a delinquency exists. Regardless of any other provision hereof, however, Secured Party shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatsoever to anyone except Debtor to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Secured Party shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders, or similar matters relating to any Collateral, or for informing Debtor with respect to any of such matters (irrespective of whether Secured Party actually has, or may be deemed to have, knowledge thereof). The receipt of Secured Party to any Collateral Obligor shall be a full and complete release, discharge, and acquittance to such Collateral Obligor, to the extent of any amount so paid to Secured Party.
Exhibit H – Page 13

(c) Proprietary Rights. For purposes of enabling Secured Party to exercise its rights and remedies under this Security Agreement and enabling Secured Party and its successors and assigns to enjoy the full benefits of the Collateral, Debtor hereby grants to Secured Party an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to Debtor) to make, have made, use, sell, import, reproduce, distribute, display and perform publicly, create derivative works, perform by means of digital transmission, license, or sublicense any of the Proprietary Rights. Debtor shall provide Secured Party with reasonable access to all media in which any of the Proprietary Rights may be recorded or stored and all computer programs used for the completion or printout thereof. This license shall also inure to the benefit of all successors, assigns, and transferees of Secured Party. Upon the occurrence of a Event of Default, Secured Party may require that Debtor assign all of its right, title, and interest in and to the Proprietary Rights or any part thereof to Secured Party or such other Person as Secured Party may designate pursuant to documents satisfactory to Secured Party. If no Default or Event of Default exists, Debtor shall have the exclusive, non-transferable right and license to use the Proprietary Rights in the ordinary course of business and the exclusive right to grant to other Persons licenses and sublicenses with respect to the Proprietary Rights for full and fair consideration.
(d) Record Ownership of Securities. If a Default or Event of Default exists, Secured Party at any time may have any Collateral that is Pledged Securities and that is in the possession of Secured Party, or its nominee or nominees, registered in its name, or in the name of its nominee or nominees, as Secured Party; and, as to any Collateral that is Pledged Securities so registered, Secured Party shall execute and deliver (or cause to be executed and delivered) to Debtor all such proxies, powers of attorney, dividend coupons or orders, and other documents as Debtor may reasonably request for the purpose of enabling Debtor to exercise the voting rights and powers which it is entitled to exercise under this Security Agreement or to receive the dividends and other Distributions and payments in respect of such Collateral that is Pledged Securities or proceeds thereof which it is authorized to receive and retain under this Security Agreement.
(e) Voting of Securities. As long as no Default exists, Debtor is entitled to exercise all voting rights pertaining to any Pledged Securities and Partnership Interests; provided, however, that no vote shall be cast or consent, waiver, or ratification given or action taken without the prior written consent of Secured Party which would (x) be inconsistent with or violate any provision of this Security Agreement or any other Loan Document or (y) amend, modify, or waive any term, provision or condition of the certificate of incorporation, bylaws, certificate of formation, or other charter document, or other agreement relating to, evidencing, providing for the issuance of, or securing any Collateral; and provided further that Debtor shall give Secured Party at least five Business Days’ prior written notice in the form of an officers’ certificate of the manner in which it intends to exercise, or the reasons for refraining from exercising, any voting or other consensual rights pertaining to the Collateral or any part thereof which might have a material adverse effect on the value of the Collateral or any part thereof. If an Event of Default exists and if Secured Party elects to exercise such right, the right to vote any Pledged Securities shall be vested exclusively in Secured Party. To this end, Debtor hereby irrevocably constitutes and appoints Secured Party the proxy and attorney-in-fact of Debtor, with full power of substitution, to vote, and to act with respect to, any and all Collateral that is Pledged Securities standing in the name of Debtor or with respect to which Debtor is entitled to vote and act, subject to the understanding that such proxy may not be exercised unless an Event of Default exists. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Indebtedness has been paid and performed in full.
Exhibit H – Page 14

(f) Certain Proceeds. Notwithstanding any contrary provision herein, any and all
(i) dividends, interest, or other Distributions paid or payable other than in cash in respect of, and instruments and other property received, receivable, or otherwise distributed in respect of, or in exchange for, any Collateral;
(ii) dividends, interest, or other Distributions hereafter paid or payable in cash in respect of any Collateral in connection with a partial or total liquidation or dissolution, or in connection with a reduction of capital, capital surplus, or paid-in-surplus;
(iii) cash paid, payable, or otherwise distributed in redemption of, or in exchange for, any Collateral; and
(iv) dividends, interest, or other Distributions paid or payable in violation of the Loan Documents, shall be part of the Collateral hereunder, and shall, if received by Debtor, be held in trust for the benefit of Secured Party, and shall forthwith be delivered to Secured Party (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Debtor in accordance with Secured Party’s instructions) to be held subject to the terms of this Security Agreement. Any cash proceeds of Collateral which come into the possession of Secured Party on and after the occurrence of an Event of Default (including, without limitation, insurance proceeds) may, at Secured Party’s option, be applied in whole or in part to the Indebtedness (to the extent then due), be released in whole or in part to or on the written instructions of Debtor for any general or specific purpose, or be retained in whole or in part by Secured Party as additional Collateral. Any cash Collateral in the possession of Secured Party may be invested by Secured Party in certificates of deposit issued by Secured Party (if Secured Party issues such certificates) or by any state or national bank having combined capital and surplus greater than $100,000,000 with a rating from Moody’s and S&P of P-1 and A-1+, respectively, or in securities issued or guaranteed by the United States of America or any agency thereof. Secured Party shall never be obligated to make any such investment and shall never have any liability to Debtor for any loss which may result therefrom. All interest and other amounts earned from any investment of Collateral may be dealt with by Secured Party in the same manner as other cash Collateral. The provisions of this subparagraph are applicable whether or not a Default or Event of Default exists.
Exhibit H – Page 15

(g) Use and Operation of Collateral. Should any Collateral come into the possession of Secured Party, Secured Party may use or operate such Collateral for the purpose of preserving it or its value pursuant to the order of a court of appropriate jurisdiction or in accordance with any other rights held by Secured Party in respect of such Collateral. Debtor covenants to promptly reimburse and pay to Secured Party, at Secured Party’s request, the amount of all reasonable expenses (including, without limitation, the cost of any insurance and payment of Taxes or other charges) incurred by Secured Party in connection with its custody and preservation of Collateral, and all such expenses, costs, Taxes, and other charges shall bear interest at the Post-Default Rate until repaid and, together with such interest, shall be payable by Debtor to Secured Party upon demand and shall become part of the Indebtedness. However, the risk of accidental loss or damage to, or diminution in value of, Collateral is on Debtor, and Secured Party shall have no liability whatever for failure to obtain or maintain insurance, nor to determine whether any insurance ever in force is adequate as to amount or as to the risks insured. With respect to Collateral that is in the possession of Secured Party, Secured Party shall have no duty to fix or preserve rights against prior parties to such Collateral and shall never be liable for any failure to use diligence to collect any amount payable in respect of such Collateral, but shall be liable only to account to Debtor for what it may actually collect or receive thereon. The provisions of this subparagraph are applicable whether or not an Event of Default exists.
(h) Power of Attorney. Debtor hereby irrevocably constitutes and appoints Secured Party and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the name of Debtor or in its own name, to take after the occurrence and during the continuance of an Event of Default and from time to time thereafter, any and all action and to execute any and all documents and instruments which Secured Party at any time and from time to time deems necessary or desirable to accomplish the purposes of this Security Agreement and, without limiting the generality of the foregoing, Debtor hereby gives Secured Party the power and right on behalf of Debtor and in its own name to do any of the following after the occurrence and during the continuance of an Event of Default and from time to time thereafter, without notice to or the consent of Debtor:
(i) to receive, endorse, and collect any drafts or other instruments or documents in connection with clause (b) above and this clause (i);
(ii) to demand, sue for, collect, or receive, in the name of Debtor or in its own name, any money or property at any time payable or receivable on account of or in exchange for any of the Collateral and, in connection therewith, endorse checks, notes, drafts, acceptances, money orders, documents of title or any other instruments for the payment of money under the Collateral or any policy of insurance;
(iii) to pay or discharge taxes, Liens, or other encumbrances levied or placed on or threatened against the Collateral;
(iv) to notify post office authorities to change the address for delivery of Debtor to an address designated by Secured Party and to receive, open, and dispose of mail addressed to Debtor; and
Exhibit H – Page 16

(v) (A) to direct account debtors and any other parties liable for any payment under any of the Collateral to make payment of any and all monies due and to become due thereunder directly to Secured Party or as Secured Party shall direct; (B) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, proxies, stock powers, verifications, and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suit, action, or proceeding at law or in equity in any court of competent jurisdiction to collect the Collateral or any part thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action, or proceeding brought against Debtor with respect to any Collateral; (F) to settle, compromise, or adjust any suit, action, or proceeding described above and, in connection therewith, to give such discharges or releases as Secured Party may deem appropriate; (G) to exchange any of the Collateral for other property upon any merger, consolidation, reorganization, recapitalization, or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depositary, transfer agent, registrar, or other designated agency upon such terms as Secured Party may determine; (H) to add or release any guarantor, indorser, surety, or other party to any of the Collateral; (I) to renew, extend, or otherwise change the terms and conditions of any of the Collateral; (J) to make, settle, compromise or adjust any claims under or pertaining to any of the Collateral (including claims under any policy of insurance); (K) to execute on behalf of Debtor any financing statements or continuation statements with respect to the Security Interests created hereby, and to do any and all acts and things to protect and preserve the Collateral, including, without limitation, the protection and prosecution of all rights included in the Collateral; and (L) to sell, transfer, pledge, convey, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though Secured Party were the absolute owner thereof for all purposes, and to do, at Secured Party’s option and Debtor’s expense, at any time, or from time to time, all acts and things which Secured Party deems necessary to protect, preserve, maintain, or realize upon the Collateral and Secured Party’s security interest therein.
This power of attorney is a power coupled with an interest and shall be irrevocable. Secured Party shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges, and options expressly or implicitly granted to Secured Party in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. Neither Secured Party nor any Person designated by Secured Party shall be liable for any act or omission or for any error of judgment or any mistake of fact or law. This power of attorney is conferred on Secured Party solely to protect, preserve, maintain, and realize upon its Security Interest in the Collateral. Secured Party shall not be responsible for any decline in the value of the Collateral and shall not be required to take any steps to preserve rights against prior parties or to protect, preserve, or maintain any Lien given to secure the Collateral.
(i) Purchase Money Collateral. To the extent that Secured Party or any Lender has advanced or will advance funds to or for the account of Debtor to enable Debtor to purchase or otherwise acquire rights in Collateral, Secured Party or such Lender, at its option, may pay such funds (i) directly to the Person from whom Debtor will make such purchase or acquire such rights, or (ii) to Debtor, in which case Debtor covenants to promptly pay the same to such Person, and forthwith furnish to Secured Party evidence satisfactory to Secured Party that such payment has been made from the funds so provided.
(j) Subrogation. If any of the Indebtedness is given in renewal or extension or applied toward the payment of indebtedness secured by any Lien, Secured Party shall be, and is hereby, subrogated to all of the rights, titles, interests, and Liens securing the indebtedness so renewed, extended, or paid.
Exhibit H – Page 17

(k) Indemnification. Debtor hereby assumes all liability for the Collateral, for the Security Interest, and for any use, possession, maintenance, and management of, all or any of the Collateral, including, without limitation, any Taxes arising as a result of, or in connection with, the transactions contemplated herein, and agrees to assume liability for, and to indemnify and hold Secured Party and each Lender harmless from and against, any and all claims, causes of action, or liability, for injuries to or deaths of Persons and damage to property, howsoever arising from or incident to such use, possession, maintenance, and management, whether such Persons be agents or employees of Debtor or of third parties, or such damage be to property of Debtor or of others. Debtor agrees to indemnify, save, and hold Secured Party and each Lender harmless from and against, and covenants to defend Secured Party and each Lender against, any and all losses, damages, claims, costs, penalties, liabilities, and expenses (collectively, “Claims”), including, without limitation, court costs and attorneys’ fees, AND ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF SECURED PARTY OR ANY LENDER, OR ANY OF THEIR RESPECTIVE OFFICERS, EMPLOYEES, AGENTS, ADVISORS, EMPLOYEES, OR REPRESENTATIVES, howsoever arising or incurred because of, incident to, or with respect to Collateral or any use, possession, maintenance, or management thereof; provided, however, that the indemnity set forth in this Paragraph 8(l) will not apply to Claims caused by the gross negligence or willful misconduct of Secured Party or any Lender.
(l) Continuing Liability. Notwithstanding anything to the contrary contained in this Security Agreement, (i) Debtor shall remain liable under the contracts, agreements, documents, and instruments included in the Collateral to the extent set forth therein to perform all of its duties and obligation thereunder to the same extent as if this Security Agreement had not been executed, (ii) the exercise by Secured Party of any of its rights or remedies hereunder shall not release Debtor from any of its duties or obligations under the contracts, agreements, documents, and instruments included in the Collateral, and (iii) Secured Party shall not have any indebtedness, liability, or obligation under any of the contracts, agreements, documents, and instruments included in the Collateral by reason of this Security Agreement, and Secured Party shall not be obligated to perform any of the obligations or duties of Debtor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
9. MISCELLANEOUS.
(a) Continuing Security Interest. This Security Agreement creates a continuing security interest in the Collateral and shall (i) remain in full force and effect until the termination of the obligations of Lenders to advance Borrowings or issue Letters of Credit under the Loan Documents, the payment in full of the Indebtedness, and the expiration of all Letters of Credit and all Hedging Agreements issued by any Lender or any Affiliate of any Lender to any Obligor; and (ii) inure to the benefit of and be enforceable by Secured Party, Lenders, and their respective successors, transferees, and assigns. Without limiting the generality of the foregoing clause (ii), Secured Party and Lenders may assign or otherwise transfer any of their respective rights under this Security Agreement to any other Person in accordance with the terms and provisions of Section 12.06 of the Credit Agreement, and to the extent of such assignment or transfer such Person shall thereupon become vested with all the rights and benefits in respect thereof granted herein or otherwise to Secured Party or Lenders, as the case may be. Upon payment in full of the Indebtedness, the termination of the commitment of Lenders to extend credit or issue Letters of Credit under the Loan Documents, and the expiration and termination of all Letters of Credit and Hedging Agreements issued by any Lender or any Affiliate of any Lender to any Obligor, Debtor shall be entitled to the return, upon its request and at its expense, of such of the Collateral as shall not have been sold or otherwise applied pursuant to the terms hereof.
Exhibit H – Page 18

(b) Reference to Miscellaneous Provisions. This Security Agreement is one of the “Loan Documents” referred to in the Credit Agreement, and all provisions relating to Loan Documents set forth in Section 12 of the Credit Agreement, other than the provisions relating to governing law, are incorporated herein by reference, the same as if set forth herein verbatim.
(c) Term. Upon the later of (i) the termination of Lenders’ commitments to fund Loans and issue Letters of Credit under the Credit Agreement and (ii) the full and final payment and performance of the Indebtedness (including expiration of any Hedging Agreements between Debtor and by Lender or its Affiliate), this Security Agreement shall thereafter terminate upon receipt by Secured Party of Debtor’s written notice of such termination; provided that no Collateral Obligor, if any, on any of the Collateral shall ever be obligated to make inquiry as to the termination of this Security Agreement, but shall be fully protected in making payment directly to Secured Party until actual notice of such total payment of the Indebtedness is received by such Collateral Obligor.
(d) Actions Not Releases. The Security Interest and Debtor’s obligations and Secured Party’s rights hereunder shall not be released, diminished, impaired, or adversely affected by the occurrence of any one or more of the following events: (i) the taking or accepting of any other security or assurance for any or all of the Indebtedness; (ii) any release, surrender, exchange, subordination, or loss of any security or assurance at any time existing in connection with any or all of the Indebtedness; (iii) the modification of, amendment to, or waiver of compliance with any terms of any of the other Loan Documents without the notification or consent of Debtor, except as required therein (the right to such notification or consent being herein specifically waived by Debtor); (iv) the insolvency, bankruptcy, or lack of corporate or trust power of any party at any time liable for the payment of any or all of the Indebtedness, whether now existing or hereafter occurring; (v) any renewal, extension, or rearrangement of the payment of any or all of the Indebtedness, either with or without notice to or consent of Debtor, or any adjustment, indulgence, forbearance, or compromise that may be granted or given by Secured Party or any Lender to Debtor; (vi) any neglect, delay, omission, failure, or refusal of Secured Party or any Lender to take or prosecute any action in connection with any other agreement, document, guaranty, or instrument evidencing, securing, or assuring the payment of all or any of the Indebtedness; (vii) any failure of Secured Party or any Lender to notify Debtor of any renewal, extension, or assignment of the Indebtedness or any part thereof, or the release of any Collateral or other security, or of any other action taken or refrained from being taken by Secured Party or any Lender against Debtor or any new agreement between or among Secured Party or one or more Lenders and Debtor, it being understood that except as expressly provided herein, neither Secured Party nor any Lender shall be required to give Debtor any notice of any kind under any circumstances whatsoever with respect to or in connection with the Indebtedness, including, without limitation, notice of acceptance of this Security Agreement or any Collateral ever delivered to or for the account of Secured Party hereunder; (viii) the illegality, invalidity, or unenforceability of all or any part of the Indebtedness against any party obligated with respect thereto by reason of the fact that the Indebtedness, or the interest paid or payable with respect thereto, exceeds the amount permitted by law, the act of creating the Indebtedness, or any part thereof, is ultra vires, or the officers, partners, or trustees creating same acted in excess of their authority, or for any other reason; or (ix) if any payment by any party obligated with respect thereto is held to constitute a preference under applicable laws or for any other reason Secured Party or any Lender is required to refund such payment or pay the amount thereof to someone else.
(e) Waivers. Except to the extent expressly otherwise provided herein or in other Loan Documents and to the fullest extent permitted by applicable law, Debtor waives (i) any right to require Secured Party or any Lender to proceed against any other Person, to exhaust its rights in Collateral, or to pursue any other right which Secured Party or any Lender may have; (ii) with respect to the Indebtedness, presentment and demand for payment, protest, notice of protest and nonpayment, and notice of the intention to accelerate; and (iii) all rights of marshaling in respect of any and all of the Collateral.
Exhibit H – Page 19

(f) Financing Statement; Authorization. Secured Party shall be entitled at any time to file this Security Agreement or a carbon, photographic, or other reproduction of this Security Agreement, as a financing statement, but the failure of Secured Party to do so shall not impair the validity or enforceability of this Security Agreement. Debtor hereby irrevocably authorizes Secured Party at any time and from time to time to file in any UCC jurisdiction any initial financing statements and amendments thereto (without the requirement for Debtor’s signature thereon) that (i) describe the Collateral (A) as “all assets of Debtor” or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contain any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Debtor is an organization, the type of organization, and any organization identification number issued to Debtor. Debtor agrees to furnish any such information to Secured Party promptly upon request.
(g) Amendments. This Security Agreement may be amended only by an instrument in writing executed jointly by Debtor and Secured Party, and supplemented only by documents delivered or to be delivered in accordance with the express terms hereof.
(h) Multiple Counterparts. This Security Agreement has been executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Security Agreement, it shall not be necessary to produce or account for more than one such counterpart. Signatures transmitted by facsimile shall be binding and deemed original until such original signatures are received from the parties hereto by the Secured Party.
(i) Parties Bound; Assignment. This Security Agreement shall be binding on Debtor and Debtor’s heirs, legal representatives, successors, and assigns and shall inure to the benefit of Secured Party and Secured Party’s successors and assigns.
(i) Secured Party is the administrative agent for each Lender under the Credit Agreement, the Security Interest and all rights granted to Secured Party hereunder or in connection herewith are for the ratable benefit of each Lender, and Secured Party may, without the joinder of any Lender, exercise any and all rights in favor of Secured Party or Lenders hereunder, including, without limitation, conducting any foreclosure sales hereunder, and executing full or partial releases hereof, amendments or modifications hereto, or consents or waivers hereunder. The rights of each Lender vis-a-vis Secured Party and each other Lender may be subject to one or more separate agreements between or among such parties, but Debtor need not inquire about any such agreement or be subject to any terms thereof unless Debtor specifically joins therein; and consequently, neither Debtor nor Debtor’s heirs, personal representatives, successors, and assigns shall be entitled to any benefits or provisions of any such separate agreements or be entitled to rely upon or raise as a defense, in any manner whatsoever, the failure or refusal of any party thereto to comply with the provisions thereof.
Exhibit H – Page 20

(ii) Debtor may not, without the prior written consent of Secured Party, assign any rights, duties, or obligations hereunder.
(j) GOVERNING LAW . THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THIS SECURITY AGREEMENT, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA, SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THIS SECURITY AGREEMENT AND ALL OF THE OTHER LOAN DOCUMENTS.
Remainder of Page Intentionally Blank.
Signature Page to Follow.
Exhibit H – Page 21

EXECUTED as of the date first stated in this Pledge, Assignment, and Security Agreement.

as DEBTOR
Exhibit H — Pledge, Assignment and Security Agreement
Signature Page

ANNEX A TO SECURITY AGREEMENT
DEBTOR INFORMATION AND LOCATION OF COLLATERAL
(TO BE PROVIDED BY BORROWER)

A. Exact Legal Name of Debtor:
B. Mailing Address of Debtor:

C. Type of Entity:
D. Jurisdiction of Organization:
E. State Issued Organizational Identification Number:
Exhibit H — Annex A to Security Agreement

ANNEX B TO SECURITY AGREEMENT
COLLATERAL DESCRIPTIONS
(TO BE PROVIDED BY BORROWER)
A. Collateral Notes and Collateral Note Security:
B. Pledged Shares:
C. Partnership Interests:
D. Material Agreements:
Exhibit H — Annex B to Security Agreement

ANNEX C TO SECURITY AGREEMENT
STATUTORY, CONTRACTUAL, OR OTHER RESTRICTIONS GOVERNING THE TRANSFER,
OWNERSHIP, OR CONTROL OF THE PARTNERSHIP INTERESTS
(TO BE PROVIDED BY BORROWER)
Exhibit H — Annex C to Security Agreement

ANNEX D TO SECURITY AGREEMENT
ACKNOWLEDGMENT OF PLEDGE

PARTNERSHIP:	INTEREST OWNER:

BY THIS ACKNOWLEDGMENT OF PLEDGE, dated as of      , 20     ,            (the “Partnership”) hereby acknowledges the pledge in favor of Wachovia Bank, National Association (“Pledgee”), in its capacity as Administrative Agent for certain Lenders and as Secured Party under that certain Pledge, Assignment, and Security Agreement dated as of           ,            (as amended, modified, supplemented, or restated from time to time, the “Security Agreement”), against, and a security interest in favor of Pledgee in, all of           ’s (the “Interest Owner”) rights in connection with any partnership interest in the Partnership now and hereafter owned by the Interest Owner (“Partnership Interest”).
A. Pledge Records. The Partnership has identified Pledgee’s interest in all of the Interest Owner’s Right, title, and interest in and to all of the Interest Owner’s Partnership Interest as subject to a pledge and security interest in favor of Pledgee in the Partnership Records.
B. Partnership Distributions, Accounts, and Correspondence. The Partnership hereby acknowledges that (i) all proceeds, distributions, and other amounts payable to the Interest Owner, including, without limitation, upon the termination, liquidation, and dissolution of the Partnership shall be paid and remitted to the Pledgee upon demand, (ii) all funds in deposit accounts shall be held for the benefit of Pledgee, and (iii) all future correspondence, accountings of distributions, and tax returns of the Partnership shall be provided to the Pledgee. The Partnership acknowledges and accepts such direction and hereby agrees that it shall, upon the written demand by the Administrative Agent, pay directly to the Administrative Agent at such address any and all distributions, income, and cash flow arising from the Partnership Interests whether payable in cash, property or otherwise, subject to and in accordance with the terms and conditions of the Partnership. The Pledgee may from time to time notify the Partnership of any change of address to which such amounts are to be paid.
Remainder of Page Intentionally Blank.
Signature Page to Follow.
Annex D to Security Agreement

EXECUTED as of the date first stated in this Acknowledgment of Pledge.

By:
Name:
Title:

[PARTNERSHIP]

By:
Name:	As General Partner
Title:

Exhibit H — Annex D to Security Agreement

EXHIBIT I
FORM OF HEDGING COMPLIANCE REPORT
(Attached)
Exhibit I — Page 1

SCHEDULE 7.03
LITIGATION
None.
SCHEDULE 7.03 TO CREDIT AGREEMENT — Page 1

SCHEDULE 7.10
OWNERSHIP REPORT
SCHEDULE 7.10 TO CREDIT AGREEMENT Page 1

SCHEDULE 7.14
PARTNERSHIP INTERESTS

		Well		GP as	Atlas Total
Progam #	Program Name	Count	GP%	LP%	Interest	GP
19	VIKING RESOURCES 1999 LP	22	25.00%	0.00%	25.00%	Viking Resources LLC
21	VIKING 89 CANTON	4	63.50%	0.00%	63.50%	Viking Resources LLC
22	VIKING 1990-2 ACCREDITED ONLY	4	54.85%	0.00%	54.85%	Viking Resources LLC
23	VIKING RESOURCES 1991-1	8	60.79%	2.31%	63.10%	Viking Resources LLC
24	1991 VIKING RESOURCES LTD.PSHP	14	35.32%	0.86%	36.18%	Viking Resources LLC
25	1991 BRYAN JOINT VENTURE	2	30.00%	0.00%	30.00%	Viking Resources LLC
26	1992 VIKING RESOURCES LTD.PSHP	6	35.26%	2.00%	37.27%	Viking Resources LLC
27	1992-2 VIKING RESOURCES	3	30.68%	1.37%	32.05%	Viking Resources LLC
28	1993 VIKING RESOURCES LTD.PSHP	9	30.93%	2.70%	33.63%	Viking Resources LLC
29	1994 VIKING RESOURCES LTD.PSHP	33	30.00%	1.07%	31.07%	Viking Resources LLC
30	1995 VIKING RESOURCES LTD.PSHP	48	30.00%	3.25%	33.25%	Viking Resources LLC
31	1996 VIKING RESOURCES LTD.PSHP	51	30.00%	0.00%	30.00%	Viking Resources LLC
32	1997 VIKING RESOURCES LTD.PSHP	45	30.00%	0.18%	30.18%	Viking Resources LLC
33	1998 VIKING RESOURCES LTD.PSHP	31	25.00%	0.00%	25.00%	Viking Resources LLC
100040	CMSV/RAI 1989 DRILLING PROGRAM	14	20.00%	65.86%	85.86%	Resource Energy LLC
100043	CMSV/RAI 1990 NATURAL GAS DEVL	10	20.00%	45.84%	65.84%	Resource Energy LLC
100058	DALTON ASSOCIATES	1	28.00%	50.31%	78.31%	Resource Energy LLC
100061	ROYAL ASSOCIATES	1	7.50%	66.77%	74.27%	Resource Energy LLC
100062	WOOSTER ASSOCIATES	1	24.10%	31.70%	55.80%	Resource Energy LLC
100071	ATWOOD YIELD PLUS	41	1.00%	62.23%	63.23%	Resource Energy LLC
100072	ATWOOD YIELD PLUS II	3	1.00%	59.40%	60.40%	Resource Energy LLC
100073	ATWOOD YIELD PLUS III	27	1.00%	44.18%	45.18%	Resource Energy LLC
100074	ATWOOD YIELD PLUS IV	35	1.00%	44.51%	45.51%	Resource Energy LLC
100075	ATWOOD YIELD PLUS V	11	1.00%	59.23%	60.23%	Resource Energy LLC
100076	BRIGHTON INCOME PARTNERSHIP	24	50.00%	0.00%	50.00%	Resource Energy LLC
100077	BRIGHTON/LEVENGOOD DRILLING	8	10.00%	51.43%	61.43%	Resource Energy LLC
100079	DOVER-ATWOOD 1993 DRLNG PROG	79	15.15%	0.00%	15.15%	Resource Energy LLC
100081	EAST OHIO GAS DRILLING	2	1.00%	59.77%	60.77%	Resource Energy LLC
100083	LEVENGOOD INDUSTRIAL	20	1.00%	32.35%	33.35%	Resource Energy LLC

		Well		GP as	Atlas Total
Progam #	Program Name	Count	GP%	LP%	Interest	GP
100084	TWC YIELD PLUS 1991	30	1.00%	36.52%	37.52%	Resource Energy LLC
100804	TRIANGLE ENERGY ASSOC. 1984	6	1.00%	68.51%	69.51%	Resource Energy LLC
100810	LANGASCO OHIO DRLG PTRS 1985	4	1.00%	78.89%	79.89%	Resource Energy LLC
100812	TRIANGLE ENERGY ASSOC. 1985	5	1.00%	82.12%	83.12%	Resource Energy LLC
100813	SCH JOINT VENTURE	15	73.33%	0.00%	73.33%	Resource Energy LLC
100814	LANGASCO OHIO DRLG PTRS 1986	4	1.00%	60.23%	61.23%	Resource Energy LLC
100815	LANGASCO ROY INCOME PTRS 1986	64	1.00%	91.48%	92.48%	Resource Energy LLC
100852	TD ENERGY ASSOCIATES 1983	3	1.43%	67.28%	68.71%	Resource Energy LLC
100855	TD/TRIANGLE ENERGY ASSOCIATES	1	2.35%	77.53%	79.88%	Resource Energy LLC
100856	CLINCHER ENERGY ASSOC 1986	4	2.00%	87.31%	89.31%	Resource Energy LLC
100945	Atlas America Public #15-2006 (B)	0	34.22%	0.00%	34.22%	Atlas Resources LLC
100946	Atlas America Public #15-2005 (A)	159	36.07%	0.00%	36.07%	Atlas Resources LLC
100947	Atlas America Series #26	138	38.31%	0.00%	38.31%	Atlas Resources LLC
100948	Atlas America Public #14-2005 (A)	339	35.00%	0.00%	35.00%	Atlas Resources LLC
100949	Atlas America Public #14-2004	262	35.00%	0.00%	35.00%	Atlas Resources LLC
SCHEDULE 7.14 TO CREDIT AGREEMENT                                         Page 1

		Well		GP as	AtlasTotal
Progam #	Program Name	Count	GP%	LP%	Interest	GP
100951	ATLAS LP #1 - 1985	7	16.00%	5.25%	21.25%	Atlas Resources LLC
100952	ATLAS ENERGY PARTNERS LP-1986	7	16.00%	4.98%	20.98%	Atlas Resources LLC
100953	ATLAS ENERGY PARTNERS LP-1987	9	22.38%	2.69%	25.07%	Atlas Resources LLC
100954	ATLAS ENERGY PARTNERS LP-1988	9	24.36%	1.53%	25.89%	Atlas Resources LLC
100955	ATLAS ENERGY PARTNERS LP-1989	9	18.00%	7.44%	25.44%	Atlas Resources LLC
100956	ATLAS ENERGY PARTNERS LP-1990	12	25.00%	3.16%	28.16%	Atlas Resources LLC
100957	ATLAS ENERGY NINETIES - 10	11	25.00%	5.54%	30.54%	Atlas Resources LLC
100958	ATLAS ENERGY NINETIES - 11	14	30.00%	10.51%	40.51%	Atlas Resources LLC
100959	Atlas America Series #25A	137	35.00%	0.00%	35.00%	Atlas Resources LLC
100960	ATLAS ENERGY PARTNERS LP-1991	12	25.00%	1.62%	26.62%	Atlas Resources LLC
100961	ATLAS AMERICA SERIES 21-A	66	33.83%	0.00%	33.83%	Atlas Resources LLC
100962	ATLAS AMERICA SERIES 21-B	89	34.00%	0.21%	34.21%	Atlas Resources LLC
100963	ATLAS ENERGY NINETIES - 12	14	30.00%	3.56%	33.56%	Atlas Resources LLC
100964	ATLAS ENERGY NINETIES — JV 92	52	33.00%	3.11%	36.11%	Atlas Resources LLC
100965	ATLAS ENERGY PARTNERS LP-1992	6	25.00%	3.13%	28.13%	Atlas Resources LLC
100966	ATLAS AMERICA SER 22-2002 LTD	51	32.53%	0.03%	32.56%	Atlas Resources LLC
100967	ATLAS ENERGY NINETIES-PUBLIC 1	13	24.00%	3.73%	27.73%	Atlas Resources LLC
100968	ATLAS ENERGY NINETIES-1993 LTD	16	30.00%	2.54%	32.54%	Atlas Resources LLC
100969	ATLAS ENERGY PARTNERS LP-1993	8	25.00%	4.02%	29.02%	Atlas Resources LLC
100970	ATLAS ENERGY NINETIES-PUBLIC 2	13	24.00%	0.68%	24.68%	Atlas Resources LLC
100971	ATLAS ENERGY NINETIES - 14	50	33.00%	3.57%	36.57%	Atlas Resources LLC
100972	ATLAS ENERGY PARTNERS LP-1994	11	25.00%	2.10%	27.10%	Atlas Resources LLC
100973	ATLAS ENERGY NINETIES-PUBLIC 3	25	25.00%	1.12%	26.12%	Atlas Resources LLC

		Well		GP as	AtlasTotal
Progam #	Program Name	Count	GP%	LP%	Interest	GP
100974	ATLAS ENERGY NINETIES - 15	58	30.00%	0.66%	30.66%	Atlas Resources LLC
100975	Atlas America Series #23	47	32.00%	0.00%	32.00%	Atlas Resources LLC
100976	Atlas America Public #11	167	35.00%	0.02%	35.02%	Atlas Resources LLC
100977	ATLAS ENERGY PARTNERS LP-1995	6	25.00%	0.00%	25.00%	Atlas Resources LLC
100978	ATLAS ENERGY NINETIES-PUBLIC 4	32	25.00%	0.88%	25.88%	Atlas Resources LLC
100979	ATLAS ENERGY NINETIES - 16	49	21.50%	2.37%	23.87%	Atlas Resources LLC
100980	ATLAS ENERGY PARTNERS LP-1996	13	25.00%	0.00%	25.00%	Atlas Resources LLC
100981	ATLAS ENERGY NINETIES-PUBLIC 5	33	25.00%	1.53%	26.53%	Atlas Resources LLC
100982	ATLAS ENERGY NINETIES - 17	46	26.50%	0.42%	26.92%	Atlas Resources LLC
100983	ATLAS ENERGY PARTNERS LP-1997	6	25.00%	0.00%	25.00%	Atlas Resources LLC
100984	ATLAS ENERGY NINETIES-PUBLIC 6	55	25.00%	0.36%	25.36%	Atlas Resources LLC
100985	ATLAS ENERGY NINETIES - 18	63	31.50%	0.18%	31.68%	Atlas Resources LLC
100986	ATLAS ENERGY PARTNERS LP-1998	19	25.00%	0.00%	25.00%	Atlas Resources LLC
100988	ATLAS ENERGY NINETIES - 19	81	31.50%	0.22%	31.72%	Atlas Resources LLC
100989	ATLAS ENERGY — PUBLIC #7	62	31.00%	0.39%	31.39%	Atlas Resources LLC
100990	Atlas America Series #24A	75	32.63%	0.00%	32.63%	Atlas Resources LLC
100991	Atlas America Series #24B	119	33.22%	0.00%	33.22%	Atlas Resources LLC
100992	Atlas America Public #12	221	35.00%	0.13%	35.13%	Atlas Resources LLC
100993	Atlas America Series #25B	171	35.00%	0.00%	35.00%	Atlas Resources LLC
100994	ATLAS ENERGY PUBLIC #8	58	29.00%	1.15%	30.15%	Atlas Resources LLC
100995	ATLAS ENERGY 1999	5	25.00%	0.00%	25.00%	Atlas Resources LLC
100996	ATLAS AMERICA PUBLIC 9 LTD	82	29.00%	0.09%	29.09%	Atlas Resources LLC
100997	ATLAS AMERICA SERIES 20 LTD	104	27.00%	0.02%	27.02%	Atlas Resources LLC
100998	ATLAS AMERICA PUBLIC 10 LTD	107	32.00%	0.07%	32.07%	Atlas Resources LLC
SCHEDULE 7.14 TO CREDIT AGREEMENT                                          Page 2

SCHEDULE 7.15
SUBSIDIARY INTERESTS

Number of
		Number of	Issued
Subsidiary	100% Owner	Authorized Shares	Shares
Atlas America, LLC	Borrower	N/A	N/A
Atlas Noble, LLC	Borrower	N/A	N/A
Resource Energy, LLC	Borrower	N/A	N/A
REI-NY, LLC	Resource Energy, LLC	N/A	N/A
Resource Well Services, LLC	Resource Energy, LLC	N/A	N/A
Viking Resources, LLC	Borrower	N/A	N/A
AIC, LLC	Borrower	N/A	N/A
Anthem Securities, Inc.[1]	AIC, LLC	500	500
Atlas Energy Ohio, LLC	AIC, LLC	N/A	N/A
Atlas Resources, LLC	AIC, LLC	N/A	N/A
AER Pipeline Construction, Inc.	Borrower	1,000	1,000

[1]	Not a Guarantor and securities not pledged hereunder.
SCHEDULE 7.15 TO CREDIT AGREEMENT                                          Page 1

SCHEDULE 7.20
INSURANCE

Coverage Type	Policy Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
Worker’s Compensation	1063995-3	NY State Insurance Fund	Statutory Employer’s Liability	NY Unlimited		9/18/2007
Disability Insurance	DBL511575-4	NY State Insurance Fund	Disability Benefits	NY - Statutory		6/15/2007
Worker’s Compensation	WC2-641-436089-016	Liberty Mutual Insurance Co	Statutory	PA AZ, KS, NC		2/6/2007
				MD, OK, TN,
			Employer’s Liability	DE, SC
			Bodily Injury by Accident
			each accident	$1,000,000
			policy limit	$1,000,000
			Bodily Injury by Disease	$1,000,000
Automobile	73200463	Federal Insurance Co.				3/1/2007
			Bodily Injury & Property	$1,000,000
			Damage combined single limit
			of liability
			Hired & Non- Owned Liability	$1,000,000
			Uninsured Motorists
			OH	$25,000
			PA & NY	$50,000
			TN	$60,000
			Applies only to employees
			driving a company owned
			vehicle within the scope of
			their employment.
SCHEDULE 7.20 TO CREDIT AGREEMENT                                          Page 1

Coverage Type	Policy Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
Automobile (continued)	73200463	Federal Insurance Co.	Under Insured Motorists
			OH	$25,000
			PA & NY	$50,000
			TN	$60,000
			Physical Damage
			Valuation: Actual Cash
			Value
			Comprehensive Perils		$1,000
			Collision		$1,000
			Towing & Labor
			Hired Automobile
			Physical Damage
			Comprehensive Perils - $30,000		$1,000
			Collision - $40,000		$1,000
			ATV Deductible		$500
			Snowmobile Deductible		$100
Commercial Package	3710-6326	Federal Insurance Co.	Commercial Property Section			3/1/2007
			Chubb Broad Form
			(equivalent to Special
			Cause of Loss form)
			Valuation: Replacement
			Cost
			Agreed Amount
			Coinsurance -None
			Blanket Building,	$5,406,000	$1,000
			Contents &
			Improvements &
			Betterments
			Electronic Data	819,194	$1,000
			Processing Property
			Blanket Extra Expense	$250,000	None
			Valuable Papers
			Limit varies by location	$25,000-$100,000
			Pollutant Clean-up at a	$25,000	None
			scheduled location due
			to a covered cause of
			loss
SCHEDULE 7.20 TO CREDIT AGREEMENT            Page 2

	Policy
Coverage Type	Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
Commercial Package	3710-6326	Federal Insurance Co.	Commercial General Liability Section			3/1/2007
Continued			Bodily Injury & Property		$2,500
			Damage combined
			single limit of liability		Bodily Injury &
					Property Damage Per
					Occurrence
			Per Occurrence	$1,000,000
			General Aggregate	$2,000,000
			Products/Completed	$1,000,000
			Operations Aggregate
			Personal/Advertising	$1,000,000
			Injury
			Fire Legal Liability	$250,000
			Medical Expense
			Stop Gap Employer’s	$1,000,000	$1,000
			Liability - Ohio
			Employee Benefits	$1,000,000	$1,000
			Liability
			Claims Made
			Underground Resources &
			Equipment Aggregate	$1,000,000
			Premises/Operations;
			Products/Completed
			Operations; XCU
			Equipment Floater Section
			Scheduled Equipment	$7,313,141
			All Risk, including
			breakdown for compressor
			engines.

	Policy
Coverage Type	Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
			Coinsurance: 80%
			Actual Cash Value
			Mobile Equipment of	$100,000
			Others
			Rental Expense	$25,000
			Employees’ Tools &	$10,000
			Clothing
			Schedule of Deductibles
			Mechanical Breakdown of	$25,000
			Compressors
			All other causes - 5%
			per occurrence subject
			to a $5,000 minimum and
			$25,000 maximum
SCHEDULE 7.20 TO CREDIT AGREEMENT                                          Page 3

	Policy
Coverage Type	Number	Insurance Carrier	Coverage Description	Limit	Deductible		Exp. Date
			Schedule of
			Deductibles
			(continued)
			Radio Stations,	$1,000
			2-ways, Tower,
			Mast, tools
			Extra Expense	$5,000
			Oil & Gas Lease	$174,000	1,000
			Property Form
			Scheduled Disposal
			Wells (2)
Pollution	37250307	Federal	Bodily Injury and
			Property Damage
Liability		Insurance Co.	combined
			single limit per	$1,000,000	$10,000
			pollution incident
			Policy Aggregate	$1,000,000
			Sub limit
			On-site pollution	$100,000	$10,000
			clean-up
			Per pollution incident
Commercial	7972-09-63	Federal	Underlying policies				3/1/2007
			include:
Umbrella		Insurance Co.	Employers Liability;
			General
			Liability;
			Automobile Liability;
			Pollution Liability
			Following form on
			excess liability
			section
			Per Occurrence	$25,000,000	$10,000	*
			Policy Aggregate	$25,000,000
			Pollution Sublimit	$10,000,000
			*Self-Insured Retention

	Policy
Coverage Type	Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
Commercial	G22036683001	Westchester	Underlying policy	$24,000,000	Excess of	3/1/2007
Excess		Surplus	Federal Insurance Co.		$26,000,000
			Umbrella Policy
Liability		Lines Insurance Co.	Excess General
			Liability only -
			following form
			Operations of Atlas
			America Inc. as
			respects
			Atlas Resources Inc. /
			drilling partnerships
Commercial	4927027	National Union	Dishonesty by	$1,000,000	$2,500	6/30/2007
			employees Including
Crime		Fire Insurance Co.	ERISA Endorsement
SCHEDULE 7.20 TO CREDIT AGREEMENT                                          Page 4

	Policy
Coverage Type	Number	Insurance Carrier	Coverage Description	Limit	Deductible	Exp. Date
1st Layer	6728569	National Union	Limit of Liability	$10,000,000	$250,000*	6/30/2007
Directors & Officers Liability		Fire Insurance Co.	*Corporate Reimbursement
			Continuity Date: 9/27/2000
			SEC Claims Retention		$350,000
2nd Layer Directors & Officers Liability		XL Specialty	Limit of Liability		Excess of National
	ELU089358-06	Insurance Co.	Following Form	$10,000,000	Union	6/30/2007
Employment	RNN15248-	Fireman’s Fund	Employment Practices	5,000,000	50,000	6/30/2007
			Liability
Practices Liability	01-2006	Insurance Co.	Per claim limit
			Aggregate Limit each policy	5,000,000
			period
			Pending & Prior Litigation:
			8/15/2003
SCHEDULE 7.20 TO CREDIT AGREEMENT                                          Page 5

SCHEDULE 7.21
HEDGING AGREEMENTS

		AAI INC Financial hedges:
				Monthly
				Contracted
Deal ref #	Execution date	Counterparty	Delivery Pt.	Volume	Price	Period
1264210	10/27/2005	Wachovia Bank	NYMEX	340,000	$10.760	Apr 1, ‘06 - Mar 31,’07
1264211	10/27/2005	Wachovia Bank	NYMEX	200,000	$8.40	Apr 1, ‘07 - Dec 31,’08
1268446	11/2/2005	Wachovia Bank	NYMEX	400,000	$8.40	Apr 1, ‘07 - Dec 31,’08
1322095	1/12/2006	Wachovia Bank	NYMEX	210,000	$9.36	Apr 1, ‘07 - Dec 31,’08
1396179	3/22/2006	Wachovia Bank	NYMEX	410,000	$9.00	Apr 1, ‘07 - Dec 31,’07
1396180	3/22/2006	Wachovia Bank	NYMEX	410,000	$8.95	Jan - Dec 2008
1396182	3/22/2006	Wachovia Bank	NYMEX	410,000	$8.35	Jan - Dec 2009
1424477	4/20/2006	Wachovia Bank	NYMEX	400,000	$8.87	Jan - Dec 2009
1520697	7/25/2006	Wachovia Bank	NYMEX	150,000	$10.02	Nov - Mar2006/7
167118	10/6/2006	Key Bank	NYMEX	150,000	$7.88	Jan - Dec 2007
167120	10/6/2006	Key Bank	NYMEX	130,000	$8.17	Jan - Dec 2008
167121	10/6/2006	Key Bank	NYMEX	250,000	$7.79	Jan - Dec 2009
1597061	10/6/2006	Wachovia Bank	NYMEX	250,000	$7.85	Jan - Dec 2009
1604188	10/13/2006	Wachovia Bank	NYMEX	100,000	$7.46	Jan - Dec 2010
1604189	10/13/2006	Wachovia Bank	NYMEX	100,000	$7.45	Jan - Dec 2010
1597063	10/6/2006	Wachovia Bank	NYMEX	150,000	$7.50X$8.60	Jan - Dec 2007
1597068	10/6/2006	Wachovia Bank	NYMEX	130,000	$7.50X$9.40	Jan - Dec 2008
SCHEDULE 7.21 TO CREDIT AGREEMENT                                          Page 1

SCHEDULE 7.23
MATERIAL AGREEMENTS
1. Omnibus Agreement, dated February 2, 2000, among Atlas America, Inc., Resource Energy, Inc., Viking Resources Corporation, Atlas Pipeline Operating Partnership, L.P. and Atlas Pipeline Partners, L.P.
2. Amendment and Joinder to Omnibus Agreement, dated December 18, 2006, among Atlas Pipeline Partners, L.P., Atlas Pipeline Operating Partnership, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources LLC, Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC.
3. Master Natural Gas Gathering Agreement, dated February 2, 2000, among Atlas America, Inc., Resource Energy, Inc., Viking Resources Corporation, Atlas Pipeline Operating Partnership, L.P. and Atlas Pipeline Partners, L.P.
4. Amendment dated October 25, 2005 among Atlas America, Inc., Atlas Pipeline Operating Partnership, L.P., Atlas Pipeline Partners, L.P., Atlas Resources, Inc., Atlas Noble Corp., Resource Energy, Inc. and Viking Resources Corporation.
5. Amendment and Joinder to Gas Gathering Agreements, dated December 18, 2006, among Atlas Pipeline Operating Partnership, L.P., Atlas Pipeline Partners, L.P., Atlas America, Inc., Resource Energy, LLC, Viking Resources, LLC, Atlas Noble, LLC, Atlas Resources, LLC, Atlas America, LLC, Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC.
6. Contribution, Conveyance and Assumption Agreement, dated December 18, 2006, among Atlas America, Inc., Atlas Energy Resources, LLC and Atlas Energy Operating Company, LLC.
7. Management Agreement, dated December 18, 2006, among Atlas Energy Resources, LLC, Atlas Energy Operating Company, LLC and Atlas Energy Management, Inc.
8. Drilling and Operating Agreement, dated September 15, 2004, between Atlas America, Inc. (PA) and Knox Energy, LLC.
9. Gas Purchase Agreement, dated March 31, 1999, between Northeast Ohio Gas Marketing, Inc. and Resource Energy, Inc., as amended by Amendment, dated February 1, 2001, among FirstEnergy Solutions Corp., Atlas Energy Group, Inc. and Resource Energy, Inc., and by Second Amendment, dated July 16, 2003, among FirstEnergy Solutions Corp., Atlas Energy Group, Inc. and Resource Energy, Inc., and by Assignment and Novation, dated April 1, 2005, among FirstEnergy Solutions Corp., Amerada Hess Corporation and the other parties named therein.
SCHEDULE 7.23 TO CREDIT AGREEMENT                                          Page 1

SCHEDULE 7.24
GAS IMBALANCES
None.
SCHEDULE 7.24 TO CREDIT AGREEMENT                                          Page 1

SCHEDULE 9.01
DEBT
None.
SCHEDULE 9.01 TO CREDIT AGREEMENT                                         Page 1